As filed with the U.S. Securities and Exchange Commission on May 12, 2026.

Registration No. 333-[  ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tidewise Acquisition Corporation

(Exact name of Registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	N/A (I.R.S. Employer Identification Number)

26 Broadway, Suite 934,

New York, NY 10004,

+1 332-241-1445

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.

122 East 42nd Street, 18th Floor

New York, NY 10168

+1 800-221-0102

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jasmine.M Li, Esq. Jingtian NY LLP 1185 Avenue of the Americas, Floor 3 New York, NY 10036 (929) 635-0002	Shane Wu, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 26th Floor New York, NY 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED, MAY 12, 2026

$75,000,000

Tidewise Acquisition Corporation

7,500,000 Units

Tidewise Acquisition Corporation is a blank check company newly incorporated as a Cayman Islands exempted company with limited liability for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to throughout this prospectus as our initial business combination. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region. However, we will not consummate our initial business combination with an entity or business with China operations consolidated through a variable interest entity (“VIE”) structure, nor do we currently intend to consummate our initial business combination with a target whose primary operations are in the PRC. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with our company.

This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one ordinary share and one right to receive one-fifth (1/5) of an ordinary share upon the consummation of an initial business combination, as described in more detail below, which we refer to throughout this prospectus as the “Public Rights”. Each five rights will entitle the holder thereof to receive one ordinary share at the closing of an initial business combination. We will not issue fractional ordinary shares. As a result, you must hold rights in multiples of five in order to receive shares for all of your rights upon closing of an initial business combination. We have also granted the underwriters a 45-day option from the date of this prospectus to purchase up to an additional 1,125,000 units to cover over-allotments, if any.

We will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below calculated as of two business days prior to the completion of our initial business combination, including interest (net of taxes paid or payable, if any), divided by the number of then issued and outstanding ordinary shares that were sold as part of the units in this offering, which we refer to collectively as our public shares. Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent, as described in more detail in this prospectus. See “Summary - The Offering - Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote.” Our public shareholders will be permitted to redeem their shares regardless of whether they abstain, vote for, vote against, or vote at all with respect to the proposed business combination. We will have up to twenty-four (24) months to consummate an initial business combination from the closing of this offering, which period may be extended, at our election, up to two times for an additional three months each, for a total of up to thirty (30) months. Our sponsor, Tidewise Capital Corporation, a British Virgin Islands business company with limited liability (which we refer to as our “Sponsor” throughout this prospectus), shall deposit additional funds into the trust account for each three-month extension. The amount to be placed in the trust account to support the extensions will be determined by negotiations between us and the representative of the underwriters. We refer to the time period we have to complete an initial business combination, as it may be extended as described above, as the “completion window.” If we have not completed our initial business combination within the completion window, we will redeem 100% of the issued and outstanding public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law and as further described herein.

Our sponsor, has committed to purchase an aggregate of 203,750 units (or 217,813 units if the over-allotment option is exercised in full), at a price of $10.00 per unit for a total price of $2,037,500 (or $2,178,130 if the over-allotment option is exercised in full) in a private placement that will close simultaneously with the closing of this offering (the “Private Units”). Each private unit will consist of one ordinary share and one right to receive one-fifth (1/5) of an ordinary share upon the consummation of an initial business combination. We refer to the shares included in the Private Units throughout this prospectus as the “private shares” and the rights included in the Private Units as the “private rights.” The Private Units are identical to the units sold in this offering, subject to certain limited exceptions as described in this prospectus.

Our sponsor currently holds 3,354,167 ordinary shares (which were purchased for $25,000 and which we refer to as “Founder Shares”), up to 437,500 of which are subject to surrender and forfeiture by certain of our initial shareholders depending on the extent to which the underwriters’ over-allotment option is exercised. Because our sponsor acquired the Founder Shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the rights included in the units. If we increase or decrease the size of this offering, we will effect a share dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to the Founder Shares immediately prior to the consummation of this offering in such amount as to maintain the number of Founder Shares at 28% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the ordinary shares underlying the Private Units and the Representative Shares and assuming the sponsor does not purchase units in this offering), with any such change in the number of Founder Shares to be allocated to our sponsor. See “Risk Factors - General Risks - Our sponsor paid a nominal price for the Founder Shares and, accordingly, you will experience immediate and substantial dilution upon the purchase of our ordinary shares.” Please also see “Summary” on page 1, for the amount of compensation to be received or securities issued or to be issued to our sponsor or its affiliates.

The following table illustrates the difference between the public offering price per unit and our net tangible book value per share (NTBV), as adjusted to give effect to this offering and assuming the redemption of our public shares at varying levels and the exercise in full and no exercise of the over-allotment option. See the sections titled “Prospectus Summary - Dilution” and “Dilution” for more information.

As of January 31, 2026
Offering Price of $10.00 per Unit	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$7.03	6.50	3.50	5.54	4.46	3.86	6.14	0.16	9.84
Assuming No Exercise of Over-Allotment Option
$7.03	6.50	3.50	5.54	4.46	3.87	6.13	0.18	9.82

Our sponsor and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. Additionally, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities, which also may impact their decisions because of their direct and/or indirect ownership of Founder Shares and Private Units, all of which interests may pose material conflicts with the interests of the purchasers of public units. See “Proposed Business - Our Acquisition Process” and “Management - Conflicts of Interest” for additional information. Additionally, we will reimburse our sponsor in an amount up to $10,000 per month for office space, utilities and secretarial and administrative support made available to us, as described elsewhere in this prospectus. On January 21, 2026, we issued an unsecured promissory note, as amended, to the sponsor, pursuant to which we may borrow up to an aggregate principal amount of $600,000. The loan is, at the discretion of the sponsor, due on the earlier of (i) July 21, 2027, (ii) the consummation of this offering or (iii) the abandonment of this offering. The promissory note will be payable without interest. The promissory note will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

Prior to this offering, there has been no public market for our units, ordinary shares or rights. We intend to apply to list our units on The Nasdaq Capital Market (“Nasdaq”) under the symbol “TEACU” on or promptly after the date of this prospectus. We cannot guarantee that our securities will be approved for listing on Nasdaq. The ordinary shares and rights constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless Blue Diamond Securities of America LLC (“Blue Diamond” or the “Representative”) informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) containing an audited balance sheet of the company reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. Once the securities constituting the units begin separate trading, we expect that the ordinary shares, units and rights will be listed on Nasdaq under the symbols “TEAC”, “TEACU” and “TEACR”, respectively.

We are an “emerging growth company” and a “smaller reporting company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 26 for a discussion of information that should be considered in connection with an investment in our securities. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation, whether directly or indirectly, is being or may be made to the public in the Cayman Islands to subscribe for any of our securities.

	Per Unit	Total
Public offering price	$10.000	$75,000,000
Underwriting discounts and commissions(1)	$0.125	$937,500
Proceeds, before expenses, to us	$9.875	$74,062,500

(1) Includes $0.125 per unit, or $937,500 (or $1,078,125 if the underwriters’ over-allotment option is exercised in full) in the aggregate, payable to the underwriters in cash upon the consummation of this initial public offering, and excludes the deferred underwriting commissions, which are equal to 3% of the gross proceeds of this offering remaining in the trust account at the closing of the business combination. The deferred underwriting commissions will be placed in a trust account in the United States as described herein and payable to the underwriters in cash upon the consummation of our initial business combination. In addition, we also agreed to issue to the Representative 135,000 ordinary shares (or 155,250 ordinary shares, if the over-allotment option is exercised in full) at the closing of the offering (the “Representative Shares”). Excludes certain fees and expenses payable to the underwriters in connection with this offering. See “Underwriting” for a detailed description of the compensation and other items of value payable to the underwriters.

Of the proceeds we receive from this offering and the sale of the Private Units described in this prospectus, $75 million, or $86.25 million if the underwriters’ over-allotment option is exercised in full ($10.00 per unit), will be deposited into a U.S.-based trust account established by Odyssey Transfer & Trust acting as trustee. Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any (but without deduction for any excise or similar tax that may be due or payable), the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within the completion window, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

The underwriters are offering the units for sale on a firm commitment basis. The underwriters expect to deliver the units to the purchasers on or about [  ], 2026.

Sole Book-Running Manager

Blue Diamond Securities of America LLC

The date of this prospectus is [    ], 2026.

We are responsible for the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide any information or to make any representations other than those contained in this prospectus. We and the underwriters take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

This prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us, by any other companies.

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SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing.

General

Tidewise Acquisition Corporation is a blank check company newly incorporated in the Cayman Islands as an exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses, which we refer to throughout this prospectus as our “initial business combination.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

Our efforts to identify a prospective target business will not be limited to a particular geographic region or industry sector. However, we intend to primarily focus on target businesses operating in industries with high-growth potential globally, including but not limited to high technology, artificial intelligence, intelligent manufacturing and innovative pharmaceuticals and biotechnology. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with our company.

Our Team

We will seek to capitalize on the significant contacts and experience of our management team. We are confident that we will be able to use our individual experiences as well as our networks to achieve success. Together, we will formulate an all-encompassing plan for growth, one that accounts for both organic expansion and expansion via mergers and acquisitions. In the end, we will attempt to transform our target company into a widely respected industry leader by leveraging the benefits of becoming a public company, including access to finance and equity for expansion. At the same time, we will endeavor to generate excellent returns for our shareholders.

The past performance of our management team or of their affiliates is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team’s or their affiliates’ performance as indicative of our future performance. Moreover, although some of our key personnel may remain with a target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. Additionally, our management team members are subject to certain conflicts of interest. For more information, see “Risk Factors - Risks Related to Our Sponsor, Management Team, and their Respective Affiliates.”

Executive Team

Thomas Patrick Gehl has served as our Chief Executive Officer and Chairman since April 30, 2026 and Director since January 15, 2026 and is the sole owner of the sponsor. Mr. Gehl has over 30 years of experience in cross-border business, legal, and commercial matters in the United States and China. Since March 2025, Mr. Gehl has served as CEO and general counsel of Horizon Import and Export Trading Hainan Co., Ltd., and as president and CEO of Victoria Royal International Trade Limited Hong Kong since April 2025. From June 2022 to February 2025, Mr. Gehl was engaged in personal matters. From December 2019 to May 2022, Mr. Gehl served as president, board member, and corporate counsel for Child Wise International Corporation. From 2013 to 2015, Mr. Gehl practiced law at Locke Lord LLP, focusing on China market strategy, cross-border mergers and acquisitions, and environmental law. From 2010 to 2013, Mr. Gehl practiced law at Clark Hill LLP, with a similar focus. From 2007 to 2009, Mr. Gehl served in a senior leadership capacity at Coachmen Inc. From 1992 to 2000, Mr. Gehl held leadership roles at Kohler Company, where he received recognition for environmental engineering and safety initiatives. Mr. Gehl holds the AV Preeminent Peer Review Rating from Martindale-Hubbell. Mr. Gehl has also served as an adjunct professor at Marquette University Law School and has lectured at Peking University. We believe Mr. Gehl is qualified to serve as our Chief Executive Officer and Director thanks to his extensive cross-border leadership experience and legal expertise.

1

Eunjeong Cheong has served as our Chief Financial Officer and Director since April 30, 2026. Since 2025, Ms. Cheong has served as chief executive officer of JNT Partners. Since 2023, Ms. Cheong has served as director of MarketTree. Prior to that, Ms. Cheong served as head of investment division at Adbiotech for approximately three years. Earlier in Ms. Cheong’s career, Ms. Cheong served as an associate at HB Investment for about one year and as an associate at Daishin Securities for a year. Ms. Cheong received a Ph.D. in Management Information Systems from Hanyang University in 2022. Ms. Cheong received a Master of Business Administration (International MBA, Global YES Track) from Hanyang University in 2018 and a Bachelor of Business Administration from Sookmyung Women’s University in 2016. We believe Ms. Cheong is qualified to serve as our Chief Financial Officer due to Ms. Cheong’s experience in investment and business management, Ms. Cheong’s leadership roles across multiple organizations, and Ms. Cheong’s academic background in business administration and management information systems.

Nominees for our Board of Directors

Patrick Swint will serve as one of our independent directors commencing on the date of this prospectus. Since October 2022, Mr. Swint has served as an independent director and board member of Alpha Star Acquisition Corporation (SPAC), a NASDAQ-traded company. Since August 2022, Mr. Swint has served as a member of the supervisory board of ARMBUSINESSBANK CJSC, an Armenian banking institution. Since December 2020, Mr. Swint has served as a board advisor to Roberts & Ryan Investments Inc., a service-disabled veteran-owned (SDVO) broker-dealer and placement agent. Since August 2017, Mr. Swint has served as the Founder and CEO of Knightsbridge Ventures, a registered investment advisor. Since 2000, Mr. Swint has served as Principal and Managing Director of Salsa Properties LLC, a private real estate holding company specialized in acquisition. From June 2014 to September 2020, Mr. Swint served as Chief Investment Officer of JL Livermore Advisors, LLC, a Single Family Office specializing in Private Equity Real Estate. From October 2018 to December 2019, Mr. Swint served as Co-Founder and Securities Principal of Wave Capital Securities LLC, a boutique international investment banking group. Mr. Swint received a Master of Business Administration in Entrepreneurship and Private Equity Finance from The University of Chicago Booth School of Business in 2016. Mr. Swint holds several FINRA and NASAA designations, including the Series 7 and 79, and the Series 63, 65, and 66, respectively. We believe Mr. Swint is qualified to serve as a member of our board of directors due to his extensive experience in international investment banking and private equity.

Jason Dodier will serve as one of our independent directors commencing on the date of this prospectus. Since 2025, Mr. Dodier has been a member of the Economic Club of New York. Since 2023, Mr. Dodier has served as a member of the board of directors of the Manhattan Chamber of Commerce. In 2022, Mr. Dodier co-founded GRAIN Ecosystem, a venture-backed enterprise born from Schneider Electric that operates as a B2B SaaS platform, and Mr. Dodier has served as Chief operating officer since 2022. From 2021 to 2022, Mr. Dodier served in a commercial leadership role at Schneider Electric, a multinational energy management and industrial technology company. In 2014, Mr. Dodier co-founded FountainHead RI, a community of over 1,100 rising stars and current industry and business leaders from various sectors and industries from around the country. Mr. Dodier received a Master of Business Administration from Georgetown University McDonough School of Business and a Bachelor’s degree from Bryant University. We believe Mr. Dodier is qualified to serve as a member of our board of directors due to Mr. Dodier’s experience as a co-founder of multiple ventures and Mr. Dodier’s executive and commercial management experience.

Yuan Lu will serve as one of our independent directors commencing on the date of this prospectus. Since October 2024, Ms. Lu has served as the Founder of VITALITY COACHING in Singapore, a professional development consultancy that provides executive coaching and leadership training to help individuals and organizations optimize their performance, resilience, and overall well-being. From 2011 to 2014, Ms. Lu spent over a decade at Standard Chartered Bank in various roles across Singapore and Shanghai. From 2018 to 2024, Ms. Lu served as senior product manager of Mobile Design & Development in Singapore. From 2015 to 2018, Ms. Lu served as project manager of Global Digital Banking in Singapore. From 2014 to 2015, Ms. Lu served as portfolio manager of Priority Banking at Standard Chartered Bank in Shanghai. From 2013 to 2014, Ms. Lu served as execution manager of the CEO Office at Standard Chartered Bank in Shanghai. From 2011 to 2013, Ms. Lu participated in Standard Chartered Bank’s International Management Trainee program. Ms. Lu obtained her ACCA qualification from FTC Kaplan, London in 2009. Ms. Lu received a Master of Science in International Accounting from the University of East Anglia in 2010 and a Bachelor of Arts in Business Studies from the University of Bedfordshire in 2007. We believe Ms. Lu is qualified to serve as a member of our Board of Directors due to Ms. Lu’s experience in global digital banking and fintech innovation and Ms. Lu’s management experience at an international financial institution.

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We believe our management team is well positioned to take advantage of the growing set of investment opportunities in industries with high-growth potential globally, including but not limited to high technology, artificial intelligence, intelligent manufacturing and, innovative pharmaceuticals and biotechnology. We further believe that our management team’s extensive network and relationships, together with our ongoing efforts to identify attractive investment opportunities, will enable us to consummate an attractive business combination for our shareholders.

Our Sponsor

The sponsor is Tidewise Capital Corporation, a British Virgin Islands business company with limited liability whose ultimate beneficial owner is Mr. Thomas Patrick Gehl. Mr. Thomas Patrick Gehl is a citizen and a resident of the United States.

On January 15, 2026, one (1) subscriber share was transferred from Ogier Global Subscriber (Cayman) Limited to our sponsor. On April 30, 2026, we entered into a subscription agreement, pursuant to which 3,354,167 Founder Shares were issued to the sponsor for $25,000 (up to 437,500 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) and one share was surrendered by the sponsor to the Company without consideration. Due to the low purchase price of the Founder Shares, the sponsor may have more of an economic incentive for us to enter into an initial business combination with a riskier, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their Founder Shares.

Each of our directors, director nominees and officers presently has and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Notwithstanding our founder’s and management team’s past experiences, past performance is not a guarantee (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) that we will provide an attractive return to our shareholders from any business combination we may consummate. You should not rely on the historical record of the members of our management team or the sponsor or their respective affiliates or any related investment’s performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward. Each of our officers and directors may become an officer or director of another special purpose acquisition company with a class of securities intended to be registered under the Exchange Act, even before we have entered into a definitive agreement regarding our initial business combination. For more information, see the section of this prospectus entitled “Management - Conflicts of Interest” and see “Risk Factors.”

Business Strategy

Once we have completed our initial public offering, our team will identify potential acquisition targets by leveraging existing relationships in combination with the market research data that aligns with the company’s strategic goals and priorities. Market size, growth potential, competition, and barriers to entry are all essential factors to consider as we identify the acquisition target. Our team intends to utilize an in-depth evaluation process of potential acquisition targets based on financial performance, strategic fit, and potential synergies as well as the company’s products, and services to ensure our target is aligned. We believe this will allow us to generate a differentiated pipeline of acquisition opportunities and lead to executing a business combination with an attractive target company more quickly, efficiently, and under better terms than our competitors.

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The sectors in which we may seek to identify a target business may face distinct structural challenges, such as fragmented adoption, inconsistent regulatory frameworks, scalability constraints, and cybersecurity or infrastructure risks, but we believe our team’s expertise and track record can help mitigate these factors. We intend to proactively support the post-business-combination company in navigating regulatory considerations, enhancing operational readiness, strengthening compliance frameworks and accelerating go-to-market execution.

To achieve these goals, we will aim to complete our initial business combination with a company that offers (1) scalable and defensible capabilities, (2) meaningful commercialization potential, and (3) a clear path to sustainable revenue growth. We believe that companies addressing core business and operational demands are well positioned to drive long-term value.

We believe that we can play an important role in supporting the long-term development of the post-business combination company. We expect to support the post-business combination company in building an organization that is competitive on both cost and innovation, with a focus on operational efficiency and disciplined execution.

Investment Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective targets for our initial business combination with one or more target companies. We will leverage these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target or targets that do not meet these criteria and guidelines. We intend to acquire one or more target businesses with the following characteristics:

●	Proven industry leader: We will seek to acquire a business that is an industry leader that has demonstrated consistent top-line growth and/or is benefiting from secular tailwinds.

●	Defensible and established business models: We will seek to acquire a target with sustainable competitive advantages. We seek companies with fundamentally sound business models.

●	Multiple revenue streams for long-term growth: We intend to acquire a company that exhibits long-term growth prospects, with the potential to grow both organically and inorganically through acquisitions, and demonstrates the ability to drive growth through the enablement or scaling of technology.

●	Sustainable financial profile: We intend to target companies that generate stable free cash-flow and are not reliant on financial leverage to generate returns.

●	Compelling value proposition: We intend to acquire a fundamentally sound business that is underperforming its potential but presents a compelling value proposition relative to its peers that may result in an attractive risk-adjusted return for our shareholders.

●	Potential for add-on acquisitions: We will actively consider target companies that would serve as a strong platform for post-closing add-on acquisitions. Given our extensive industry networks and collective experience, we believe we will have unique access to a large number of private assets operating across a broad range of sectors. Such add-on acquisitions can expedite growth for the target and help to amplify returns for our shareholders.

●	Benefit from our outstanding capabilities: We seek to acquire a business that will benefit from and capitalize on our team’s excellent blend of operating expertise, extensive industry network and financing experience.

●	Qualified management team: We seek to acquire a business that allows our team to partner with proven and established management teams or business owners to achieve long-term strategic and operational excellence.

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●	Benefit from being a public company: We intend to acquire a company at the point in its lifecycle at which going public, with the support of our highly experienced management team and access to our robust industry networks, is a natural next step and that will benefit from access to the public market to accelerate growth.

●	Market Trend Alignment: We intend to seek companies that are in line with or leading current market trends, which helps them adapt to changes in market conditions and consumer preferences.

This non-exclusive list of criteria is not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on some or all of these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials that we would file with the SEC.

Our Acquisition Process

While we have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us, we have engaged in an extensive research effort to identify a large number of potential targets.

We intend to leverage our resources and network for efficient outreach to commence immediately after the date of this prospectus. Our effort will be focused on creating proprietary transaction opportunities. We believe personal relationships built over time are critical not just in generating transaction opportunities, but also in consummating a business combination.

In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as applicable, as well as a review of financial, operational, legal and other information which will be made available to us.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with any of our initial shareholders or members of our management team. In the event we seek to complete our initial business combination with a business that is affiliated with any of our initial shareholders or members of our management team, we, or a committee of independent and disinterested directors, will engage independent advisors to assist with the evaluation and will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, or from an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.

Compensation

Our initial shareholders and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

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The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Tidewise Capital Corporation	3,354,167 ordinary shares	$25,000
	203,750 Private Units to be purchased simultaneously with the closing of this offering (or 217,813 Private Units if the over-allotment option is exercised in full)	$2,037,500 (or $2,178,130 if the over-allotment option is exercised in full)
	Up to $600,000 in loans	Repayment of loans made to us by our sponsor to cover offering-related and organizational expenses and to finance transaction costs in connection with an intended initial business combination.
	Up to $10,000 per month	Office space, administrative and support services
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination.

(1)	Assumes full exercise of the over-allotment option and includes 437,500 shares that are subject to surrender and forfeiture by certain of our initial shareholders depending on the extent to which the underwriters’ over-allotment option is exercised. If we increase or decrease the size of this offering, we will effect a share dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to the Founder Shares immediately prior to the consummation of this offering in such amount as to maintain the number of Founder Shares at 28% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the ordinary shares underlying the Private Units and excluding the Representative Shares and assuming the sponsor does not purchase units in this offering), with any such change in the number of Founder Shares to be allocated to our sponsor.

The Founder Shares are identical to the ordinary shares included in the units being sold in this offering. However, our initial shareholders have agreed, pursuant to written letter agreements with us (A) to vote their Founder Shares, private shares and any public shares purchased in or after this offering (to the extent permitted under applicable securities laws and the limitations described in this prospectus) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from converting or selling their shares to us in connection with a business combination or that would affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 24 months of the closing of this offering (or up to 30 months after the effective date of the registration statement of which this prospectus forms a part if we extend the period of time to consummate a business combination by the full amount of time, as described in more detail in this prospectus), unless we provide public shareholders an opportunity to redeem their public shares in conjunction with any such amendment, (C) not to redeem the Founder Shares (as well as any other shares acquired in or after this offering), into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares to us in any tender offer in connection with our proposed initial business combination) or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, and (D) that the Founder Shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated.

Subject to certain limited exceptions, our initial shareholders have agreed not to transfer, assign or sell their Founder Shares until the earlier of (A) six months after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. With certain limited exceptions, the Private Units, private shares, private rights and the ordinary shares underlying such rights will not be transferable, assignable or salable by our sponsor until 30 days after the completion of our initial business combination.

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The nominal purchase price paid by our sponsor for the Founder Shares may significantly dilute the implied value of your public shares in the event we consummate an initial business combination, and our sponsor and other initial shareholders are likely to make a substantial profit on their investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to decline materially. The following table sets forth information with respect to our initial shareholders and the new investors:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Initial Shareholders(1)	2,916,667	23.7%	$25,000	0.1%	$0.0086
Private Units(2)	244,500	2.0%	$2,037,500	2.6%	$10.00
Public Shareholders(3)	9,000,000	73.2%	75,000,000	97.3%	10.00
Representative Shares(4)	135,000	1.1%	-	-%	-
	12,296,167	100.0%	77,062,500	100.0%

(1) Assumes the full surrender and forfeiture of 437,500 Founder Shares and no exercise of the underwriters’ over-allotment option.

(2) Includes the issuance of an additional 40,750 shares underlying the rights contained in the Private Units.

(3) Includes the issuance of an additional 1,500,000 shares underlying the rights contained in the public shareholders.

(4) Assumes no exercise of the underwriters’ over-allotment option.

Our initial shareholders and members of our management team may from time to time become aware of potential business opportunities, one or more of which we may desire to pursue as an initial business combination, but we have not (nor has anyone on our behalf) engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to a business combination transaction with us.

As described in “Proposed Business - Our Acquisition Process” and “Management - Conflicts of Interest,” each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director may be required to present a business combination opportunity to such entities. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law, (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us and (ii) we renounce any interest or expectancy of us in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for a director or an officer, on the one hand, and us, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by applicable law, a director or an officer shall have no duty to communicate or offer any such corporate opportunity to us and shall not be liable to us or our members for breach of any fiduciary duty as a member, director and/or officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to us.

Our initial shareholders and members of our management team may participate in the formation of, invest in (on behalf of themselves, their affiliates or its and their clients), or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our initial shareholders and members of our management team could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved.

Initial Business Combination

We will have up to 24 months to consummate an initial business combination from the closing of this offering, which period may be extended, at our election, up to two times for an additional three months each, for a total of up to 30 months. Our sponsor shall deposit additional funds into the trust account for each three-month extension. The amount to be placed in the trust account to support the extensions will be determined by negotiations between us and the representative of the underwriters. If we are unable to consummate an initial business combination within such time period, we will redeem 100% of the issued and outstanding public shares for a pro rata portion of the funds held in the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us, divided by the number of then issued and outstanding public shares, subject to applicable law and as further described herein, and then seek to liquidate and subsequently dissolve. We expect that the pro rata redemption price to be approximately $10.00 per share (regardless of whether or not the underwriters exercise their over-allotment option), without taking into account any interest earned on such funds. However, we cannot assure you that we will in fact be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of our public shareholders.

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Nasdaq listing rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding any taxes payable on the income earned on the trust account and excluding the amount of any deferred underwriting commissions) at the time of the agreement to enter into the initial business combination. We refer to this as the 80% of net assets test. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the issued and outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares or other equity interests of a target business or issue a substantial number of new shares to third parties in connection with financing our initial business combination. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% of net assets test.

Potential Conflicts

Members of our management team will directly or indirectly own our ordinary shares, or other instruments, such as units, shares or rights, linked to our ordinary shares, following this offering and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

As more fully discussed in See “Proposed Business - Our Acquisition Process” and “Management - Conflicts of Interest,” and “Management – Prior SPAC Experience,” if any of our officers or directors becomes aware of an initial business combination opportunity that might be attractive to any entity to which he or she has pre-existing fiduciary or contractual obligations, he or she may be required to present such initial business combination opportunity to such entity prior to presenting such initial business combination opportunity to us. Certain of our other officers and directors currently may have certain relevant pre-existing fiduciary duties or contractual obligations. For more information on the relevant pre-existing fiduciary duties or contractual obligations of our management team, See “Proposed Business - Our Acquisition Process” and “Management - Conflicts of Interest.”

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In addition, some of our officers and directors, including our Chairman, Chief Executive Officer and Chief Financial Officer, may participate in the formation of, or become an officer or director of, additional blank check companies prior to completion of our initial business combination. As a result, our officers and/or directors may have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved and could have additional conflicts in the future.

Private Placements

On April 30, 2026, we entered into a subscription agreement, pursuant to which 3,354,167 Founder Shares were issued to the sponsor for $25,000 (up to 437,500 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) and one share was surrendered by the sponsor to the Company without consideration. The Founder Shares held by the sponsor includes an aggregate of up to 437,500 shares subject to surrender and forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the sponsor and the other initial shareholders will continue to own 28% of our issued and outstanding shares after this offering (not including the ordinary shares underlying the Private Units described below, and excluding the Representative Shares and assuming the sponsor does not purchase units in this offering).

Our sponsor has agreed to purchase an aggregate of 203,750 Private Units (or 217,813 units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of $2,037,500, or $2,178,130 if the over-allotment option is exercised in full in a private placement that will occur simultaneously with the closing of this offering. Each private unit will consist of one ordinary share and one right to receive one-fifth (1/5) of an ordinary share upon the consummation of an initial business combination. The Private Units are identical to the units sold in this offering except that, (i) we may not redeem the ordinary shares underlying the units, and (ii) they may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the completion of our initial business combination, and are entitled to registration rights.

If we increase or decrease the size of this offering, we will effect a share dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to the Founder Shares immediately prior to the consummation of this offering in such amount as to maintain the number of Founder Shares at 28% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the ordinary shares underlying the Private Units described below and excluding the Representative Shares, and assuming the sponsor does not purchase units in this offering). Up to 437,500 Founder Shares are subject to surrender and forfeiture by certain of our initial shareholders depending on the extent to which the underwriters’ over-allotment option is exercised.

The proceeds from the private placement of the Private Units will be added to the proceeds of this offering and placed in a U.S.-based trust account established by Odyssey Transfer & Trust acting as trustee. If we do not complete an initial business combination within 24 months from the closing of this offering (which period may be extended, at our election, up to two times for an additional three months each, for a total of up to 30 months), the proceeds from the sale of the Private Units will be included in the liquidating distribution to our public shareholders and the Private Units will be worthless.

Additional Financing

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than what we could acquire with the net proceeds of this offering and the sale of the Private Units. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. Such additional financing may be in the form of a private investment in public equity (“PIPE”), which may be in the form of equity, debt or convertible debt transactions. These financing transactions would be designed to ensure a return on investment to the private investor in exchange for assisting the company in completing the business combination or providing sufficient liquidity to the post-combination company. The price of any equity or convertible securities we may issue in connection with such transactions may therefore be less, and potentially significantly less, than the market price for our public shares at such time. Any such issuances of equity or convertible securities could dilute the interests of our existing shareholders. In addition, these financing transactions may be significantly dilutive to the post-combination company, and represent the type of financing risk that is not associated with traditional initial public offerings. We cannot assure you that additional financing will be available to us on acceptable terms, if at all. None of our initial shareholders or their affiliates are obligated to provide any such financing to us. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate.

In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our directors, officers or shareholders is required to provide any financing to us in connection with or after our initial business combination.

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CORPORATE INFORMATION

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates is equal to or exceeds $700 million as of the end of the prior fiscal year’s second quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and not obtaining an auditor attestation of internal control over financial reporting. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates is equal to or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded$100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates is equal to or exceeds $700 million as of the end of that year’s second fiscal quarter.

Our executive offices are located at 26 Broadway, Suite 934, New York, NY 10004, and our telephone number is +1 332-241-1445.

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DEFINITIONS

Unless otherwise stated in this prospectus or the context otherwise requires, references to:

●	“amended and restated memorandum and articles of association” are to our amended and restated memorandum and articles of association, which will become effective immediately prior to the completion of this offering;

●	“Companies Act” are to the Companies Act (Revised) of the Cayman Islands as the same may be amended from time to time;

●	“completion window” are to the 24-month period following the completion of this offering (which period may be extended, at our election, up to two times for an additional three months each, for a total of up to 30 months) at the end of which, if we have not completed our initial business combination, we will redeem 100% of the issued and outstanding public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, subject to applicable law and certain conditions and as further described herein;

●	“directors” are to our current directors and our director nominees named in this prospectus;

●	“equity-linked securities” are to any debt or equity securities that are convertible, exercisable or exchangeable for our ordinary shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt securities;

●	“Founder Shares” are to the 3,354,167 ordinary shares purchased by the initial shareholders for an aggregate purchase price of $25,000, or approximately $0.0075 per share, currently held by the initial shareholders (as defined below), which include up to an aggregate of 437,500 ordinary shares subject to forfeiture by the sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part;

●	“initial shareholders” are to our sponsor, Tidewise Capital Corporation, a British Virgin Islands business company with limited liability whose ultimate beneficial owner is Thomas Patrick Gehl, our Chief Executive Officer and a resident of the United States;

●	“letter agreement” are to the letter agreement, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part;

●	“management” or our “management team” are to our directors and officers;

●	“ordinary shares” are to our ordinary shares, par value $0.0001 per share;

●	“Private Units” are to the units issued to our sponsor in a private placement simultaneously with the closing of this offering, each unit consisting of one ordinary share and one right to receive one-fifth (1/5) of an ordinary share upon the consummation of an initial business combination;

●	“private shares” refer to the shares included in the Private Units;

●	“private rights” refer to the rights included in the Private Units;

●	“Public Rights” are the rights sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

●	“public shares” are the ordinary shares sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);

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●	“public shareholders” are to the holders of our public shares, including our initial shareholders, to the extent our initial shareholders purchase public shares, provided their status as a “public shareholder” shall only exist with respect to such public shares;

●	“Representative” are to Blue Diamond Securities of America LLC, the representative of the underwriters;

●	“Representative Shares” are to 135,000 ordinary shares (or 155,250 ordinary shares if the underwriters’ over-allotment option is exercised in full) issued as compensation to the representative and its designees, upon the closing of this offering;

●	“rights” are to the rights sold as part of the units in this offering and the private placement (whether they are purchased in this offering or thereafter in the open market), which include the Public Rights as well as the private rights;

●	“SPAC” are to the special purpose acquisition company; and

●	“we,” “us,” “our” or our “company” are to Tidewise Acquisition Corporation, an exempted company incorporated in the Cayman Islands.

Unless we state otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option and the surrender and forfeiture by certain of our initial shareholders of 437,500 Founder Shares.

Any forfeiture of shares described in this prospectus will take effect as a surrender of shares for no consideration of such shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as share capitalizations as a matter of Cayman Islands law.

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THE OFFERING

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” of this prospectus.

Securities offered	7,500,000 units (or 8,625,000 units if the underwriters’ over-allotment option is exercised in full), at $10.00 per unit, each unit consisting of:
● one ordinary share; and
● one right.

Every five (5) rights entitle the holder thereof to receive one ordinary share upon consummation of our initial business combination.

Proposed Nasdaq symbols	Units: “TEACU”
Ordinary shares: “TEAC”
Rights: “TEACR”

Trading commencement and separation of ordinary shares and rights

The units are expected to begin trading on or promptly after the date of this prospectus. The ordinary shares and rights constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless the Representative informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the ordinary shares and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and rights. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

Separate trading of the ordinary shares and rights is prohibited until we have filed a Current Report on Form 8-K. In no event will the ordinary shares and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Units:

Number issued and outstanding before this offering	0
Number to be sold in a private placement simultaneously with this offering	203,750(1)
Number issued and outstanding after this offering and private placement	7,703,750 (1)

Ordinary shares:

Number issued and outstanding before this offering	3,354,167 (2)
Number included in the Private Units to be sold in a private placement simultaneously with this offering	203,750 (1)
Number issued and outstanding after this offering and private placement	10,620,417 (1)(3)

Rights:

Number included in the Private Units to be sold in a private placement simultaneously with this offering	203,750 (1)
Number issued and outstanding after this offering and private placement	7,703,750 (1)

(1)	Assumes no exercise of the underwriters’ over-allotment option.
(2)	Consists of 3,354,167 Founder Shares, which includes up to 437,500 Founder Shares that are subject to surrender and forfeiture by certain of our initial shareholders depending on the extent to which the underwriters’ over-allotment option is exercised.
(3)	Includes 7,500,000 ordinary shares issued in this offering as part of the units, 2,916,667 Founder Shares, 203,750 ordinary shares which are part of the Private Units and excluding the Representative Shares. If the over-allotment option is exercised in full, there will be a total of 12,196,980 ordinary shares outstanding. This amount includes 8,625,000 ordinary shares issued in this offering as part of the units, 3,354,167 Founder Shares, 217,813 ordinary shares which are part of the Private Units and excluding the Representative Shares.

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Terms of Rights	Except in cases where we are not the surviving company in a business combination, each holder of a public right will automatically receive one-fifth (1/5) of an ordinary share upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert its rights in order to receive the one-fifth (1/5) of one ordinary share underlying each right upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, you must hold rights in multiples of five in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem 100% of the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Founder Shares

On April 30, 2026, we entered into a subscription agreement, pursuant to which 3,354,167 Founder Shares were issued to the sponsor for $25,000 (up to 437,500 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) and one share was surrendered by the sponsor to the Company without consideration. Prior to the initial investment in the company of $25,000 by our sponsor, the company had no assets, tangible or intangible. The purchase price of these Founder Shares was determined by dividing the amount of cash contributed to us by the number of Founder Shares issued. Our initial shareholders will own 28% of our issued and outstanding shares after this offering (not including the ordinary shares underlying the Private Units described below and excluding the Representative Shares and assuming the initial shareholders do not purchase any units in this offering). If we increase or decrease the size of this offering, we will effect a share dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to the Founder Shares immediately prior to the consummation of this offering in such amount as to maintain the number of Founder Shares at 28% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the ordinary shares underlying the Private Units described below and the Representative Shares, and assuming the sponsor does not purchase units in this offering). Up to 437,500 Founder Shares are subject to surrender and forfeiture by certain of our initial shareholders depending on the extent to which the underwriters’ over-allotment option is exercised. The Founder Shares are identical to the ordinary shares included in the units being sold in this offering, except that:

	●	the Founder Shares are subject to certain transfer restrictions contained in a letter agreement that our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our directors and officers, will enter into with us, as described in more detail below;

●

pursuant to such letter agreement, our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our directors and officers, have agreed to waive: (1) their redemption rights with respect to any shares held by them, as applicable, in connection with the completion of our initial business combination; (2) their redemption rights with respect to any shares held by them in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; and (3) their rights to liquidating distributions from the trust account with respect to any Founder Shares and private shares they hold if we fail to complete our initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window);

●

If we submit our initial business combination to our public shareholders for a vote, our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our directors and officers, have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any shares held by them in favor of our initial business combination. In addition, the Representative has also agreed, pursuant to the underwriting agreement, solely with respect to the Representative Shares, to vote in favor of our initial business combination. As a result, we would need 2,224,167, or 29.7% of the 7,500,000 public shares sold in this offering (assuming all issued and outstanding shares are voted, the over-allotment option is not exercised and the initial shareholders do not purchase any units in this offering or units or shares in the after-market), to be voted in favor of an initial business combination in order to have such initial business combination approved; and

	●	the Founder Shares are entitled to registration rights.

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Transfer restrictions on Founder Shares:

Our sponsor has agreed not to transfer, assign or sell any of its Founder Shares until the earlier of (A) six months after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property (except as described herein under “Principal Shareholders - Transfer Restrictions on Founder Shares and Private Units”). We refer to such transfer restrictions throughout this prospectus as the lock-up.

Private Units

Our sponsor has agreed to purchase an aggregate of 203,750 Private Units (or 217,813 units if the underwriters’ over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of $2,037,500, or $2,178,130 if the over-allotment option is exercised in full. Each private unit will consist of one ordinary share and one right to receive one-fifth (1/5) of an ordinary share upon the consummation of an initial business combination. The Private Units are identical to the units sold in this offering except that, (i) we may not redeem the ordinary shares underlying the units, and (ii) they may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until 30 days after the completion of our initial business combination, and are entitled to registration rights. See “Principal Shareholders - Transfer Restrictions on Founder Shares and Private Units,” “The Offering - Transfer restrictions on Private Units” and “Principal Shareholders - Registration Rights” for additional information regarding differences between the Private Units and the units sold in this offering. The Private Units will be sold in a private placement that will close simultaneously with the closing of this offering, including the over-allotment option, as applicable. There will be no redemption rights or liquidating distributions from the trust account with respect to the Founder Shares, private placement shares, Private Units or private rights. The rights will expire worthless if we do not consummate a business combination within the required time period. Our sponsor has agreed to waive its redemption rights with respect to its private placement shares (i) in connection with the consummation of a business combination, (ii) in connection with a shareholder vote to amend our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window and (iii) if we fail to consummate a business combination within the completion window or if we liquidate prior to the expiration of the period to consummate the initial business combination. However, our sponsor will be entitled to redemption rights with respect to any public shares held by it if we fail to consummate a business combination or liquidate within the completion window.

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Transfer restrictions on Private Units

The Private Units and their component securities will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except with respect to permitted transferees as described herein under “Principal Shareholders - Transfer Restrictions on Founder Shares and Private Units”).

Representative Shares

As part of the underwriting compensation payable to the underwriters in connection with this offering, 135,000 Representative Shares (or 155,250 shares if the underwriter’s over-allotment option is exercised in full) will be issued to the underwriters at the closing of this offering. The Representative Shares will be registered under the registration statement of which this prospectus forms a part. The Representative has agreed not to transfer, assign or sell any such Representative Shares until 180 days after the completion of our initial business combination. In addition, the Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the commencement of sales in this offering pursuant to FINRA Rule 5110(e)(1). Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales in this offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the commencement of sales in this offering except to any underwriter and selected dealer participating in this offering and their officers, partners, registered persons or affiliates.

Proceeds to be held in trust account

Nasdaq listing rules provide that at least 90% of the gross proceeds from this offering and the sale of the Private Units be deposited in a trust account. Of the net proceeds we will receive from this offering and the sale of the Private Units described in this prospectus, $75.00 million ($10.00 per unit), or $86.25 million ($10.00 per unit) if the underwriters’ over-allotment option is exercised in full, will be deposited into a U.S.-based trust account established by Odyssey Transfer & Trust acting as trustee, and $550,000 will be used to pay expenses in connection with the closing of this offering and for working capital following this offering. The proceeds to be placed in the trust account include the deferred underwriting commissions which are equal to 3% of the gross proceeds in this offering remaining in the trust account at the closing of the business combination. The funds in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations and/or held as cash or cash items (including in demand deposit accounts). To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, we may, at any time, instruct the trustee to liquidate the securities held in the trust account and instead to hold the funds in the trust account in cash until the earlier of the consummation of our initial business combination or our liquidation.

Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any (but without deduction for any excise or similar tax that may be due or payable), the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within the completion window, subject to applicable law. The proceeds deposited in the trust account could become subject to the claims of our creditors, if any, which could have priority over the claims of our public shareholders.

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Anticipated expenses and funding sources

Unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use, except the withdrawal of interest to pay our taxes, if any (but without deduction for any excise or similar tax that may be due or payable), or to redeem our public shares in connection with an amendment to our amended and restated memorandum and articles of association, as described above. Based upon current interest rates, we expect the trust account to generate approximately $3,000,000 of interest annually (assuming an interest rate of 4.00% per year); however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:

	●	the net proceeds of this offering and the sale of the Private Units not held in the trust account, which will be approximately $600,000 in working capital after the payment of approximately $550,000 in expenses relating to this offering; and

	●	any loans or additional investments from our sponsor, members of our management team or any of their respective affiliates or other third parties, although they are under no obligation to loan funds to, or otherwise invest in, us; and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of our initial business combination. If we complete our initial business combination, we expect to repay such loaned amounts out of the proceeds of the trust account released to us. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts.

Conditions to completing our initial business combination

We will have up to 24 months (which period may be extended, at our election, up to two times for an additional three months each, for a total of up to 30 months) from the effective date of the registration statement of which this prospectus forms a part. Our sponsor shall deposit additional funds into the trust account for each three-month extension. The amount to be placed in the trust account to support the extensions will be determined by negotiations between us and the representative of the underwriters. Nasdaq listing rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding any taxes payable on the income earned on the trust account and excluding the amount of any deferred underwriting commissions) at the time of the agreement to enter into the initial business combination. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% of net assets test. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case.

If our board of directors is not able independently to determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. We will complete our initial business combination only if the post-transaction company in which our public shareholders own shares will own or acquire 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test; provided that in the event that our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.

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Permitted purchases and other transactions with respect to our securities

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, advisors or any of their respective affiliates may purchase public shares or rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. The price per share paid in any such transaction may not be higher than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our initial shareholders, advisors or any of their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares or not redeem their public shares. However, our initial shareholders, advisors or any of their respective affiliates are under no obligation or duty to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. See “Proposed Business - Permitted purchases and other transactions with respect to our securities” for a description of how our initial shareholders, advisors or any of their respective affiliates will select which shareholders with whom to enter into private transactions. None of the funds held in the trust account will be used to purchase public shares or Public Rights in such transactions prior to the completion of our initial business combination. If our initial shareholders, advisors or any of their respective affiliates engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

In the event that our initial shareholders, advisors or any of their respective affiliates purchase public shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their public shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Further, any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Our initial shareholders, advisors or any of their respective affiliates will be restricted from making any purchases if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Any of the public shares purchased by our initial shareholders, advisors and any of their respective affiliates from public shareholders outside the redemption process described in this prospectus would not be voted in favor of approving our initial business combination. The purpose of any such purchases could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such transactions may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our ordinary shares or rights may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

In the event our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our directors, officers, advisors or their respective affiliates, were to purchase shares from public shareholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act. See “Proposed Business - Permitted purchases and other transactions with respect to our securities.”

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Redemption rights for public shareholders upon completion of our initial business combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. Our public shareholders will be permitted to redeem their shares regardless of whether they abstain, vote for, vote against, or vote at all with respect to the proposed business combination.

The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our rights. Our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our directors and officers, will enter into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any shares held by them in connection with the completion of our initial business combination.

The holders of Representative Shares will not participate in any distribution from our trust account with respect to such shares.

Manner of conducting redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (1) in connection with a general meeting called to approve the business combination or (2) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the Companies Act or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company (other than with a 90% subsidiary of ours) and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. If a shareholder vote is not required and we choose not to seek shareholder approval for business or other reasons, we intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by applicable law or stock exchange listing requirement. If shareholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other reasons, we will:

	●	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

	●	file proxy materials with the SEC.

We will consummate our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which requires the affirmative vote of a simple majority of the voting rights held by such members as, being entitled to do so, vote in person or by proxy at a general meeting of the company. Redemptions of our public shares may also be subject to a net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination (including, potentially, with the same target).

If, however, a shareholder vote is not required and we decide not to hold a shareholder vote for business or other reasons, we will:

	●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

	●	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. Furthermore, redemptions of our public shares may be subject to a net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than the amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination (including, potentially, with the same target).

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Tendering share certificates in connection with redemption rights or a tender offer	We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the proxy materials or tender offer documents mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The proxy or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our initial shareholders or their affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us or our initial shareholders or their affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.

Redemption rights in connection with proposed amendments to our amended and restated memorandum and articles of association	our amended and restated memorandum and articles of association will provide that any of its provisions, including those related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of the Private Units into the trust account and not release such amounts except in specified circumstances), may be amended only with the approval of a special resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which requires the affirmative vote of a majority of at least two-thirds of the voting rights held by such shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given. A quorum for such general meeting will consist of the holders present in person or by proxy of shares of the company representing one-third of the issued and outstanding shares entitled to vote at such general meeting. Prior to an initial business combination, we may not issue additional securities that can vote pursuant to our amended and restated memorandum and articles of association on any initial business combination or any amendments to our amended and restated memorandum and articles of association. Our initial shareholders, who will beneficially own 28% of our ordinary shares upon the closing of this offering (not including the ordinary shares underlying the Private Units and the Representative Shares and assuming they does not purchase any units in this offering), may participate in any vote to amend our amended and restated memorandum and articles of association and/or investment management trust agreement and will have the discretion to vote in any manner they choose. Our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our officers and directors, have agreed, pursuant to a letter agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares. Our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our directors and officers, will enter into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any shares held by them in connection with the completion of our initial business combination. Our public shareholders will be permitted to redeem their shares regardless of whether they abstain, vote for, vote against, or vote at all with respect to the proposed business combination.

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Release of funds in trust account on closing of our initial business combination	On the completion of our initial business combination, all amounts held in the trust account will be disbursed directly by the trustee or released to us to pay amounts due to any public shareholders who properly exercise their redemption rights as described above under “Redemption rights for public shareholders upon completion of our initial business combination” and to pay the underwriters their deferred underwriting commissions. We will use the remaining funds (less any taxes payable on interest earned and less any interest earned thereon that is released to us for taxes) to pay all or a portion of the consideration payable to the target or owners of the target of our initial business combination and to pay other expenses associated with our initial business combination. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of post-transaction businesses, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

Redemption of public shares and distribution and liquidation if no initial business combination

Our amended and restated memorandum and articles of association will provide, that we will initially have the completion window to complete our initial business combination. If we have not completed our initial business combination within the completion window, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and the directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. There will be no redemption rights or liquidating distributions with respect to our rights, which will expire worthless if we fail to complete our initial business combination within the completion window.

Our initial shareholders will enter into written agreements with us pursuant to which they have waived their right to liquidating distributions from the trust account with respect to their Founder Shares and private shares if we fail to complete our initial business combination within the completion window. However, if our initial shareholders acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window.

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Limited payments to insiders

There will be no finder’s fees, reimbursements or cash payments made by us to our initial shareholders, or our or any of their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the Private Units held in the trust account prior to the completion of our initial business combination:

	●	repayment of an aggregate of up to $600,000 in loans made to us by our sponsor to cover offering-related and organizational expenses and to finance transaction costs in connection with an intended initial business combination;

	●	payment to our sponsor or an affiliate of up to $10,000 per month for office space, administrative and support services; and

	●	reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination.

These payments may be funded using the net proceeds of this offering and the sale of the Private Units not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith. Our audit committee will review and approve all payments that were made by us to our sponsor, directors, officers or our or any of their respective affiliates, which may include reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

Audit committee	Prior to the effectiveness of this registration statement, we will have established and will maintain an audit committee to, among other things, monitor compliance with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see “Management - Committees of the Board of Directors - Audit Committee.”

Conflicts of interest

Our officers and directors may owe competing duties to other enterprises, and opportunities presented to them may not be presented to us as a result of such conflicts. Also, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

Our initial shareholders are not prohibited from sponsoring, investing in or otherwise becoming involved with, any other blank check companies (including special purpose acquisition companies similar to our company), including in connection with their initial business combinations, prior to us completing our initial business combination. Potential investors should also be aware of certain potential conflicts of interest as further described in See “Proposed Business - Our Acquisition Process” and “Management - Conflicts of Interest.”

If any of our directors or officers become aware of a business combination opportunity which is suitable for another entity to whom they owe fiduciary or contractual duties, he or she may need to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to their fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. See “Risk Factors - Risks Related to our Sponsor, Management Team, and Their Respective Affiliates - Certain of our initial shareholders, including certain of our directors and officers, are now, and all of them may become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.”

We are not prohibited from pursuing an initial business combination with a company that is affiliated with our initial shareholders; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete an initial business combination with a target that is affiliated with our initial shareholders, we, or a committee of independent and disinterested directors, will engage independent advisors to assist with the evaluation and will obtain an opinion from an independent investment banking firm or from an independent accounting firm that such business combination is fair to our company from a financial point of view.

In addition, our initial shareholders or any of their affiliates may make additional investments in the company in connection with the initial business combination, although our sponsor and its affiliates have no obligation or current intention to do so. If our initial shareholders or any of their affiliates elects to make additional investments, such proposed investments could influence our initial shareholder’s motivation to complete an initial business combination.

Prior to this offering, our sponsor paid a nominal aggregate purchase price of $25,000 for the 3,354,167 Founder Shares, or approximately $0.0075 per share. In addition, our sponsor has committed to purchase an aggregate of 203,750 (or 217,813 if the underwriters’ over-allotment option is exercised in full) Private Units for a purchase price of $10.00 per unit, or $2,037,500, in the aggregate (or $2,178,130 in the aggregate if the underwriters’ over-allotment option is exercised in full). Because the Founder Shares and Private Units held by our sponsor and management will be worthless if we do not complete a business combination transaction during the completion window, members of our board of directors may be economically incentivized to consummate an initial business combination with a riskier, weaker-performing or less-established target business than would be the case if our management had paid the same per share price for the Founder Shares as our public shareholders paid for their public shares.

Payment for the reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and completing an initial business combination, and repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, may not be paid in the event we do not consummate a business combination.

In the event our sponsor or members of our management team provide loans to us to finance transaction costs and/or incur expenses on our behalf in connection with an initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such loans may not be repaid and/or such expenses may not be reimbursed unless we consummate such business combination.

Similarly, if we agree to pay our sponsor or a member of our management team a finder’s fee, advisory fee, consulting fee or success fee in order to effectuate the completion of our initial business combination, such persons may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as any such fee may not be paid unless we consummate such business combination.

Indemnity	Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of interest which may be withdrawn to pay our taxes, if any (but without deduction for any excise or similar tax that may be due or payable), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations.

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Summary of Risk Factors

An investment in our securities involves a high degree of risk. The occurrence of one or more of the events or circumstances described in the section titled “Risk Factors,” alone or in combination with other events or circumstances, may materially adversely affect our business, financial condition and operating results. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. Such risks include, but are not limited to:

●	We are a newly incorporated Cayman Islands exempted company with no operating history, no revenues and no identified operating business as a target, and you have no basis on which to evaluate our ability to achieve our business objective.

●	Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

●	Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, and even if we hold a vote, holders of our Founder Shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination, because we do not need any of the public shares sold in this offering (assuming only the minimum number of shares representing a quorum are voted, the over-allotment option is not exercised and the initial shareholders do not purchase any units in this offering or units or shares in the after-market), to be voted in favor of the initial business combination.

●	If we seek shareholder approval of our initial business combination, our initial shareholders, including our sponsor, directors and officers, have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

●	Your opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of such business combination.

●	The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares and the amount of deferred underwriting compensation may not allow us to complete the most desirable business combination or optimize our capital structure.

●	The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares and the amount of deferred underwriting compensation could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

●	The requirement that we complete our initial business combination within the completion window may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

●	Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by a global health crisis or other matters of global concern.

●	Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal or state courts may be limited.

●	As the number of SPACs evaluating targets increases, attractive targets may become scarcer and there may be more competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

●	Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

●	We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, which may include acting as M&A advisor in connection with an initial business combination or as placement agent in connection with a related financed transaction. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including for example, in connection with the sourcing and consummation of an initial business combination.

●	We may not be able to complete our initial business combination within the completion window, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may receive only $10.00 per share, or less than such amount in certain circumstances, and our rights will expire worthless.

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●	If we seek shareholder approval of our initial business combination, our initial shareholders, advisors or any of their respective affiliates may elect to purchase shares or rights from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our securities.

●	Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

●	We may seek acquisition opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings.

●	We are not required to obtain an opinion from an independent investment banking firm or from an independent accounting firm regarding fairness. Consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

●	Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

●	Because we are not limited to a particular industry, sector or geography or any specific target business with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

●	If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

●	You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares and/or rights, potentially at a loss.

●	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

●	You will not be entitled to certain protections afforded to investors of some other blank check companies.

●	We may not hold an annual general meeting until after the consummation of our initial business combination, which could delay the opportunity for our shareholders to appoint directors.

●	Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we have not completed our initial business combination within the completion window, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on our redemption of their shares, and our rights will expire worthless.

●	If the funds not being held in the trust account are insufficient to allow us to operate until the end of the completion window, we may be unable to complete our initial business combination.

●	Past performance by our management team and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in the company.

●	We may seek acquisition opportunities in acquisition targets that may be outside of our management’s areas of expertise.

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SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, and accordingly only balance sheet data is presented.

January 31, 2026
	Actual	As Adjusted
		(Unaudited)
Balance Sheet Data:
Working (deficiency)/ capital (1)	$(3,464)	$546,536
Total assets (2)	$-	$77,584,036
Total liabilities (5)	$3,464	$2,250,000
Value of ordinary share subject to possible redemption (3)	$-	$75,000,000
Shareholders’ (deficiency)/ equity (4)	$(3,464)	$334,036

(1) The “as adjusted” calculation includes $550,000 in cash held outside the trust account, minus $3,464 of shareholders’ deficit as of January 31, 2026, assuming the underwriters’ over-allotment option is not exercised.

(2) The “as adjusted” equals $77,037,500 of cash held in trust from the proceeds of this offering and the sale of the Private Units (comprising $75,000,000 from the public offering and $2,037,500 from the sale of Private Units), plus $546,536 in cash held outside the trust account, minus $3,464 of shareholders’ deficit as of January 31, 2026.

(3) Represents the 7,500,000 ordinary shares at $10.00 per share sold in the offering.

(4) Excludes 7,500,000 ordinary shares which may be redeemed in connection with our initial business combination and assuming no exercise of the over-allotment option. The actual number of shares that may be redeemed may exceed this amount. The “as adjusted” calculation equals the “as adjusted” total assets, less the “as adjusted” total liabilities, less the value of ordinary shares that may be redeemed in connection with our initial business combination (initially $10.00 per unit or 100.0% of the gross proceeds from this offering).

(5) The “as adjusted” calculation assumes no redemptions by public shareholders and reflects $2,250,000 deferred underwriting commissions (assuming the over-allotment option is not exercised), which amount would be reduced based on the level of redemption in connection with our initial business combination.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.

RISKS RELATING TO OUR SEARCH FOR, AND CONSUMMATION OF OR INABILITY TO CONSUMMATE, A BUSINESS COMBINATION

We are a newly incorporated exempted company with no operating history, no revenues and no identified operating business as a target, and you have no basis on which to evaluate our ability to achieve our business objective.

We are a newly incorporated exempted company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

As of January 31, 2026, we had no cash and a working capital deficit of $3,464. Further, we expect to incur significant costs in pursuit of our acquisition plans after the completion of our initial public offering. Prior to the closing of this offering, our sponsor has agreed to loan us up to $600,000 pursuant to a promissory note, which is non-interest bearing and due on the earlier of July 21, 2027 or the consummation of this offering. Management’s plans to address this need for capital through this offering are discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our plans to raise capital and to consummate our initial business combination may not be successful. The report of our independent registered public accounting firm on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the completion of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern. Moreover, there is no assurance that we will consummate our initial business combination. These factors raise substantial doubt about our ability to continue as a going concern.

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Our public shareholders may not be afforded an opportunity to vote on our proposed business combination, and even if we hold a vote, holders of our Founder Shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination, because we do not need any of the public shares sold in this offering (assuming only the minimum number of shares representing a quorum are voted, the over-allotment option is not exercised and the initial shareholders do not purchase any units in this offering or units or shares in the after-market), to be voted in favor of the initial business combination.

We may choose not to hold a shareholder vote to approve our initial business combination unless the business combination would require shareholder approval under applicable law or stock exchange listing requirements or if we decide to hold a shareholder vote for business or other reasons. For instance, Nasdaq listing rules currently allow us to engage in a tender offer in lieu of a general meeting but would still require us to obtain shareholder approval if we were seeking to issue more than 20% of our issued and outstanding shares or that involves a merger to a target business as consideration in any business combination. In such case, the decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors, such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. Even if we seek shareholder approval, the holders of our Founder Shares will participate in the vote on such approval and, accordingly, we may complete our initial business combination even if a majority of our public shareholders do not approve of the business combination we intend to complete because we do not need any of the public shares sold in this offering (assuming only the minimum number of shares representing a quorum are voted, the over-allotment option is not exercised and the initial shareholders do not purchase any units in this offering or units or shares in the after- market), to be voted in favor of the initial business combination. See “Proposed Business - Effecting Our Initial Business Combination - Shareholders may not have the ability to approve our initial business combination” for additional information.

If we seek shareholder approval of our initial business combination, our initial shareholders, including our sponsor, directors and officers, have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

Our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our directors and officers, have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any shares held by them in favor of our initial business combination. In addition, the Representative has also agreed, pursuant to the underwriting agreement, solely with respect to the Representative Shares, to vote in favor of our initial business combination. As a result, we would need 2,224,167, or 29.7% of the 7,500,000 public shares sold in this offering (assuming all issued and outstanding shares are voted, the over-allotment option is not exercised and the initial shareholders do not purchase any units in this offering or units or shares in the after-market), to be voted in favor of an initial business combination in order to have such initial business combination approved. Our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our directors and officers, will also enter into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any. We expect that our initial shareholders and their permitted transferees will own at least 28% of our issued and outstanding ordinary shares at the time of any such shareholder vote (not including the ordinary shares underlying the Private Units and excluding the Representative Shares and assuming the sponsor does not purchase units in this offering). Accordingly, if we seek shareholder approval of our initial business combination, it is more likely that the necessary shareholder approval will be received than would be the case if such persons agreed to vote their Founder Shares in accordance with the majority of the votes cast by our public shareholders.

We may not be able to complete a business combination with a target company if such business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

The Committee on Foreign Investment in the U.S. (“CFIUS”) is an interagency committee authorized to review certain transactions involving acquisitions and investments in the U.S. by foreign persons in order to determine the effect of such transactions on the national security of the U.S. CFIUS has jurisdiction to review transactions that could result in control of a U.S. business directly or indirectly by a foreign person, certain non-controlling investments that afford the foreign investor non-passive rights in a “TID U.S. business” (defined as a U.S. business that (1) produces, designs, tests, manufactures, fabricates, or develops one or more critical technologies; (2) owns or operates certain critical infrastructure; or (3) collects or maintains directly or indirectly sensitive personal data of U.S. citizens), and certain acquisitions, leases, and concessions involving real estate even with no underlying U.S. business. Certain categories of acquisitions of and investments in a U.S. business also may be subject to a mandatory notification requirement.

Our sponsor is not, nor is it controlled by, or has substantial ties to, a non-U.S. person. Although we intend to enter into a business combination in which our investors, both our sponsor and its affiliates as well as our public investors, would own a minority of the post-combination company, we cannot guarantee that this will be the case. In addition, we cannot predict whether there will be significant ownership by non-U.S. persons among our shareholders, among other factors that could affect the likelihood of a CFIUS or similar review.

We may seek to complete a business combination with an operating company of any size (subject to our satisfaction of the 80% of net assets test) and in any industry, sector or geography. However, we will not consummate our initial business combination with an entity or business with China operations consolidated through a VIE structure, nor do we currently intend to consummate our initial business combination with a target whose primary operations are in the PRC. If our business combination with a U.S. business is subject to CFIUS review, we may determine that we are required to make a mandatory filing or that we will submit a voluntary notice to CFIUS, or to proceed with the business combination without notifying CFIUS and risk CFIUS intervention, before or after the closing of our initial business combination. CFIUS may decide to block or delay our business combination, impose conditions to mitigate national security concerns with respect to such business combination or order us to divest all or a portion of a U.S. business of the combined company without first obtaining CFIUS clearance. As a result, we may exclude companies in certain industries from consideration as potential business combination partners, and companies in those industries may not view us as an attractive business combination partner, reducing the pool of potential targets companies, and reducing the likelihood that we complete a business combination. We may be adversely affected in terms of competing with other blank check companies or investment partners that do not have similar foreign ownership issues.

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Moreover, the process of government review, whether by the CFIUS or otherwise, could be lengthy, and we have up to 24 months to complete our initial business combination. If the review process extends beyond such timeframe or our business combination is ultimately prohibited by CFIUS or another U.S. government entity, we may be required to liquidate our company. In such circumstances, our rights will expire worthless.

Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your shares from us for cash, unless we seek shareholder approval of such business combination.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of any target businesses. Additionally, since our board of directors may complete a business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the business combination, unless we seek such shareholder approval. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the per-share value of shares held by non-redeeming shareholders will reflect our obligation to pay the deferred underwriting commissions.

The ability of our public shareholders to redeem their shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into a business combination with a target.

We may seek to enter into a business combination transaction agreement with a prospective target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the business combination. Furthermore, redemptions of our public shares may be subject to a net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than the amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination (including, potentially, with the same target). Prospective targets will be aware of these risks and, thus, may be reluctant to enter into a business combination transaction with us.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares and the amount of deferred underwriting compensation may not allow us to complete the most desirable business combination or optimize our capital structure.

At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights and, therefore, we will need to structure the transaction based on our expectations as to the number of shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third-party financing. In addition, if a larger number of shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third-party financing. Raising additional third-party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels.

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In addition, the amount of the deferred underwriting compensation payable to the underwriters will not be adjusted for any shares that are redeemed in connection with an initial business combination. The per share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting compensation and after such redemptions, the amount held in trust will continue to reflect our obligation to pay the entire deferred underwriting compensation. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. As a result, our obligations to redeem public shares for which redemption is requested and to pay the deferred underwriting commissions may not allow us to complete the most desirable business combination or optimize our capital structure.

The ability of our public shareholders to exercise redemption rights with respect to a large number of our shares and the amount of deferred underwriting compensation could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your shares.

If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful increases. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the funds in the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your shares in the open market; however, at such time our shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with your exercise of your redemption rights until we liquidate or you are able to sell your shares in the open market.

The requirement that we complete our initial business combination within the completion window may give potential target businesses leverage over us in negotiating a business combination and may limit the time we have in which to conduct due diligence on potential business combination targets, in particular as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.

Any potential target business with which we enter into negotiations concerning a business combination will be aware that we must complete our initial business combination within the completion window. Consequently, such target business may obtain leverage over us in negotiating a business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the end of the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.

Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by new outbreaks, or continuation of any existing outbreaks, of any infectious disease (such as COVID-19) and the status of debt and equity markets.

Any new outbreaks, or continuation of any existing outbreaks, of any infectious disease (such as COVID-19) or other events (such as terrorist attacks, armed conflicts or natural disasters) could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate an initial business combination could be materially and adversely affected. Furthermore, we may be unable to complete an initial business combination if concerns relating to any outbreak of a disease restricts travel or limits the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers. The extent to which any new outbreak or the continuation of any existing situation impacts our search for an initial business combination will depend on future developments, which are highly uncertain and cannot be predicted. If any such event (such as terrorist attacks, natural disasters or a significant outbreak of other infectious diseases) continues for an extensive period of time, our ability to consummate an initial business combination, or the operations of a target business with which we ultimately consummate an initial business combination, may be materially adversely affected.

In addition, our ability to consummate a transaction may be dependent on the ability to raise equity and debt financing, which may be impacted by outside events (such as terrorist attacks, natural disasters or a significant outbreak of infectious diseases), including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all.

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Our search for an initial business combination, and any target business with which we may ultimately consummate an initial business combination, may be materially adversely affected by current global geopolitical conditions resulting from the ongoing Russia-Ukraine conflict and the recent escalation of hostilities in the Middle East involving Iran, the United States and Israel.

Our search for an initial business combination, and any target business with which we may ultimately consummate an initial business combination, may be materially adversely affected by current global geopolitical conditions resulting from the ongoing Russia-Ukraine conflict and the recent escalation of hostilities in the Middle East involving Iran, the United States and Israel.

United States and global markets are experiencing volatility and disruption following geopolitical instability resulting from the ongoing Russia-Ukraine conflict and the recent escalation of conflict in the Middle East, including increased military activity and tensions involving Iran, the United States and Israel. In addition, such conflicts may lead to increased trading volume and price volatility for publicly traded securities, as well as broader economic uncertainty and disruption. In response to the ongoing Russia-Ukraine conflict, the North Atlantic Treaty Organization (“NATO”) has deployed additional military forces to eastern Europe, and the United States, the United Kingdom, the European Union and other countries have announced various sanctions and restrictive measures against Russia, Belarus and related individuals and entities, including the removal of certain financial institutions from the Society for Worldwide Interbank Financial Telecommunication (SWIFT) payment system.

In addition, the escalation of hostilities in the Middle East has resulted in increased military activity, retaliatory actions, and heightened tensions among a number of countries in the region and globally. Certain countries, including the United States, have provided and may continue to provide military aid or other assistance to allies in the region, and may undertake additional military actions, which could further increase geopolitical instability. These developments have contributed to and may continue to contribute to volatility in global financial markets, including fluctuations in commodity and energy prices, disruptions to global trade routes and supply chains, increased cybersecurity risks, reduced investor confidence and increased trading volume and price volatility for publicly traded securities.

The conflicts in Ukraine and the Middle East, as well as the resulting and potential future actions taken by the United States, NATO, the United Kingdom, the European Union, Israel, Iran and other countries, have created global security concerns that could have a lasting impact on regional and global economies. Although the duration, scope and impact of these conflicts are highly uncertain, they could lead to significant market disruptions, including volatility in credit and capital markets, reduced liquidity, and increased costs of capital.

Any of the foregoing factors, or any other negative impact on the global economy, capital markets or geopolitical conditions resulting from the Russia-Ukraine conflict, the escalation of hostilities in the Middle East, or related sanctions or military actions, could adversely affect our ability to identify and complete an initial business combination on acceptable commercial terms, or at all, and could negatively impact the operations, financial condition and prospects of any target business with which we may ultimately consummate an initial business combination. Such conflicts and related developments may also adversely affect potential target companies, including through disruptions to supply chains, increased commodity and energy prices, cyber-attacks, capital market instability and reduced investor confidence.

The extent and duration of these conflicts, any related sanctions and the resulting market disruptions are impossible to predict, but could be substantial, particularly if geopolitical tensions escalate further or persist for an extended period. Any such disruptions may also heighten many of the other risks described in this section. If these conditions continue or worsen, our ability to consummate an initial business combination, or the operations of a target business with which we may ultimately consummate an initial business combination, may be materially adversely affected.

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Changes in international trade policies, trade disputes, barriers to trade, or the emergence of a trade war may dampen growth in the global economy and could have a material adverse effect on our ability to complete an initial business combination.

Political events, international trade disputes, and other business interruptions could harm or disrupt international commerce and the global economy, and could materially and adversely affect our search for a target for our initial business combination. International trade disputes could result in tariffs and other protectionist measures that could increase the cost of the goods and products which could affect consumer confidence and spending levels. Changes or the threat of changes to tariffs that may apply to certain goods or industries and/or from a variety of countries could make it difficult, costly, impractical or risky for us to enter into a business combination with a company in one of those industries and/or countries. We may deem it inadvisable to enter into an initial business combination with a company as a result of any increased tariff related costs (or associated risks), the recent or increased international tariffs, as well as the threat of additional tariffs, which could materially and adversely affect our business, financial condition and results of operations.

As the number of SPACs evaluating targets increases, attractive targets may become scarcer and there may be strong competition for attractive targets. This could increase the cost of our initial business combination and could even result in our inability to find a target or to consummate an initial business combination.

In recent years, the number of SPACs that have been formed has increased substantially. Many potential targets for SPACs have already entered into an initial business combination, and there are still many SPACs seeking targets for their initial business combination, as well as many such companies currently in registration with the SEC. As a result, at times, fewer attractive targets may be available, and it may require more time, more effort and more resources to identify a suitable target and to consummate an initial business combination.

In addition, because there are many SPACs seeking to enter into an initial business combination with available targets, the competition for available targets with attractive fundamentals or business models may increase, which could cause targets companies to demand improved financial terms. Attractive deals could also become scarcer for other reasons, such as economic or industry sector downturns, geopolitical tensions, or increases in the cost of additional capital needed to close business combinations or operate targets post-business combination. This could increase the cost of, delay or otherwise complicate or frustrate our ability to find and consummate an initial business combination and may result in our inability to consummate an initial business combination on terms favorable to our investors altogether.

If our initial business combination involves a company organized under the laws of the United States (or any subdivision thereof), it is possible a U.S. federal excise tax could be imposed on us in connection with any redemptions of our ordinary shares after or in connection with such initial business combination.

The Inflation Reduction Act of 2022, which, among other things, imposes a 1% U.S. federal excise tax on certain repurchases (including redemptions) of stock by publicly traded U.S. corporations after December 31, 2022 (the “Excise Tax”), subject to certain exceptions. If applicable, the amount of the Excise Tax is generally 1% of the aggregate fair market value of any stock or shares repurchased by the corporation during a taxable year, net of the aggregate fair market value of certain new stock or share issuances by the repurchasing corporation during the same taxable year. The Biden administration proposed increasing the Excise Tax rate from 1% to 4%; however, it is unclear whether such a change will be enacted and, if enacted, how soon it could take effect.

As a Cayman Islands exempted company, the Excise Tax is currently not expected to apply to redemptions of our ordinary shares (absent any regulations or other additional guidance that may be issued in the future).

However, in connection with an initial business combination involving a company organized under the laws of a state of the United States, it is possible that we domesticate and continue as a corporation organized under the laws of a state of the United States prior to certain redemptions. Because we expect that, following such a domestication, our securities would continue to trade on a national securities exchange, in such a case, we could be subject to the Excise Tax with respect to any subsequent redemptions (including redemptions in connection with an extension vote or the initial business combination). Whether and to what extent we would be subject to the Excise Tax in connection with a business combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the business combination, extension vote or otherwise, (ii) the structure of a business combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a business combination (or otherwise issued not in connection with a business combination but issued within the same taxable year of a business combination) and (iv) the content of final regulations and other guidance from the U.S. Department of the Treasury. On June 28, 2024, the Treasury finalized certain of the proposed regulations (those relating to procedures for reporting and paying the Excise Tax). The remaining regulations (largely relating to the computation of the Excise Tax) remain in proposed form. The Treasury intends to finalize these proposed regulations at a later date and, until such time, taxpayers may continue to rely on the proposed regulations.

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Any Excise Tax that becomes payable as a result of any redemptions of our ordinary shares (or other shares into which such ordinary shares may be converted) would be payable by us and not by the redeeming holder. To the extent such taxes are applicable, the amount of cash available to pay redemptions or to transfer to the target business in connection with our initial business combination may be reduced, which could result in our inability to meet conditions in the agreement relating to our initial business combination related to a minimum cash requirement, if any, or otherwise result in the shareholders of the combined company (including any of our shareholders who do not exercise their redemption rights in connection with the initial business combination) to economically bear the impact of such Excise Tax. Consequently, the Excise Tax may make a transaction with us less appealing to potential business combination targets. Finally, subject to certain exceptions, the Excise Tax should not apply in the event of our complete liquidation.

Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.

In recent years, the market for directors and officers liability insurance for SPACs has changed in ways adverse to us and our management team. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. These trends may continue into the future. The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.

In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, which may include acting as M&A advisor in connection with an initial business combination or as placement agent in connection with a related financing transaction. These financial incentives may cause them to have potential conflicts of interest in rendering any such additional services to us after this offering, including, for example, in connection with the sourcing and consummation of an initial business combination.

We may engage one or more of our underwriters or one of their respective affiliates to provide additional services to us after this offering, including, for example, identifying potential targets, providing M&A advisory services, acting as a placement agent in a private offering or arranging debt financing transactions. We may pay such underwriter or its affiliate fair and reasonable fees or other compensation that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters or their respective affiliates and no fees or other compensation for such services will be paid to any of the underwriters or their respective affiliates prior to the date that is 60 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering. The underwriters’ or their respective affiliates’ financial interests tied to the consummation of a business combination transaction may give rise to potential conflicts of interest in providing any such additional services to us, including potential conflicts of interest in connection with the sourcing, valuation and consummation of an initial business combination.

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We may not be able to complete our initial business combination within the completion window, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may receive only $10.00 per share, or less than such amount in certain circumstances, and our rights will expire worthless.

Our initial shareholders, directors and officers have agreed that we must complete our initial business combination within the completion window. We may not be able to find a suitable target business and complete our initial business combination within such time period. An increasing number of SPACs have liquidated in 2023 due to an inability to complete an initial business combination within the allotted completion window. Furthermore, our ability to complete our initial business combination may be negatively impacted by general market conditions, volatility in the capital and debt markets and the other risks described herein, including the impact of events such as the war between Russia and the Ukraine and the recent escalation of the conflict in the Middle East.

If we have not completed our initial business combination within the completion window, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and the directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. In such a case, our public shareholders may receive only $10.00 per share, or less than $10.00 per share, on the redemption of their shares, and our rights will expire worthless. See “Risk Factors - Risks Relating to our Securities and Trust Account - If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If we seek shareholder approval of our initial business combination, our initial shareholders, advisors or any of their respective affiliates may elect to purchase shares or rights from public shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our securities.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, advisors or any of their respective affiliates may purchase public shares or rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. The price per share paid in any such transaction may not be higher than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our initial shareholders, advisors or any of their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, or not redeem their public shares. However, our initial shareholders, advisors or any of their respective affiliates are under no obligation or duty to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. See “Proposed Business - Permitted purchases and other transactions with respect to our securities” for a description of how our initial shareholders, advisors or any of their respective affiliates will select which shareholders with whom to enter into private transactions. None of the funds held in the trust account will be used to purchase public shares or rights in such transactions prior to completion of our initial business combination. If our initial shareholders, advisors or any of their respective affiliates engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

In the event that our initial shareholders, advisors or any of their respective affiliates purchase public shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their public shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Further, any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Our initial shareholders, advisors or any of their respective affiliates will be restricted from making any purchases if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

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Any of the public shares purchased by our initial shareholders, advisors and any of their respective affiliates from public shareholders outside the redemption process described in this prospectus would not be voted in favor of approving our initial business combination. The purpose of any such purchases could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such transactions may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

In the event our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our directors, officers, advisors or their respective affiliates, were to purchase shares from public shareholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act. See “Proposed Business - Permitted purchases and other transactions with respect to our securities.”

Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these criteria and guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by applicable law or stock exchange listing requirements, or we decide to obtain shareholder approval for business or other reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we have not completed our initial business combination within the completion window, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our rights will expire worthless.

We may seek acquisition opportunities with an early stage company, a financially unstable business or an entity lacking an established record of revenue or earnings.

To the extent we complete our initial business combination with an early stage company, a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include investing in a business without a proven business model and with limited historical financial data, volatile revenues or earnings, intense competition and difficulties in obtaining and retaining key personnel. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.

The time required to select and evaluate a target business and to structure and complete our initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which our initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

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We are not required to obtain an opinion from an independent investment banking firm or from an independent accounting firm regarding fairness. Consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.

Unless we complete our initial business combination with an affiliated entity, we will not obtain an opinion that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy solicitation materials or tender offer documents, as applicable, related to our initial business combination.

Resources could be wasted in researching acquisitions that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not completed our initial business combination within the completion window, our public shareholders may receive only approximately $10.00 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our rights will expire worthless.

We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we have not completed our initial business combination within the completion window, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our rights will expire worthless.

Because we are not limited to a particular industry, sector or geography or any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

We may seek to complete a business combination with an operating company of any size (subject to our satisfaction of the 80% of net assets test) and in any industry, sector or geography. We will not, however, consummate our initial business combination with an entity or business with China operations consolidated through a VIE structure, nor do we currently intend to consummate our initial business combination with a target whose primary operations are in the PRC. In addition, we will not, under our amended and restated memorandum and articles of association, be permitted to effectuate our initial business combination solely with another blank check company or similar company with nominal operations. Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or development stage entity. Although our directors and officers will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to our investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain a shareholder following our initial business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value.

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We may conduct business combination with a target company within the industry which is subject to heightened regulatory scrutiny from the SEC, CFTC, or other regulatory agencies.

Our efforts to identify a prospective target business will not be limited to a particular geographic region or industry sector. However, we intend to primarily focus on target businesses operating in industries with high-growth potential globally, including but not limited to high technology, artificial intelligence, intelligent manufacturing and innovative pharmaceuticals and biotechnology. We have not selected any specific business combination target. Certain industries are currently experiencing increased regulatory attention and rapidly evolving frameworks by U.S. and international authorities, including, but not limited to, the SEC and Commodity Futures Trading Commission (CFTC). In addition, if we pursue a business combination with a target that operates outside the United States, we will also be subject to the regulatory frameworks of such foreign jurisdictions, including, for example, laws and regulations relating to data protection and cybersecurity, digital asset compliance and licensing requirements, and export controls, supply chain security or industrial policy restrictions. Any changes to, or uncertainties in, such foreign regulatory regimes could materially affect our ability to identify and consummate a business combination and the post-combination operations and value of the target business. Heightened scrutiny may result in increased compliance costs, potential restrictions, delays in completing a business combination, or even inability to consummate a transaction in certain sectors. Any regulatory enforcement action, changes in applicable laws or regulations, or differing interpretations of existing regulations could have a material adverse effect on our ability to identify and complete a business combination and on the operating results and value of any business with which we combine.

RISKS RELATING TO OUR SECURITIES AND TRUST ACCOUNT

If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination or fails to comply with the procedures for tendering its shares, such shares may not be redeemed.

We will comply with the proxy rules or tender offer rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our proxy or tender offer materials, as applicable, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly redeem or tender public shares. For example, we may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the or proxy materials or tender offer documents mailed to such holders, or up to two business days prior to the scheduled vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed. See “Proposed Business - Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419 - Tendering share certificates in connection with redemption rights or a tender offer.”

You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares and/or rights, potentially at a loss.

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) our completion of an initial business combination, and then only in connection with those ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within the completion window, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of rights will not have any right to the proceeds held in the trust account with respect to the rights. Accordingly, to liquidate your investment, you may be forced to sell your public shares and/or rights, potentially at a loss.

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Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend to have our units listed on Nasdaq on or promptly after the date of this prospectus and our ordinary shares and rights listed on or promptly after their date of separation. We cannot guarantee that our securities will be approved for listing on Nasdaq. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in the Nasdaq listing rules, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, following our initial public offering, we must maintain a minimum amount of market value of listed securities (generally $50 million) and a minimum number of holders of our securities (generally 400 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, for The Nasdaq Capital Market, our share price would generally be required to be at least $4.00 per share, the market value of listed securities would generally be required to be at least $75 million and we would be required to have a minimum of 400 round lot holders of our securities (with at least 50% of such round lot holders holding securities with a market value of at least $2,500). We cannot assure you that we will be able to meet those initial listing requirements at that time. In addition, Nasdaq has broad subjective authority to deny listing or apply additional or more stringent criteria based on any event, condition, or circumstance that makes the listing of the company inadvisable or unwarranted in the opinion of Nasdaq. Such determination can be made even if we meet the standards forth initial or continued listing.

If Nasdaq delists any of our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect such securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our ordinary shares is a “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996 (“NSMIA”), prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our ordinary shares and rights will be listed on Nasdaq, our units, ordinary shares and rights will qualify as covered securities under such statute. Although the states are preempted from regulating the sale of covered securities, NSMIA does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on Nasdaq, our securities would not qualify as covered securities under NSMIA and we would be subject to regulation in each state in which we offer our securities.

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You will not be entitled to certain protections afforded to investors of some other blank check companies.

Since the net proceeds of this offering and the sale of the Private Units are intended to be used to complete an initial business combination with a target business that has not been selected, we may be deemed to be a “blank check” company under the U.S. securities laws. However, because our securities will be listed on a national exchange post-closing, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, see “Proposed Business - Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our ordinary shares.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.

Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we have not completed our initial business combination within the completion window, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on our redemption of their shares, and our rights will expire worthless.

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the Private Units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek shareholder approval of our initial business combination and we are obligated to pay cash for our ordinary shares, these payments will reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. If we have not completed our initial business combination within the completion window, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our rights will expire worthless. See “Risk Factors - Risks Relating to our Securities and Trust Account - If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

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If the funds not being held in the trust account are insufficient to allow us to operate until the end of the completion window, we may be unable to complete our initial business combination.

The funds available to us outside of the trust account may not be sufficient to allow us to operate until the end of the completion window, assuming that our initial business combination is not completed during that time. We expect to incur significant costs in pursuit of our acquisition plans. Management’s plans to address this need for capital through this offering and potential loans from certain of our affiliates are discussed in the section of this prospectus titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” However, our affiliates are not obligated to make loans to us in the future, and we may not be able to raise additional financing from unaffiliated parties necessary to fund our expenses. Any such event in the future may negatively impact the analysis regarding our ability to continue as a going concern at such time.

We believe that, upon the closing of this offering, the funds available to us outside of the trust account, will be sufficient to allow us to operate until the end of the completion window; however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay commitment fees for financing and fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we have not completed our initial business combination within the completion window, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our rights will expire worthless. See “Risk Factors - Risks Relating to our Securities and Trust Account - If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

If the net proceeds of this offering and the sale of the Private Units not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we may depend on loans from our sponsor or management team to fund our search, to pay our taxes and to complete our initial business combination.

Of the net proceeds of this offering and the sale of the Private Units, only approximately $550,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $550,000 we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $550,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we use all of the funds held outside of the trust account and all interest available to us, we may not have sufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. Neither our sponsor, members of our management team nor any of their respective affiliates is under any obligation to loan funds to, or otherwise invest in, us in such circumstances. Any such loans may be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. If we have not completed our initial business combination within the completion window because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. In such case, our public shareholders may receive only $10.00 per share, or less in certain circumstances, and our rights will expire worthless. See “Risk Factors - Risks Relating to our Securities and Trust Account - If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors herein.

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Subsequent to our completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and the price of our securities, which could cause you to lose some or all of your investment.

Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may be present with a particular target business that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write down or write off the value of assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise, and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing. Accordingly, any shareholders who choose to remain a shareholder following our initial business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative.

Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we have not completed our initial business combination within the completion window, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.00 per public share initially held in the trust account, due to claims of such creditors.

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of taxes payable and up to US$100,000 of interest to pay dissolution expenses, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Our sponsor may not have sufficient funds available to satisfy those obligations. We have not asked our sponsor to reserve for such obligations, and therefore, no funds are currently set aside to cover any such obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.00 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our directors or officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

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Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.

In the event that the proceeds in the trust account are reduced below the lesser of (1) $10.00 per public share or (2) such lesser amount per share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of taxes payable and up to US$100,000 of interest to pay dissolution expenses, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.00 per share.

The securities in which we invest the funds held in the trust account could bear a negative rate of interest, which could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

The proceeds held in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations and/or held as cash or cash items (including in demand deposit accounts). While short-term U.S. government treasury obligations currently yield a positive rate of interest, they have briefly yielded negative interest rates in recent years. Central banks in Europe and Japan pursued interest rates below zero in recent years, and the Open Market Committee of the Federal Reserve has not ruled out the possibility that it may in the future adopt similar policies in the United States. In the event that we are unable to complete our initial business combination or make certain amendments to our amended and restated memorandum and articles of association, we will redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any). Negative interest rates could reduce the value of the assets held in trust such that the per-share redemption amount received by public shareholders may be less than $10.00 per share.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.

If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding- up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy and/or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith by paying public shareholders from the trust account prior to addressing the claims of creditors, thereby exposing itself and us to claims of punitive damages.

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If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.

If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding- up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency laws and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy claims deplete the trust account, the per-share amount that would otherwise be received by our public shareholders in connection with our liquidation would be reduced.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.

As described in the risk factor below entitled “Changes to laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws, regulations, interpretations or applications may adversely affect our business, including our ability to negotiate and complete our initial business combination”, the SEC’s adopting release provided guidance describing circumstances in which a SPAC could become subject to regulation under the Investment Company Act, including its duration, asset composition, business purpose, and the activities of the SPAC and its management team in furtherance of such goals. Whether a SPAC is an investment company will be a question of facts and circumstances. We can give no assurance that a claim will not be made that we have been operating as an unregistered investment company.

If we are deemed to be an investment company under the Investment Company Act, we may have to change our operations, wind down our operations, or register as an investment company under the Investment Company Act. Our activities may be restricted, including restrictions on the nature of our investments and restrictions on the issuance of securities, each of which may make it difficult for us to complete our initial business combination.

In addition, we may have imposed upon us burdensome requirements, including:

●	registration as an investment company with the SEC;

●	adoption of a specific form of corporate structure; and

●	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations that we are currently not subject to.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and/or held as cash or cash items (including in demand deposit accounts). Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. Notwithstanding an investment of proceeds in government securities, we could nevertheless be considered to be operating as an unregistered investment company, and the longer we hold such securities, the more likely it is that we would be considered an unregistered investment company. If our facts and circumstances change over time, we will update our disclosure to reflect how those changes impact the risk that we may be considered to be operating as an unregistered investment company. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete a business combination. If we have not completed our initial business combination within the completion window, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account and our rights will expire worthless, and our public shareholders would also lose the possibility of an investment opportunity in a target company as well as any potential price appreciation in the combined company following a business combination.

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To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, we may, at any time, instruct the trustee to liquidate the securities held in the trust account and instead to hold the funds in the trust account in cash until the earlier of the consummation of our initial business combination or our liquidation. As a result, following the liquidation of securities in the trust account, we would likely receive minimal interest, if any, on the funds held in the trust account, which would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

The funds in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations and/or held as cash or cash items (including in demand deposit accounts). To mitigate the risk of us being deemed to be an unregistered investment company (including under the subjective test of Section 3(a)(1)(A) of the Investment Company Act) and thus subject to regulation under the Investment Company Act, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee with respect to the trust account, to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to hold all funds in the trust account in cash or cash like items or in an interest bearing demand deposit account at a bank until the earlier of consummation of our initial business combination or liquidation of the company. Following such liquidation, we would likely receive minimal interest, if any, on the funds held in the trust account. However, interest previously earned on the funds held in the trust account still may be released to us to pay our taxes, if any (but without deduction for any excise or similar tax that may be due or payable). As a result, any decision to liquidate the investments held in the trust account and thereafter to hold all funds in the trust account in cash or cash like items or in an interest bearing demand deposit account at a bank would reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company.

In addition, we may still be deemed to be an investment company. The longer that the funds in the trust account are held in short-term U.S. government treasury obligations or in money market funds invested exclusively in such securities, the greater the risk that we may be deemed an unregistered investment company, in which case we may be required to liquidate the Company. As disclosed above, we may determine, in our discretion, to liquidate the securities held in the trust account at any time, and instead hold all funds in the trust account in cash or cash like items or in an interest bearing demand deposit account at a bank, which would further reduce the dollar amount our public shareholders would receive upon any redemption or liquidation of the Company. Were we to liquidate the Company, our rights would expire worthless, and our securityholders would lose the investment opportunity associated with an investment in the target company with which we could have consummated an initial business combination. In addition, upon moving the funds from the trust account to a deposit account, we will maintain the cash items in bank accounts which, at times, may exceed federally insured limits as guaranteed by the Federal Deposit Insurance Corporation (“FDIC”). While we intend to place our deposits in high-quality banks, only a small portion of the funds in our trust account will be guaranteed by the FDIC.

Adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions, could adversely affect our business, financial condition or results of operations, or our prospects.

The funds in our operating account and our trust account will be held in banks or other financial institutions and will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations and/or held as cash or cash items (including in demand deposit accounts). Our cash held in non-interest bearing and interest-bearing accounts may exceed any applicable FDIC insurance limits. Should events, including limited liquidity, defaults, non-performance or other adverse developments occur with respect to the banks or other financial institutions that hold our funds, or that affect financial institutions or the financial services industry generally, or concerns or rumors about any events of these kinds or other similar risks, the value of the assets in our trust account could be impaired, which could have a material impact on our operating results, liquidity, financial condition and prospects. For example, on March 10, 2023, the FDIC announced that Silicon Valley Bank had been closed by the California Department of Financial Protection and Innovation. We cannot guarantee that the banks or other financial institutions that will hold our funds will not experience similar issues.

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If we have not completed our initial business combination within the completion window, our public shareholders may be forced to wait beyond the completion window before redemption from our trust account.

If we have not completed our initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and up to US$100,000 of interest to pay dissolution expenses) divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.

Any redemption of public shareholders from the trust account shall be effected automatically by function of our amended and restated memorandum and articles of association prior to any voluntary winding up. If we are required to windup, liquidate the trust account and distribute such amount therein, pro rata, to our public shareholders, as part of any liquidation process, such winding up, liquidation and distribution are subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In that case, investors may be forced to wait beyond the end of the completion window before the redemption proceeds of our trust account become available to them and they receive the return of their pro rata portion of the proceeds from our trust account. We have no obligation to return funds to investors prior to the date of our redemption or liquidation unless, prior thereto, we consummate our initial business combination or amend certain provisions of our amended and restated memorandum and articles of association and then only in cases where investors have properly sought to redeem their ordinary shares. Only upon our redemption or any liquidation will public shareholders be entitled to distributions if we have not completed our initial business combination within the completion window and do not amend certain provisions of our amended and restated memorandum and articles of association prior thereto.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their shares.

Our amended and restated memorandum and articles of association provides that in the event that we do not consummate a business combination by 24 months from the effective date of the registration statement of which this prospectus forms a part (which period may be extended, at our election, up to two times for an additional three months each, for a total of up to 30 months), or such later time as the shareholders may approve in accordance with the amended and restated memorandum and articles of association, we will (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and the directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our shareholders could potentially be liable for any claims to the extent of distributions received by them (but no more).

If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of approximately $18,300 and imprisonment for five years in the Cayman Islands.

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We may not hold an annual general meeting until after the consummation of our initial business combination, which could delay the opportunity for our shareholders to elect directors.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. As an exempted company, there is no requirement under the Companies Act for us to hold annual or extraordinary general meetings at which our shareholders would elect directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to appoint directors and to discuss company affairs with our founding team.

The grant of registration rights to our security holders and their permitted transferees may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our ordinary shares.

Pursuant to an agreement to be entered into on or prior to the closing of this offering, at or after the time of our initial business combination, our initial shareholders and their permitted transferees can demand that we register the resale an aggregate of 2,916,667 (or 3,354,167 if the over-allotment is exercised in full) Founder Shares, 203,750 Private Units (or up to 217,813 Private Units if the underwriters’ over-allotment option is exercised in full), the underlying private shares and rights. In addition, the holders of the Private Units (and underlying securities) may demand that we register the resale of such units and the underlying securities. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our ordinary shares that is expected when the ordinary shares owned by our initial shareholders or their permitted transferees, and our Private Units (and underlying securities) are registered for resale.

We may issue additional shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. Any such issuances would dilute the interest of our shareholders and likely present other risks.

Our amended and restated memorandum and articles of association will authorize the issuance of up to 500,000,000 ordinary shares of a par value of $0.0001 each. Immediately after this offering, there will be 487,703,833 (assuming that the underwriters have not exercised their over-allotment option) authorized but unissued ordinary shares available for issuance, which amount takes into account shares reserved for issuance upon conversion of outstanding rights. Immediately after this offering, there will be no preferred shares issued and outstanding.

We may issue a substantial number of additional ordinary shares, and may issue preferred shares, in order to complete our initial business combination or under an employee incentive plan after completion of a business combination. However, our amended and restated memorandum and articles of association will provide, among other things, that after the issue of public shares and prior to the consummation of our initial business combination, we may not issue additional shares or any other securities that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with public shares on a business combination. The issuance of additional ordinary shares or preferred shares:

●	may significantly dilute the equity interest of investors in this offering;

●	may subordinate the rights of holders of ordinary shares if preference shares are issued with rights senior to those afforded to our ordinary shares;

●	could cause a change of control if a substantial number of our ordinary shares is issued, which could result in the resignation or removal of our present directors and officers;

●	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

●	may adversely affect prevailing market prices for our units, ordinary shares and/or rights.

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Because each unit contains one right to receive one-fifth (1/5) of one ordinary share upon the consummation of our initial business combination, and only whole shares will be issued in exchange for rights, the units may be worth less than units of other special purpose acquisition companies.

Except in cases where we are not the surviving company in a business combination, each holder of a public right will automatically receive one-fifth (1/5) of one ordinary share upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert its rights in order to receive the one-fifth (1/5) of one ordinary share underlying each right upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of rights.

As a result, you must hold rights in multiples of five in order to receive ordinary shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem 100% of the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

We may amend the terms of the rights in a manner that may be adverse to holders of Public Rights with the approval by the holders of at least a majority of the then issued and outstanding Public Rights.

Our Public Rights will be issued in registered form under a rights agreement between Odyssey Transfer & Trust, as rights agent, and us. The rights agreement provides that the terms of the Public Rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or correct any mistake, including to conform the provisions of the rights agreement to the description of the terms of the Public Rights and the rights agreement set forth in this prospectus, but requires the approval by the holders of at least a majority of the then issued and outstanding Public Rights to make any change that adversely affects the interests of the registered holders of Public Rights. Accordingly, we may amend the terms of the Public Rights in a manner adverse to a holder if holders of at least a majority of the then issued and outstanding Public Rights approve of such amendment.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our memorandum and articles of association as amended and restated from time to time, for a proper purpose and for what they believe in good faith to be in the best interests of our company.

Our rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, which could limit the ability of rights holders to obtain a favorable judicial forum for disputes with our company.

Our rights agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the rights agreement, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the rights agreement will not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. We note that there is uncertainty as to whether a court would enforce such provisions, and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

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Any person or entity purchasing or otherwise acquiring any interest in any of our rights shall be deemed to have notice of and to have consented to the forum provisions in our rights agreement. If any action, the subject matter of which is within the scope the forum provisions of the rights agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such rights holder in any such enforcement action by service upon such rights holder’s counsel in the foreign action as agent for such rights holder.

This choice-of-forum provision may limit a rights holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our rights agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management team.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our ordinary shares and could entrench management.

Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preference shares, which may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

We are also subject to anti-takeover provisions under the Companies Act which could delay or prevent a change of control. Together these provisions may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Recent increases in inflation in the United States and elsewhere could make it more difficult for us to complete our initial business combination.

Recent increases in inflation in the United States and elsewhere may lead to increased price volatility for publicly traded securities, including ours, or other national, regional or international economic disruptions, any of which could make it more difficult for us to complete our initial business combination.

RISKS RELATED TO OUR SPONSOR, MANAGEMENT TEAM, AND THEIR RESPECTIVE AFFILIATES

Past performance by our management team and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, may not be indicative of future performance of an investment in the company.

Information regarding performance by our management team and their respective affiliates is presented for informational purposes only. Past performance by our management team and their respective affiliates, including investments and transactions in which they have participated and businesses with which they have been associated, is not a guarantee either (1) that we will be able to identify a suitable candidate for our initial business combination or (2) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team or their affiliates or any related investment’s performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward.

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Our sponsor could divest its ownership interest in us, or the ownership of our sponsor could change, which could deprive us of key personnel, including at a time when we are still searching for a business combination target.

Our sponsor is a British Virgin Islands business company with limited liability of which Mr. Thomas Patrick Gehl, our Chief Executive Officer and Chairman, is the beneficial owner. Mr. Thomas Patrick Gehl holds voting and investment discretion with respect to the Founder Shares and Private Units held of record by our sponsor. Pursuant to a letter agreement to be entered into with us, each of initial shareholders, including our sponsor and our directors and officers, has agreed to certain restrictions on such party’s ability to transfer, assign or sell, directly or indirectly, Founder Shares, Private Units and the securities underlying the Private Units to unaffiliated parties. However, this letter agreement may be amended by the parties to it, including us, with the consent of the representative. Therefore, it is possible that our sponsor may in the future be permitted to transfer, assign or sell, directly or indirectly, all or part of its interests in us to unaffiliated parties. In addition, the managing member of our sponsor could decide to transfer, assign or sell all or part of such manager’s interests in our sponsor, or permit such transfers, assignments or sales by other members of our sponsor, if any. As a result, there is a risk that our sponsor could divest its ownership or economic interests in us, or that the ownership of our sponsor could change, which would likely result in our loss of key personnel, including Mr. Thomas Patrick Gehl, including at a time before a business combination target is identified. There can be no assurance that any replacement management team or sponsor could successfully identify a business combination target for us or, if one were identified, successfully complete such a business combination.

We may seek acquisition opportunities in acquisition targets that may be outside of our management’s areas of expertise.

We will consider a business combination outside of our management’s areas of expertise if such business combination candidate is presented to us and we determine that such candidate offers an attractive acquisition opportunity for our company. In the event we elect to pursue an acquisition outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors relevant to such acquisition. Accordingly, any shareholders who choose to remain a shareholder following our initial business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value.

Our directors and officers will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.

Our directors and officers are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for a business combination and their other responsibilities. We do not intend to have any full-time employees prior to the completion of our business combination. Each of our directors and officers is engaged in several other business endeavors for which he or she may be entitled to substantial compensation and our directors and officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors will also serve as officers and/or board members for other entities. If our directors’ and officers’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. See “Management - Directors and Executive Officers” for a discussion of our officers’ and directors’ other business affairs.

We are dependent upon our directors and officers and their departure could adversely affect our ability to operate.

Our operations are dependent upon a relatively small group of individuals. We believe that our success depends on the continued service of our directors and officers, at least until we have completed our initial business combination. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or officers. The unexpected loss of the services of one or more of our directors or officers could have a detrimental effect on us.

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Our ability to effect our initial business combination and to be successful thereafter will be dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of our or a target’s key personnel could negatively impact the operations and profitability of our post-combination business.

Our ability to effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements.

In addition, the directors and officers of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel may be able to remain with our company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination, as we do not expect that any of our key personnel will remain with us after the completion of our initial business combination. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company.

When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain a shareholder following our initial business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value.

The directors and officers of an acquisition candidate may resign upon completion of our initial business combination. The departure of a business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an acquisition candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time.

Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with the acquisition candidate following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

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Certain of our initial shareholders, including certain of our directors and officers, are now, and all of them may become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our initial shareholders, including certain of our directors and officers, are, or may become, affiliated with entities that are engaged in a similar business. Our initial shareholders are not prohibited from sponsoring, investing in or otherwise becoming involved with, any other blank check companies (including special purpose acquisition companies similar to our company), including in connection with their initial business combinations, prior to us completing our initial business combination. In particular, certain of our officers and certain of our directors have fiduciary and contractual duties to certain companies in which they have invested, including companies in industries we may target for our initial business combination. Potential investors should also be aware of certain potential conflicts of interest as further described in “Management - Conflicts of Interest.”

As described therein, as a result of multiple business affiliations, our directors and officers have now and may have in the future similar legal obligations to other companies that may require them to present business opportunities to those companies. Accordingly, if any of our directors or officers become aware of a business combination opportunity which is suitable for another entity to whom he or she owes fiduciary or contractual duties, he or she may need to honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to their fiduciary duties under Cayman Islands law. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. For additional discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, see “Proposed Business - Our Acquisition Process,” “Management - Directors and Executive Officers,” “Management - Conflicts of Interest,” “Management – Prior SPAC Experience” and “Certain Relationships and Related Party Transactions.”

Our directors, officers, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.

We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into a business combination with a target business that is affiliated with our initial shareholders, although we currently do not intend to do so. Nor do we have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.

In particular, affiliates of our initial shareholders have invested in a diverse set of industries. As a result, there may be substantial overlap between companies that would be a suitable business combination for us and companies that would make an attractive target for such other affiliates.

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We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our initial shareholders, which may raise potential conflicts of interest.

In light of the involvement of our initial shareholders with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, directors and officers. Certain of our directors and officers also serve as officers and board members for other entities, including those described under “Management - Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our initial shareholders are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning a business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria and guidelines for a business combination as set forth in “Proposed Business - Initial Business Combination” and such transaction was approved by a majority of our independent and disinterested directors. Despite our agreement that we, or a committee of independent and disinterested directors, will engage independent advisors to assist with the evaluation and will obtain an opinion from an independent investment banking firm or from an independent accounting firm, regarding the fairness to our company from a financial point of view of a business combination with one or more domestic or international businesses affiliated with our directors or officers, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.

Members of our management team and board of directors have experience as founders, board members, officers, executives or employees of other companies. Certain of these persons have been, are currently, or may become involved in litigation, investigations or other proceedings, including related to those other companies or otherwise. Any such involvements have an adverse effect on us and may impede our ability to consummate an initial business combination.

During the course of their careers, members of our management team and board of directors have had experience as founders, board members, officers, executives and employees of other companies, including SPACs. Certain of those persons have been, are currently and may in the future become involved in litigation, investigations or other proceedings, including proceedings relating to alleged misconduct in business affairs or otherwise.

Any such litigation, investigations or other proceedings may divert the attention and resources of our management team and board of directors away from identifying and selecting a successful target business or businesses for our initial business combination and may result in findings, orders or other determinations adverse to members of our management team or board of directors, or otherwise negatively affect our reputation, which may impede our ability to complete a successful initial business combination and may have an adverse effect on the price of our securities.

Members of our management team and board of directors, and their respective affiliated entities may have been, and may in the future be, involved in civil disputes or governmental investigations unrelated to our business. Any such involvements may have an adverse effect on us and may impede our ability to consummate an initial business combination.

Members of our management team and board of directors, and their respective affiliated entities have been, and intend to continue to be, involved in a wide variety of business activities. Such involvement has in the past led to, and may continue to lead to, media coverage and public awareness. Any such media coverage and public awareness could be detrimental to our reputation and could negatively affect our ability to complete a successful initial business combination. In addition, members of our management team and board of directors, and their respective affiliated entities have been, and may in the future be, involved in civil disputes or governmental investigations unrelated to our business.

Any such involvements in civil disputes or governmental investigations, could be detrimental to our reputation and could negatively affect our ability to complete a successful initial business combination and may have an adverse effect on the price of our securities.

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The nominal purchase price paid by our sponsor for the Founder Shares may result in significant dilution to the implied value of your public shares upon the consummation of our initial business combination, and our sponsor is likely to make a substantial profit on its investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to materially decline.

Prior to this offering, our sponsor paid a nominal aggregate purchase price of $25,000 for the 3,354,167 Founder Shares (including an aggregate of up to 437,500 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part). As a result, the value of your public shares may be significantly diluted upon the consummation of our initial business combination, when the Founder Shares are converted into public shares.

The following table shows the public shareholders’ and our sponsor’s investment per share and how these compare to the implied value of one ordinary share upon the completion of our initial business combination. The following table assumes that (i) our valuation is $75,000,000 (which is the amount we would have in the trust account for our initial business combination assuming the underwriters’ over-allotment option is not exercised and following payment of the underwriters’ deferred fee), (ii) no interest is earned on the funds held in the trust account, (iii) no public shares are redeemed in connection with our initial business combination and (iv) all Founder Shares are held by our initial shareholders upon completion of our initial business combination, and does not take into account other potential impact on our valuation at the time of the initial business combination, such as (a) the value of our public and private rights, (b) the trading price of our ordinary shares, (c) the initial business combination transaction costs (other than the payment of the deferred underwriting commissions, which are equal to 3% of the gross proceeds in this offering remaining in the trust account at the closing of the business combination), (d) any equity issued or cash paid to the target’s sellers, (e) any equity issued to other third party investors, or (f) the target’s business itself.

Public shares	9,000,000
Founder Shares	3,354,167
Private shares	244,500
Representative Shares	135,000
Total shares	12,296,167
Total funds in trust available for initial business combination	$75,000,000
Public shareholders’ investment per ordinary share(1)	$10.0
Sponsor’s investment per ordinary share(2)	$0.652
Initial implied value per public share(3)	$9.575
Implied value per share upon consummation of initial business combination(4)	$6.01

(1)	While the public shareholders’ investment is in both the public shares and the Public Rights, for purposes of this table the full investment amount is ascribed to the public shares only.

(2)	Sponsor’s investment per ordinary share if the over-allotment is not exercised. The total investment in the equity of the company by the sponsor is $2,062,500, consisting of (i) $25,000 paid by the sponsor for the Founder Shares, (ii) $2,037,500 paid by the sponsor for 203,750 Private Units. For purposes of this table, the full investment amount is ascribed to the Founder Shares only.

(3)	Initial implied value per public share is defined as the total funds in trust available for the initial business combination (assuming the underwriters’ over-allotment option is not exercised) divided by the public shares issued of 7,500,000 (assuming the underwriters’ over-allotment option is not exercised).

(4)	Implied value per share upon consummation of the initial business combination is calculated by dividing the total funds available for the initial business combination (assuming the underwriters’ over-allotment option is not exercised) by the total number of ordinary shares outstanding immediately following such conversion of all Founder Shares. All Founder Shares will automatically convert into ordinary shares on a one-for-one basis upon completion of our initial business combination (or earlier at the option of the holder).

Based on these assumptions, each ordinary share would have an implied value of $6.01 per share upon completion of our initial business combination, representing an approximately 39.9% decrease from the initial implied value of $10.00 per public share. While the implied value of $6.01 per ordinary share upon completion of our initial business combination would represent a dilution to our public shareholders, this would represent a significant increase in value for our sponsor relative to the price it paid for each founder share. At $6.01 per ordinary share, the 3,354,167 ordinary shares that the sponsor would own upon completion of our initial business combination would have an aggregate implied value of approximately $17,529,169, the 244,500 ordinary shares that are included within the Private Units that the sponsor would own upon completion of our initial business combination would have an aggregate implied value of $1,469,445. As a result, even if the trading price of our ordinary shares significantly declines, the value of the Founder Shares held by our sponsor will be significantly greater than the amount our sponsor paid to purchase such shares. In addition, our sponsor could potentially recoup its entire investment in our company even if the trading price of our ordinary shares after the initial business combination is as low as $0.652 per share  (calculated by dividing the total amount invested by the sponsor for its Founder Shares and Private Units by the total number of ordinary shares held by the sponsor following the offering). As a result, our sponsor is likely to earn a substantial profit on its investment in us upon disposition of its ordinary shares even if the trading price of our ordinary shares declines after we complete our initial business combination.

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Our sponsor may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business than would be the case if our sponsor had paid the same per share price for the Founder Shares as our public shareholders paid for their public shares.

Since our initial shareholders and any other holder of our Founder Shares, will lose their entire investment in us if our initial business combination is not completed, a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.

Our sponsor purchased an aggregate of 3,354,167 Founder Shares (including an aggregate of up to 437,500 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part) for an aggregate purchase price of $25,000, or approximately $0.0075 per share. Our sponsor and the other initial shareholders will own 28% of our issued and outstanding ordinary shares after this offering (not including the ordinary shares underlying the Private Units and excluding the Representative Shares and assuming it does not purchase any units in this offering). Our initial shareholders, including members of our board of directors, acquired Founder Shares for approximately $0.0075 per share and we are offering units at a price of $10.00 per unit in this offering; as a result, our initial shareholders, including members of our board of directors, could make a substantial profit (approximately $29,141,670 with respect to the Founder Shares if the Founder Shares were to be sold at $10.00 per share, the initial public offering price of the units) after the initial business combination even if public investors experience substantial losses and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination.

Our sponsor has committed to purchase an aggregate of 203,750 Private Units at a price of $10.00 per unit ($2,037,500 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering, or up to 2,875 units at $10.00 per unit (for a total purchase price of $ 2,178,130) if the underwriter elects to fully exercise its over-allotment option that will also be worthless if we do not complete a business combination. Each private unit will consist of one ordinary share and one right to receive one-fifth (1/5) of an ordinary share upon the consummation of an initial business combination. The Private Units are identical to the units sold in this offering, subject to certain limited exceptions as described in this prospectus.

The Founder Shares are identical to the ordinary shares included in the units being sold in this offering. However, our initial shareholders have agreed, pursuant to written letter agreements with us (A) to vote their Founder Shares private shares and any public shares purchased in or after this offering (to the extent permitted under applicable securities laws and the limitations described in this prospectus) in favor of any proposed business combination, (B) not to propose, or vote in favor of, an amendment to our amended and restated memorandum and articles of association that would stop our public shareholders from converting or selling their shares to us in connection with a business combination or that would affect the substance or timing of our redemption obligation to redeem all public shares if we cannot complete an initial business combination within 24 months from the effective date of the registration statement of which this prospectus forms a part (which period may be extended, at our election, up to two times for an additional three months each, for a total of up to 30 months), unless we provide public shareholders an opportunity to redeem their public shares in conjunction with any such amendment, (C) not to redeem the Founder Shares (as well as any other shares acquired in or after this offering), into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or sell any shares to us in any tender offer in connection with our proposed initial business combination) or a vote to amend the provisions of our amended and restated memorandum and articles of association relating to shareholders’ rights or pre-business combination activity, and (D) that the Founder Shares shall not participate in any liquidating distribution upon winding up if a business combination is not consummated. While we do not expect our board of directors to approve any amendment to or waiver of the letter agreement, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to or waivers of the letter agreement in connection with the consummation of our initial business combination. Any amendment or waiver entered into in connection with the consummation of our initial business combination will be disclosed in our proxy materials or tender offer documents, as applicable, related to such initial business combination, and any other material amendment to or waiver of any of our material agreements will be disclosed in a filing with the SEC. Any such amendments or waivers would not require approval from our shareholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities.

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The personal and financial interests of our initial shareholders may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the deadline for completing our initial business combination nears. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and are in our shareholders’ best interests. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands law and we might have a claim against such individuals. However, we might not ultimately be successful in any claim we may make against them for such reason.

We may not have sufficient funds to satisfy indemnification claims of our directors and officers.

We will enter into indemnity agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association.

However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.

GENERAL RISKS

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.

Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:

●	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;

●	our inability to obtain necessary additional financing if the debt contains covenants restricting our ability to obtain such financing while the debt is outstanding;

●	our inability to pay dividends on our ordinary shares;

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●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We may be able to complete only one business combination with the proceeds of this offering and the sale of the Private Units, which will cause us to be solely dependent on a single business which may have a limited number of products or services. This lack of diversification may negatively impact our operations and profitability.

The net proceeds from this offering and the sale of the Private Units will provide us with $77,037,500 (or $88,428,130 if the underwriters’ over-allotment option is exercised in full) to complete our initial business combination (after taking into account the deferred underwriting commissions being held in the trust account, which are equal to 3% of the gross proceeds in the offering remaining in the trust account at the closing of the business combination). $75,000,000, (or $86,250,000 if the underwriters’ over-allotment option is exercised in full) will be held in the trust account and exclude an aggregate of $600,000 to pay fees and expenses in connection with the closing of this offering and to provide working capital following the closing.

We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity our lack of diversification may subject us to numerous economic, competitive and regulatory risks. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

●	solely dependent upon the performance of a single business, property or asset; or

●	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.

We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.

If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

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We may seek business combination opportunities with a high degree of complexity that require significant operational improvements, which could delay or prevent us from achieving our desired results.

We may seek business combination opportunities with large, highly complex companies that we believe would benefit from operational improvements. While we intend to implement such improvements, to the extent that our efforts are delayed or we are unable to achieve the desired improvements, the business combination may not be as successful as we anticipate.

To the extent we complete our initial business combination with a large complex business or entity with a complex operating structure, we may also be affected by numerous risks inherent in the operations of the business with which we combine, which could delay or prevent us from implementing our strategy. Although our management team will endeavor to evaluate the risks inherent in a particular target business and its operations, we may not be able to properly ascertain or assess all of the significant risk factors until we complete our business combination. If we are not able to achieve our desired operational improvements, or the improvements take longer to implement than anticipated, we may not achieve the gains that we anticipate. Furthermore, some of these risks and complexities may be outside of our control and leave us with no ability to control or reduce the chances that those risks and complexities will adversely impact a target business. Such combination may not be as successful as a combination with a smaller, less complex organization.

Our management may not be able to maintain control of a target business after our initial business combination. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.

We may structure our initial business combination so that the post-transaction company in which our public shareholders own shares will own less than 100% of the equity interests or assets of a target business, but we will complete such business combination only if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new ordinary shares in exchange for all of the issued and outstanding capital stock, shares or other equity interests of a target. In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our issued and outstanding ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger share of the company’s shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business.

We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of our shareholders do not agree.

Our amended and restated memorandum and articles of association does not provide a specified maximum redemption threshold. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, will enter into privately negotiated agreements to sell their shares to our initial shareholders, advisors or any of their respective affiliates. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination (including, potentially, with the same target).

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Changes to laws or regulations or in how such laws or regulations are interpreted or applied, or a failure to comply with any laws, regulations, interpretations or applications may adversely affect our business, including our ability to negotiate and complete our initial business combination.

We are subject to laws and regulations, and interpretations and applications of such laws and regulations, of national, regional, state and local governments and applicable non-U.S. jurisdictions. In particular, we are required to comply with certain SEC and potentially other legal and regulatory requirements, and our consummation of an initial business combination may be contingent upon our ability to comply with certain laws, regulations, interpretations and applications and any post-business combination company may be subject to additional laws, regulations, interpretations and applications. Compliance with, and monitoring of, the foregoing may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time, and those changes could have a material adverse effect on our business, including our ability to negotiate and complete an initial business combination. A failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination.

On January 24, 2024, the SEC issued final rules relating to SPACs (the “2024 SPAC Rules”), effective as of July 1, 2024, that formally adopted some of the SEC’s proposed rules for SPACs that were released on March 30, 2022. The 2024 SPAC Rules, among other items, impose additional disclosure requirements in initial public offerings by SPACs and business combination transactions involving SPACs and private operating companies; amend the financial statement requirements applicable to business combination transactions involving such companies; update and expand guidance regarding the general use of projections in SEC filings, as well as when projections are disclosed in connection with proposed business combination transactions; increase the potential liability of certain participants in proposed business combination transactions; and could impact the extent to which SPACs could become subject to regulation under the Investment Company Act of 1940. The 2024 SPAC Rules may materially adversely affect our business, including our ability to negotiate and complete, and the costs associated with, our initial business combination, and results of operations.

In order to effectuate an initial business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments, including their rights agreements. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments, including our rights agreement, in a manner that will make it easier for us to complete our initial business combination that some of our shareholders or rights holders may not support.

In order to effectuate an initial business combination, blank check companies have, in the past, amended various provisions of their charters and modified governing instruments, including their rights agreements. For example, blank check companies have amended the definition of business combination, increased redemption thresholds, extended the time to consummate an initial business combination and, with respect to their rights, amended their rights agreements to require the rights to be exchanged for cash and/or other securities. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or extend the time to consummate an initial business combination in order to effectuate our initial business combination. Amending our amended and restated memorandum and articles of association will require a special resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which requires the affirmative vote of a majority of at least two-thirds of the voting rights held by such shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given. In addition, our amended and restated memorandum and articles of association requires us to provide our public shareholders with the opportunity to redeem their public shares, regardless of whether they abstain, vote for, vote against, or vote at all with respect to our initial business combination, for cash if we propose an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete an initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity. To the extent any such amendment would be deemed to fundamentally change the nature of any of the securities offered through the registration statement of which this prospectus forms a part, we would register, or seek an exemption from registration for, the affected securities.

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Certain provisions of our amended and restated memorandum and articles of association that relate to our pre-business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account) may be amended only with the approval of a special resolution under Cayman Islands law, which requires the affirmative vote of a majority of at least two-thirds of the voting rights held by such shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the investment management trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.

Our amended and restated memorandum and articles of association will provide that any of its provisions related to pre-business combination activity (including the requirement to deposit proceeds of this offering and the sale of the Private Units into the trust account and not release such amounts except in specified circumstances and to provide redemption rights to public shareholders as described herein) may be amended only with the approval of a special resolution under Cayman Islands law and our amended and restated memorandum and articles of association, which requires the affirmative vote of a majority of at least two-thirds of the voting rights held by such shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given. A quorum for such general meeting will consist of the holders present in person or by proxy of shares of the company representing one-third of the issued and outstanding shares entitled to vote at such general meeting. Corresponding provisions of the investment management trust agreement governing the release of funds from our trust account may be amended if approved by holders of at least 50% of our issued and outstanding ordinary shares. Unless specified in our amended and restated memorandum and articles of association, or as required by the Companies Act or stock exchange rules, the affirmative vote of a simple majority of the voting rights held by such shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of the company is required to approve any such matter voted on by our shareholders. We may not issue additional securities that can vote pursuant to our amended and restated memorandum and articles of association on any initial business combination or any amendments to our amended and restated memorandum and articles of association. Our initial shareholders, who will beneficially own 28% of our ordinary shares upon the closing of this offering (not including the ordinary shares underlying the Private Units and the Representative Shares and assuming it does not purchase any units in this offering), may participate in any vote to amend our amended and restated memorandum and articles of association and/or investment management trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which will govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete our initial business combination with which you do not agree.

Our initial shareholders have agreed, pursuant to a letter agreement, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemptions in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the company to pay its taxes, divided by the number of then issued and outstanding public shares. These agreements are contained in a letter agreement that we will enter into with our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our directors and officers. Our public shareholders are not parties to, or third-party beneficiaries of, this agreement and, as a result, will not have the ability to pursue remedies against our initial shareholders for any breach of these agreements. As a result, in the event of a breach, our public shareholders would need to pursue a shareholder derivative action, subject to Cayman Islands law.

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Certain agreements related to this offering may be amended or waived without shareholder approval.

Each of the agreements related to this offering to which we are a party, other than the rights agreement and the investment management trust agreement, may be amended or waived without shareholder approval. Such agreements are: the underwriting agreement; the letter agreement among us and our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our officers and directors; the registration rights agreement among us and our initial shareholders and the holders of the Private Units; the Private Units purchase agreement between us and our initial shareholders; and the administrative services agreement among us, our sponsor and an affiliate of our sponsor. These agreements contain various provisions that our public shareholders might deem to be material. For example, our letter agreement and the underwriting agreement contain certain lock-up provisions with respect to the Founder Shares held by our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our officers and directors. Amendments to or waivers of such agreements would require the consent of the applicable parties thereto and would need to be approved by our board of directors, which may do so for a variety of reasons, including to facilitate our initial business combination. While we do not expect our board of directors to approve any amendment to or waiver of any of these agreements prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to or waivers of any such agreement in connection with the consummation of our initial business combination. Any amendment or waiver entered into in connection with the consummation of our initial business combination will be disclosed in our proxy materials or tender offer documents, as applicable, related to such initial business combination, and any other material amendment to or waiver of any of our material agreements will be disclosed in a filing with the SEC. Any such amendments or waivers would not require approval from our shareholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our securities. For example, amendments to or waivers of the lock-up provision discussed above may result in our initial shareholders selling their securities earlier than it would otherwise be permitted, which may have an adverse effect on the price of our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.

We have not selected any specific business combination target but intend to target businesses with enterprise values that are greater than what we could acquire with the net proceeds of this offering and the sale of the Private Units. As a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemption by public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. Such additional financing may be in the form of PIPE transactions, which may be in the form of an equity, debt or convertible debt transactions. These financing transactions are designed to ensure a return on investment to the investor in exchange for assisting the company in completing the business combination or providing sufficient liquidity to the post-combination company. These financing transactions may be significantly dilutive to the post-combination company, and represent the type of financing risk that is not associated with traditional initial public offerings. We cannot assure you that financing will be available to us on acceptable terms, if at all. None of our initial shareholders or their affiliates are obligated to provide any such financing to us. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate.

In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our directors, officers or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we have not completed our initial business combination within the completion window, our public shareholders may receive only approximately $10.00 per share, or less in certain circumstances, on the liquidation of our trust account, and our rights will expire worthless.

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Our initial shareholders will hold a substantial interest in us. As a result, it may exert a substantial influence on actions requiring shareholder vote, potentially in a manner that you do not support.

Upon the closing of this offering, our initial shareholders will own 28% of our issued and outstanding ordinary shares (not including the ordinary shares underlying the Private Units and excluding the Representative Shares and assuming they do not purchase any units in this offering).

Neither our initial shareholders nor, to our knowledge, any of our directors or officers, has any current intention to purchase additional securities, other than as disclosed in this prospectus. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. In addition, as a result of their substantial ownership in our company, our initial shareholders may exert a substantial influence on other actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association and approval of major corporate transactions. If our sponsor purchases any additional ordinary shares in this offering or in the aftermarket or in privately negotiated transactions, this would increase its influence over these actions. Accordingly, our initial shareholders will exert significant influence over actions requiring a shareholder vote at least until the completion of our initial business combination.

Our sponsor paid a nominal price for the Founder Shares and, accordingly, you will experience immediate and substantial dilution upon the purchase of our ordinary shares.

The difference between the public offering price per share (allocating all of the unit purchase price to the ordinary shares and none to the rights included in the unit) and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our initial shareholders acquired the Founder Shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the rights included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately 98.57% (or $8.21 per share, assuming no exercise of the underwriters’ over-allotment option and maximum redemption), the difference between the pro forma net tangible book value per share of $0.12 and the initial offering price of $10.00 per unit.

Our rights and Founder Shares may have an adverse effect on the market price of our ordinary shares and make it more difficult to effectuate our initial business combination.

We will be issuing Public Rights that may result in the issuance of up to 1,500,000 ordinary shares (or up to 1,725,000 ordinary shares if the underwriters’ over- allotment option is exercised in full), as part of the units offered by this prospectus and, simultaneously with the closing of this offering, we will be issuing in a private placement and private rights that may result in the issuance of an additional 40,750 ordinary shares regardless of whether the over-allotment option is exercised, subject to adjustment as provided herein. To the extent we issue ordinary shares to effectuate a business combination, the potential for the issuance of a substantial number of additional ordinary shares and ordinary shares upon conversion of the rights included as part of such units could make us a less attractive acquisition vehicle to a target business. Any such issuance will increase the number of issued and outstanding ordinary shares and reduce the value of the ordinary shares issued to complete the business combination. Therefore, our rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.

Because each unit contains one right to receive one-fifth (1/5) of one ordinary share upon the consummation of our initial business combination, and only whole shares will be issued in exchange for rights, the units may be worth less than units of other special purpose acquisition companies.

Except in cases where we are not the surviving company in a business combination, each holder of a public right will automatically receive one-fifth (1/5) of one ordinary share upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert its rights in order to receive the one-fifth (1/5) of one ordinary share underlying each right upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of rights.

As a result, you must hold rights in multiples of five in order to receive ordinary shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem 100% of the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

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The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the rights were determined through discussions between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with the representative of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the ordinary shares and rights underlying the units, include:

●	the history and prospects of companies whose principal business is the acquisition of other companies;

●	prior offerings of those companies;

●	our prospects for acquiring an operating business at attractive values;

●	our capital structure;

●	an assessment of our management and their experience in identifying operating companies;

●	general conditions of the securities markets at the time of this offering; and

●	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal or state courts may be limited.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs will be governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the Companies Act and common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, and whilst the decisions of the English courts are of persuasive authority, they are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, while provisions do exist in Cayman Islands law for derivative actions to be brought in certain circumstances, shareholders in the Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a Cayman Islands company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred.

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We have been advised by Harney Westwood & Riegels, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely:

●	to recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws or any state; and

●	in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against the company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a United States company.

Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.

The federal proxy rules require that a proxy statement with respect to a vote on a business combination at a general meeting for meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America, or U.S. GAAP, or international financial reporting standards as issued by the International Accounting Standards Board, or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the completion window.

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We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We could be an emerging growth company for up to five years, although circumstances could cause us to lose that status earlier, including if the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of any second quarter of a fiscal year, in which case we would no longer be an emerging growth company as of the end of such fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company for each fiscal year in which (1) the market value of our ordinary shares held by non-affiliates is less than $250 million as of the end of the previous year’s second fiscal quarter, or (2) our annual revenues are less than $100 million during the previous completed fiscal year and the market value of our ordinary shares held by non-affiliates is less than $700 million as of the end of the previous year’s second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending December 31, 2027. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes- Oxley Act may increase the time and costs necessary to complete any such acquisition.

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If our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we may face additional burdens in connection with investigating, agreeing to and completing such combination, and if we effect such initial business combination, we would be subject to a variety of additional risks that may negatively impact our operations.

While we intend to focus our search for a target business operating in the United States, if our management team pursues a company with operations or opportunities outside of the United States for our initial business combination, we would be subject to risks associated with cross-border business combinations, including in connection with investigating, agreeing to and completing our initial business combination, conducting due diligence in a foreign market, having such transaction approved by any local governments, regulators or agencies and changes in the purchase price based on fluctuations in foreign exchange rates.

If we effect our initial business combination with such a company, we would be subject to any special considerations or risks associated with companies operating in an international setting, including any of the following:

●	costs and difficulties inherent in managing cross-border business operations and complying with commercial and legal requirements of overseas markets;

●	rules and regulations regarding currency redemption;

●	complex corporate withholding taxes on individuals;

●	laws governing the manner in which future business combinations may be effected;

●	tariffs and trade barriers;

●	regulations related to customs and import/export matters;

●	longer payment cycles;

●	changes in local regulations as part of a response to a global health crisis;

●	tax consequences, such as tax law changes, including termination or reduction of tax and other incentives that the applicable government provides to domestic companies, and variations in tax laws as compared to the United States;

●	currency fluctuations and exchange controls, including devaluations and other exchange rate movements;

●	rates of inflation, price instability and interest rate fluctuations;

●	challenges in collecting accounts receivable;

●	cultural and language differences;

●	employment regulations;

●	crime, strikes, riots, civil disturbances, terrorist attacks, natural disasters and wars;

●	deterioration of political relations with the United States;

●	obligatory military service by personnel; and

●	government appropriation of assets.

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We may not be able to adequately address these additional risks. If we were unable to do so, we may be unable to complete such combination or, if we complete such combination, our operations might suffer, either of which may adversely impact our results of operations and financial condition.

If our management following our initial business combination is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws, which could lead to various regulatory issues.

Following our initial business combination, any or all of our management could resign from their positions as officers of the company, and the management of the target business at the time of the business combination could remain in place. Management of the target business may not be familiar with U.S. securities laws. If new management is unfamiliar with U.S. securities laws, they may have to expend time and resources becoming familiar with such laws. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Members of our management team and board of directors have significant experience as founders, board members, officers, executives or employees of other companies. Certain of those persons have been, may be, or may become, involved in litigation, investigations or other proceedings, including related to those companies or otherwise. The defense or prosecution of these matters could be time-consuming and could divert our management’s attention, and may have an adverse effect on us, which may impede our ability to consummate an initial business combination.

During the course of their careers, members of our management team and board of directors have had significant experience as founders, board members, officers, executives or employees of other companies. As a result of their involvement and positions in these companies, certain of those persons have been, may be or may in the future become involved in litigation, investigations or other proceedings, including relating to the business affairs of such companies, transactions entered into by such companies, or otherwise. Individual members of our management team and board of directors also may become involved in litigation, investigations or other proceedings involving claims or allegations related to or as a result of their personal conduct, either in their capacity as a corporate officer or director or otherwise, and may be personally named in such actions and potentially subject to personal liability. Any such liability may or may not be covered by insurance and/or indemnification, depending on the facts and circumstances. The defense or prosecution of these matters could be time-consuming. Any litigation, investigations or other proceedings and the potential outcomes of such actions may divert the attention and resources of our management team and board of directors away from identifying and selecting a target business or businesses for our initial business combination and may negatively affect our reputation, which may impede our ability to complete an initial business combination.

After our initial business combination, our results of operations and prospects could be subject, to a significant extent, to the economic, political, social and government policies, developments and conditions in the country in which we operate.

The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. Economic growth could be uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future such country’s economy experiences a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.

An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.

An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit between the ordinary share and the right included in each unit could be challenged by the IRS or courts. Finally, it is unclear whether the redemption rights with respect to our ordinary shares suspend the running of a U.S. Holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividend income” for U.S. federal income tax purposes. See the section titled “Material United States Federal Income Tax Considerations” for a summary of certain U.S. federal income tax considerations generally applicable to an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax considerations applicable to their specific circumstances when purchasing, owning or disposing of our securities.

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We may qualify as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Material United States Federal Income Tax Considerations”) of our ordinary shares or rights, the U.S. Holder may be subject to adverse U.S. federal income tax consequences and may be subject to additional reporting requirements. Our actual PFIC status for our current and subsequent taxable years may depend on the status of an acquired company pursuant to a business combination and whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Material United States Federal Income Tax Considerations - U.S. Holders - Passive Foreign Investment Company Rules”). Depending on particular circumstances, the application of the start-up exception may be subject to uncertainty, and there cannot be any assurance that we will qualify for the start-up exception. Accordingly, there can be no assurances with respect to our status as a PFIC for our current taxable year or any future taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for any taxable year.

Moreover, if we determine we are a PFIC for any taxable year, upon written request, we will endeavor to provide to a U.S. Holder such information as the Internal Revenue Service (“IRS”) may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would likely be unavailable with respect to our rights.

We urge U.S. Holders to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Material United States Federal Income Tax Considerations - U.S. Holders - Passive Foreign Investment Company Rules.”

The share price of the combined company may decline after our initial business combination below the initial value of the units sold in this offering.

Each unit in this offering, which has an offering price of $10.00, consists of one ordinary share and one right to receive one-fifth (1/5) of an ordinary share upon the consummation of an initial business combination. Of the proceeds we receive from this offering and from the sale of the Private Units described in this prospectus, $75 million, or $86.25 million if the underwriters’ overallotment option is exercised in full ($10.00 per unit in either case), will be placed in our trust account. We will provide our public shareholders with the opportunity to redeem all or a portion of their ordinary shares in connection with the completion of our initial business combination, and potentially upon the occurrence of certain other events prior to our initial business combination. We expect that the pro rata redemption price in any redemption will be approximately $10.00 per public share, without taking into account any interest or other income earned on such funds (less any withdrawals from such interest or income for taxes paid), although the per shares redemption price may be less in certain circumstances. As a result, public shareholders who purchase units in this offering can anticipate receiving at least $10.00 per share (without taking into account interest or income earned on the amounts held in the trust account, less any withdrawals from such interest or income for taxes paid) at the time of redemption for each share that they choose to redeem.

After our initial business combination, however, there can be no assurance that shareholders would be able to sell their shares for $10.00 per share. The target business with which we consummate our initial business combination will likely be subject to many material risks. Since we have not yet identified a target, the exact nature of those risks is not clear at this time. However, if any of those risks materialize, or for other reasons, that target business may not perform as anticipated, and the share price of the combined company may decline as a result. Even if the financial performance of the target business is not less than anticipated, the share price of the combined company may decline anyway due to market conditions or other factors. In recent years, the share prices of many companies have fallen following a business combination. As a result, if you continue to hold our shares through our initial business combination without redeeming such shares, we cannot assure you that the sale price following our initial business combination will be greater than the initial value of the units sold in this offering.

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Our initial business combination and our structure thereafter may not be tax-efficient to our shareholders and rights holders. As a result of our business combination, our tax obligations may be more complex, burdensome and uncertain.

Although we will attempt to structure our initial business combination in a tax-efficient manner, tax structuring considerations are complex, the relevant facts and law are uncertain and may change, and we may prioritize commercial and other considerations over tax considerations. For example, in connection with our initial business combination and subject to any requisite shareholder approval, we may structure our business combination in a manner that requires shareholders and/or rights holders to recognize gain or income for tax purposes, effect a business combination with a target company in another jurisdiction, or reincorporate in a different jurisdiction (including, but not limited to, the jurisdiction in which the target company or business is located). We do not intend to make any cash distributions to shareholders or rights holders to pay taxes in connection with our business combination or thereafter. Accordingly, a shareholder or a rights holder may need to satisfy any liability resulting from our initial business combination with cash from its own funds or by selling all or a portion of the shares or rights received. In addition, shareholders and rights holders may also be subject to additional income, withholding or other taxes with respect to their ownership of us after our initial business combination.

In addition, we may effect a business combination with a target company that has business operations in multiple jurisdictions. If we effect such a business combination, we could be subject to significant income, withholding and other tax obligations in a number of jurisdictions with respect to income, operations and subsidiaries related to those jurisdictions. Due to the complexity of tax obligations and filings in other jurisdictions, we may have a heightened risk related to audits or examinations by U.S. federal, state, local and non-U.S. taxing authorities. This additional complexity and risk could have an adverse effect on our after-tax profitability and financial condition.

We may reincorporate in or transfer by way of continuation to another jurisdiction in connection with our initial business combination and such reincorporation or transfer may result in taxes imposed on shareholders or right holders.

We may, in connection with our initial business combination and subject to obtaining requisite shareholder approval under the Companies Act and our amended and restated memorandum and articles of association, reincorporate in or transfer by way of continuation to the jurisdiction in which the target company or business is located, or in another jurisdiction. The transaction may require a shareholder or right holder to recognize taxable income in the jurisdiction in which the shareholder is a tax resident or in which its members are resident if it is a tax transparent entity. We do not intend to make any cash distributions to shareholders or right holders to pay such taxes. Shareholders or right holders may be subject to withholding taxes or other taxes with respect to their ownership of us after the reincorporation or continuance.

Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.

We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early stage company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against, or to investigate and remediate any vulnerability to, cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	our ability to select an appropriate target business or businesses;

●	our ability to complete our initial business combination;

●	our expectations around the performance of a prospective target business or businesses;

●	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;

●	our directors and officers allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;

●	our potential ability to obtain additional financing to complete our initial business combination;

●	our pool of prospective target businesses;

●	the adverse impacts of certain events (such as terrorist attacks, natural disasters or a significant outbreak of infectious diseases) on our ability to consummate an initial business combination;

●	the ability of our directors and officers to generate a number of potential business combination opportunities;

●	our public securities’ potential liquidity and trading;

●	the lack of a market for our securities;

●	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;

●	the trust account not being subject to claims of third parties;

●	our financial performance following this offering; and

●	the other risks and uncertainties discussed under the heading “Risk Factors” and elsewhere in this prospectus.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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ENFORCEABILITY OF CIVIL LIABILITIES

The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States. Our corporate affairs will be governed by our memorandum and articles of association, as amended and restated from time to time, the Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, the decisions of whose courts are considered persuasive authority but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

We have been advised by Harney Westwood & Riegels, our Cayman Islands legal counsel, that the courts of the Cayman Islands are unlikely:

●	to recognize or enforce against us judgments of U.S. courts based on certain civil liability provisions of U.S. securities laws; and

●	in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature.

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against the company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

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USE OF PROCEEDS

We are offering 7,500,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering together with the funds we will receive from the sale of the Private Units will be used as set forth in the following table.

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
Gross proceeds from units offered to public(1)	$75,000,000	$86,250,000
Gross proceeds from Private Units offered in the private placement	2,037,500	2,178,130
Total gross proceeds	$77,037,500	$88,428,130
Estimated offering expenses(2)
Underwriting commission of 1.25% of gross proceeds from the offering (excluding the deferred underwriting commission of 3.0% of gross proceeds in this offering remaining in the trust account at the closing of the business combination) (3)	$937,500	$1,078,125
Legal fees and expenses	200,000	200,000
Accounting fees and expenses	60,000	60,000
Printing and road show expenses	10,000	10,000
SEC/FINRA expenses	20,000	20,000
Nasdaq listing and filing fees	80,000	80,000
Reimbursement to underwriters for expenses	100,000	100,000
Miscellaneous expenses	80,000	80,000
Total estimated offering expenses	$1,487,500	$1,628,125
Proceeds after estimated offering expenses	$75,550,000	$86,800,000
Held in trust account	$75,000,000	$86,250,000
% of public offering size	72%	72%
Not held in trust account	$550,000	$550,000

The following table shows the use of the approximately $550,000 of net proceeds not held in the trust account(4).

	Amount	% of Total
Legal and accounting	$250,000	41.66%
Administrative and support services expenses	150,000	30.00%
Directors and officers insurance premiums	50,000	11.67%
Working capital to cover miscellaneous expenses	100,000	16.67%
Total	$550,000	100.0%

(1)	Includes amounts payable to public shareholders who properly redeem their shares in connection with our successful completion of our initial business combination.

(2)	A portion of the offering expenses have been paid from the proceeds of a loan from our sponsor of up to $600,000 as described in this prospectus. These loans will be repaid upon completion of this offering from time to time prior to the earlier of (i) July 21,2027 or (ii) the date on which we consummate an initial public offering of our securities. These expenses are estimates only. In the event that offering expenses are less than as set forth in this table, any such amounts will be used for post-closing working capital expenses. In the event that the offering expenses are more than as set forth in this table, we may fund such excess with funds not held in the trust account.

(3)	Includes (i) $0.125 per unit, or $937,500 (or $1,078,125 if the over-allotment option is exercised in full), payable to the underwriters upon closing of this offering, and excludes the deferred underwriting commissions, which are equal to 3% of the gross proceeds in this offering remaining in the trust account at the closing of the business combination. No discounts or commissions will be paid with respect to the purchase of the Private Units.

(4)	The amounts in the table above will be paid out of funds held outside the trust account. These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring a business combination based upon the level of complexity of such business combination. In the event we identify an acquisition target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses. The amount in the table above does not include interest available to us from the trust account. Based upon current interest rates, we estimate that the interest earned on the trust account will be approximately $3,000,000 (assuming the underwriters’ over-allotment option is not exercised) per year however, we can provide no assurances regarding this amount. This estimate assumes an interest rate of 4.00% per annum based upon current yields of securities in which the trust account may be invested. In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

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Nasdaq listing rules provide that at least 90% of the gross proceeds from this offering and the sale of the Private Units be deposited in a trust account. Of the gross proceeds of this offering and the sale of the Private Units, $75,000,000 (or up to $86,250,000 if the underwriters’ over-allotment option is exercised in full) will be placed in a U.S.-based trust account established by Odyssey Transfer & Trust acting as trustee. The funds in the trust account will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations and/or held as cash or cash items (including in demand deposit accounts). Based upon current interest rates, we estimate that the interest earned on the trust account will be approximately $3,000,000 per year, assuming an interest rate of 4.00% per year; however, we can provide no assurances regarding this amount. We will not be permitted to withdraw any of the principal or interest held in the trust account except for the withdrawal of interest to pay our taxes, if any (but without deduction for any excise or similar tax that may be due or payable). The funds held in the trust account will not otherwise be released from the trust account until the earliest of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within the completion window, subject to Cayman Islands laws. Based on current interest rates, we expect that interest earned on the trust account will be sufficient to pay taxes, if any.

The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their respective affiliates, but such persons are not under any obligation to loan funds to, or otherwise invest in, us.

We will enter into an administrative services agreement pursuant to which we have agreed to pay our sponsor or an affiliate up to $10,000 per month for office space, administrative and support services. Upon completion of our initial business combination or our liquidation, the administrative services agreement will terminate, and we will cease paying these monthly fees.

Our sponsor has agreed to loan us up to $600,000 under an unsecured promissory note to be used for a portion of the expenses of this offering and to finance transaction costs in connection with an intended initial business combination. As of January 31, 2026, we have borrowed $3,464 under such promissory note. This loan is non-interest bearing, unsecured and due on the earlier of (i) July 21, 2027, (ii) the consummation of this offering or (iii) the abandonment of this offering. Repayment of the loan will be funded out of the offering proceeds held outside the trust account. No proceeds from our trust account would be used to repay such loan unless such proceeds are released to us upon completion of our initial business combination.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our directors and officers may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. Otherwise, such loans may be repaid only out of funds held outside the trust account. In the event that our initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used to repay such loaned amounts. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, advisors or any of their respective affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. The price per share paid in any such transaction may not be higher than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our initial shareholders, advisors or any of their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares or not redeem their public shares. However, our initial shareholders, advisors or any of their respective affiliates are under no obligation or duty to do so and they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. See “Proposed Business - Permitted purchases and other transactions with respect to our securities” for a description of how our initial shareholders, advisors or any of their respective affiliates will select which shareholders with whom to enter into private transactions. None of the funds held in the trust account will be used to purchase public shares or rights in such transactions prior to completion of our initial business combination. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.

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In the event that our initial shareholders, advisors or any of their respective affiliates purchase public shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their public shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Further, any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Our initial shareholders, advisors or any of their respective affiliates will be restricted from making any purchases if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

Any of the public shares purchased by our initial shareholders, advisors or any of their respective affiliates from public shareholders outside the redemption process described in this prospectus would not be voted in favor of approving our initial business combination. The purpose of any such purchases could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such transactions may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our ordinary shares or rights may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

In the event our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our directors, officers, advisors or their respective affiliates, were to purchase shares from public shareholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act. See “Proposed Business - Permitted purchases and other transactions with respect to our securities.”

We may not redeem our public shares in an amount that would cause our net tangible assets to be less than what the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination (including, potentially, with the same target).

Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) our completion of an initial business combination, and then only in connection with those ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within the completion window, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. Holders of rights will not have any right to the proceeds held in the trust account with respect to the rights.

Our initial shareholders, including our sponsor, and our directors and officers, will enter into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any shares held by them in connection with the completion of our initial business combination or certain amendments to our amended and restated memorandum and articles of association as described elsewhere in this prospectus. In addition, our initial shareholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their Founder Shares and private shares if we fail to complete our initial business combination within the prescribed time frame. However, if our initial shareholders or any of their affiliates acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

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DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future. Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

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DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the rights included in the units we are offering pursuant to this prospectus or the Private Units, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and conversion of rights, including the private rights, which would cause the actual dilution to the public shareholders to be higher. Net tangible book value (NTBV) per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of ordinary shares which may be redeemed for cash), by the number of issued and outstanding ordinary shares.

The below calculations (A) assume that (i) no ordinary shares are issued to shareholders of a potential business combination target as consideration or issuable by a post-business combination company, for instance under an equity or employee share purchase plan, (ii) no ordinary shares and convertible equity or debt securities are issued in connection with additional financing that we may seek in connection with an initial business combination, and (iii) no value is attributed to the rights, and (B) assume the issuance of 7,500,000 ordinary shares (or 8,625,000 ordinary shares if the over-allotment option is exercised in full), 3,354,167 Founder Shares (up to 437,500 of which are assumed to be surrendered and forfeited in the scenario in which the over-allotment option is not exercised in full) and 203,750 private shares (or 217,813 ordinary shares if the over-allotment option is exercised in full). Such calculations do not reflect any dilution associated with the conversion of rights as the rights are only convertible upon the consummation of our initial business combination.

The following table illustrates the difference between the public offering price per unit and our NTBV per share, as adjusted to give effect to this offering and assuming redemption of our public shares at varying levels and the full exercise and no exercise of the over-allotment option:

As of January 31, 2026
Offering Price of $10.00 per Unit	25% of Maximum Redemption		50% of Maximum Redemption		75% of Maximum Redemption		Maximum Redemption
NTBV	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price	NTBV	Difference between NTBV and Offering Price
Assuming Full Exercise of Over-Allotment Option
$7.03	6.50	3.50	5.54	4.46	3.86	6.14	0.16	9.84
Assuming No Exercise of Over-Allotment Option
$7.03	6.50	3.50	5.54	4.46	3.87	6.13	0.18	9.82

The following tables illustrate the dilution to the public shareholders on a per-share basis, assuming no value is attributed to the rights included in the units or the Private Units:

No exercise of over-allotment option	No Redemption	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions
Public offering price	$10.00	$10.00	$10.00	$10.00	$10.00
Net tangible book value before this offering	0.00	0.00	0.00	0.00	0.00
Increase/(Decrease) attributable to public shareholders and sale of the private rights	7.03	6.50	5.54	3.87	0.18
Pro forma net tangible book value after this offering	7.03	6.50	5.54	3.87	0.18
Dilution to public shareholders	$2.97	$3.50	$4.46	$6.13	$9.82
Percentage of dilution to public shareholders	29.70%	35.00%	44.60%	61.30%	98.20%

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Full exercise of over-allotment option	No Redemption	25% of Maximum Redemptions	50% of Maximum Redemptions	75% of Maximum Redemptions	Maximum Redemptions
Public offering price	$10.00	$10.00	$10.00	$10.00	$10.00
Net tangible book value before this offering	0.00	0.00	0.00	0.00	0.00
Increase/(Decrease) attributable to public shareholders and sale of the private rights	7.03	6.50	5.54	3.86	0.16
Pro forma net tangible book value after this offering	7.03	6.50	5.54	3.86	0.16
Dilution to public shareholders	$2.97	$3.50	$4.46	$6.14	$9.84
Percentage of dilution to public shareholders	29.70%	35.00%	44.60%	61.40%	98.40%

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $100,000,000 because holders of up to approximately 100% of our public shares may redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account at a per-share redemption price equal to the amount in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of ordinary shares sold in this offering.

The following table sets forth information with respect to our initial shareholders and the public shareholders:

	Shares Purchased		Total Consideration		Average Price
	Number	Percentage	Amount	Percentage	Per Share
Initial Shareholders(1)	2,916,667	23.7%	25,000	0.0%	0.01
Private Units(2)	244,500	2.0%	2,037,500	2.6%	10.00
Public Shareholders(3)	9,000,000	73.2%	75,000,000	97.3%	10.00
Representative Shares(4)	135,000	1.1%	-	-%	-
	12,296,167	100.0%	77,062,500	100.0%

(1)	Assumes the full surrender and forfeiture of 437,500 Founder Shares and no exercise of the underwriters’ over-allotment option.
(2)	Includes the issuance of an additional 40,750 shares underlying the rights contained in the Private Units.
(3)	Includes the issuance of an additional 1,500,000 shares underlying the rights contained in the public shareholders.
(4)	Assumes no exercise of the underwriters’ over-allotment option.

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The pro forma NTBV per share after this offering for each of the redemption scenarios is calculated as follows:

	As of January 31, 2026
			25% Redemption		50% Redemption		75% Redemption		100% Redemption
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Numerator
Net tangible book deficit before this offering	(3,464)	(3,464)	(3,464)	(3,464)	(3,464)	(3,464)	(3,464)	(3,464)	(3,464)	(3,464)
Net proceeds from this offering and the sale of the Private Units(1)	75,550,000	86,800,000	75,550,000	86,800,000	75,550,000	86,800,000	75,550,000	86,800,000	75,550,000	86,800,000
Plus: Offering costs paid in advance, excluded from tangible book value	-	-	-	-	-	-	-	-	-	-
Plus: proceeds from Founder Shares	25,000	25,000	25,000	25,000	25,000	25,000	25,000	25,000	25,000	25,000
Less: redemptions (2)	-	-	(18,750,000)	(21,562,500)	(37,500,000)	(43,125,000)	(56,250,000)	(64,687,500)	(75,000,000)	(86,250,000)
Total	75,571,536	86,821,536	56,821,536	65,259,036	38,071,536	43,696,536	19,321,536	22,134,036	571,536	571,536

Denominator:
Ordinary shares outstanding prior to this offering	3,354,167	3,354,167	3,354,167	3,354,167	3,354,167	3,354,167	3,354,167	3,354,167	3,354,167	3,354,167
Ordinary shares forfeited if over-allotment is not exercised	(437,500)	-	(437,500)	-	(437,500)	-	(437,500)	-	(437,500)	-
Ordinary shares offered and sale of private shares	7,703,750	8,842,813	7,703,750	8,842,813	7,703,750	8,842,813	7,703,750	8,842,813	7,703,750	8,842,813
Representative Shares	135,000	155,250	135,000	155,250	135,000	155,250	135,000	155,250	135,000	155,250
Less: shares subject to redemption	-	-	1,875,000	2,156,250	3,750,000	4,312,500	5,625,000	6,468,750	7,500,000	8,625,000
Total	10,755,417	12,352,230	8,745,417	10,040,730	6,870,417	7,884,480	4,995,417	5,728,230	3,120,417	3,571,980

(1)	Expenses applied against gross proceeds include offering expenses of approximately $1,487,500. See “Use of Proceeds.”
(2)	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, advisors or their affiliates may purchase shares or Public Rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. In the event of any such purchases of our shares prior to the completion of our initial business combination, the number of ordinary shares subject to redemption will be reduced by the amount of any such purchases, increasing the pro forma net tangible book value per share. See “Proposed Business - Permitted Purchases and other Transactions with Respect to Our Securities.”

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CAPITALIZATION

The following table sets forth our capitalization as of January 31, 2026, and as adjusted to give effect to the filing of our amended and restated memorandum and articles of association, the sale of our 7,500,000 units in this offering for $75,000,000 (or $10.00 per unit) and the sale of 203,750 Private Units for $2,037,500 (or $10.00 per unit) and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of their over-allotment option:

	As of January 31, 2026
	Actual	As Adjusted(1)
Promissory note to sponsor(2)	$3,464	-
Deferred underwriting discounts and commissions payable(8)		2,250,000
Ordinary shares, $0.0001 par value; 0 and 7,500,000 shares are subject to possible redemption, actual and as adjusted, respectively(3)	-	75,000,000
Shareholders’ deficit
Ordinary shares, $0.0001 par value, 500,000,000 shares authorized (actual and as adjusted) (4); 3,354,167 shares issued and outstanding as of January 31, 2026; 3,255,417 issued and outstanding (excluding 7,500,000 shares subject to redemption), as adjusted (5)	265	326
Additional paid-in capital	24,735	-
(Accumulated deficit)/ retained earnings	(3,464)	2,358,710
Subscription receivable(6)	(25,000)	-
Total shareholders’ (deficit)/ equity	(3,464)	2,359,036
Total capitalization (7)	$-	79,609,036

(1)	Includes the $2,037,500 in aggregate we will receive from the sale of the Private Units.

(2)	Our sponsor has agreed to loan us up to $600,000 under an unsecured promissory note to be used for a portion of the expenses of this offering and to finance transaction costs in connection with an intended initial business combination. The “as adjusted” information gives effect to the repayment of any loans made under this note out of the proceeds from this offering. As of January 31, 2026, we have borrowed $3,464 under the promissory note.

(3)	Represents net proceeds allocated to the public shares less the allocated transaction costs related to this offering. The ordinary shares offered to the public contain redemption rights that make them redeemable by our public shareholders. Accordingly, they are classified within temporary equity in accordance with the guidance provided in ASC 480-10-S99-3A and will be accreted at redemption value immediately.

(4)	Actual share amount includes 437,500 shares that are subject to surrender and forfeiture by certain of our initial shareholders depending on the extent to which the underwriters’ over-allotment option is exercised. The proceeds of the sale of such shares will not be deposited into the trust account, the shares will not be eligible for redemption from the trust account nor will they be eligible to vote upon the initial business combination.

(5)	As adjusted share amount consists of (i) 2,916,667 Founder Shares assuming no exercise of the underwriters’ over-allotment option; (ii) 203,750 private shares assuming no exercise of the underwriters’ over-allotment option; (iii) 135,000 Representative Shares assuming no exercise of the underwriters’ over-allotment option

(6)	The “as adjusted” information gives effect to the collection of consideration for Founder Shares.

(7)	The “as adjusted” information is derived by adding total stockholders’ equity and the value of shares of ordinary stock subject to possible conversion.

(8)

The “as adjusted” calculation assumes no redemptions by public shareholders and reflects deferred underwriting commissions of $2,250,000 (assuming the over-allotment option is not exercised by the underwriters), which amount would be reduced based on the level of redemptions in connection with our initial business combination.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a blank check company incorporated on January 15, 2026 as a Cayman Islands exempted company and formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. However, we intend to primarily focus on target businesses operating in industries with high-growth potential globally, including but not limited to high technology, artificial intelligence, intelligent manufacturing and innovative pharmaceuticals and biotechnology. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the Private Units, the proceeds of the sale of our shares in connection with our initial business combination (pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, other securities issuances, or a combination of the foregoing.

The issuance of additional shares in connection with a business combination to the owners of the target or other investors:

●	may significantly dilute the equity interest of our shareholders;

●	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;

●	will likely cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors;

●	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights of a person seeking to obtain control of us; and

●	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities or otherwise incur significant debt to bank or other lenders or the owners of a target, it could result in:

●	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

●	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;

●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;

●	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding;

●	using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

●	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

●	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and

●	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

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As indicated in the accompanying financial statements, as of January 31, 2026, we had $0 in cash. Further, we expect to incur significant costs in the pursuit of our initial business combination. We cannot assure you that our plans to raise capital or to complete our initial business combination will be successful.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

As indicated in the accompanying financial statements, as of January 31, 2026 we had $0 in cash and a working capital deficit of $3,464 and a net loss of $3,464, respectively. Further, we expect to continue to incur significant costs in pursuit of our financing and acquisition plans following the completion of this offering. Management plans to address this uncertainty through this offering, as discussed above. Our plans to raise capital or to consummate our initial business combination may not be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Our liquidity needs have been satisfied prior to the completion of this offering through advances and $600,000 in promissory notes from our sponsor ($3,464 of which has been drawn down as of January 31, 2026). In February 2026, we drew down an additional $113,000 under the promissory notes to fund deferred offering costs and prepaid expenses.

On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was enacted, which we do not expect to have a material impact on our financial statements. However, under the Inflation Reduction Act of 2022, future shareholder redemptions may be subject to a 1% U.S. federal excise tax. Importantly, any such excise taxes will be funded by our Sponsor or outside working capital; the funds placed in the trust account and the interest earned thereon will absolutely not be used to pay for this tax.

We estimate that the gross proceeds from (1) the sale of the units in this offering, which will be $75,000,000 (or $86,250,000 if the over-allotment option is exercised in full), and (2) the sale of the Private Units at a purchase price of $10.00, which will be $2,037,500 (or $2,178,130 if the over-allotment option is exercised in full), and the total gross proceeds will be $77,037,500 (or $88,428,130 if the over-allotment option is exercised in full). Of these gross proceeds, after deducting offering expenses of approximately $550,000 (whether or not the over-allotment option is exercised) and underwriting discounts and commissions  of $937,500 (or $1,078,125 if the over-allotment option is exercised in full) (excluding the deferred underwriting commissions), $75,000,000 (or $86,250,000 if the over-allotment option is exercised in full) will be held in the trust account. The proceeds held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank. The remaining approximately $550,000 (whether or not the over-allotment option is exercised) will not be held in the trust account. In the event that our offering expenses exceed our estimate of $550,000, we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $600,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

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We intend to use substantially all of the funds held in the trust account (excluding deferred underwriting commissions), including any amounts representing interest earned on the trust account, to acquire a target business or businesses and to pay our expenses relating thereto. We may withdraw interest to pay our taxes, if any. Our annual income tax obligations will depend on the amount of interest and other income earned on the amounts held in the trust account. We expect the interest earned on the amount in the trust account will be sufficient to pay our taxes. To the extent that our equity or debt is used, in whole or in part, as consideration to complete our initial business combination, the remaining proceeds held in the trust account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

Prior to the completion of our initial business combination, we will have available to us the approximately $600,000 (whether or not the over-allotment option is exercised) of proceeds held outside the trust account (assuming our offering expenses are as expected). We will use these funds to primarily identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business prior to our initial business combination. However, if our estimates of the costs of identifying a target business, undertaking in-depth due diligence and negotiating an initial business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete our initial business combination, we will repay such loaned amounts. In the event that our initial business combination does not close, we may use amounts held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Such loans may be provided to us on a non-interest-bearing and non-convertible basis. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

We expect our primary liquidity requirements during that period to include approximately $250,000 for accounting and legal fees related to regulatory reporting requirements; approximately $180,000 for administrative and support service expenses; approximately $70,000 for directors’ and officers’ liability insurance; and approximately $100,000 for general working capital that will be used for miscellaneous expenses and reserves.

These amounts are estimates and may differ materially from our actual expenses. In addition, we could use a portion of the funds not being placed in trust to pay commitment fees for financing, fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into an agreement where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, prospective target businesses.

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Moreover, we may need to obtain additional financing to complete our initial business combination, either because the transaction requires more cash than is available from the proceeds held in our trust account or because we become obligated to redeem a significant number of our public shares upon completion of the business combination, in which case we may issue additional securities or incur debt in connection with such business combination. If we raise additional funds through equity or convertible debt issuances, our public shareholders may suffer significant dilution and these securities could have rights that rank senior to our public shares. If we raise additional funds through the incurrence of indebtedness, such indebtedness will have rights that are senior to our equity securities and could contain covenants that restrict our operations. Further, as described above, due to the anti-dilution rights of our Founder Shares, our public shareholders may incur material dilution. In addition, we intend to target businesses with enterprise values that are greater than we could acquire with the net proceeds of this offering and the sale of the Private Units, and, as a result, if the cash portion of the purchase price exceeds the amount available from the trust account, net of amounts needed to satisfy any redemptions by our public shareholders, we may be required to seek additional financing to complete such proposed initial business combination. We may also obtain financing prior to the closing of our initial business combination to fund our working capital needs and transaction costs in connection with our search for and completion of our initial business combination. There is no limitation on our ability to raise funds through the issuance of equity or equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combination, including pursuant to forward purchase agreements or backstop agreements we may enter into following consummation of this offering. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to liquidate the trust account. In addition, following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2027. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer and no longer an emerging growth company would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.

Prior to the closing of this offering, we have not completed an assessment, nor has our independent registered public accounting firm tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:

●	staffing for financial, accounting and external reporting areas, including segregation of duties;

●	reconciliation of accounts;

●	proper recording of expenses and liabilities in the period to which they relate;

●	evidence of internal review and approval of accounting transactions;

●	documentation of processes, assumptions and conclusions underlying significant estimates; and

●	documentation of accounting policies and procedures.

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Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expenses in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

Once our management’s report on internal controls is complete, we will retain our independent registered public accounting firm to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent registered public accounting firm may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds of this offering and the sale of the Private Units held in the trust account will initially be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations; the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended business combination. To mitigate the risk that we might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that we hold investments in the trust account, we may, at any time (based on our management team’s ongoing assessment of all factors related to our potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

On April 30, 2026, an aggregate of 3,354,167 Founder Shares were issued to our initial shareholder, for an aggregate purchase price of $25,000. The 3,354,167 initial shares held by our initial shareholder include an aggregate of up to 437,500 shares subject to forfeiture by our sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that our initial shareholder will collectively own 28% of our issued and outstanding shares after this offering (without giving effect to the sale of the Private Units, excluding the Representative Shares and assuming our initial shareholders do not purchase units in this offering).

Our sponsor has committed to purchasing from us an aggregate of 203,750 Private Units at $10.00 per private unit, for a total purchase price of $2,037,500. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters, it will purchase from us at a price of $10.00 per private unit an additional number of Private Units (up to a maximum of 217,813 Private Units) pro rata with the amount of the over-allotment option exercised so that at least $10.00 per share sold to the public (or 100.0% of the gross proceeds from the offering) in this offering is held in trust regardless of whether the over-allotment option is exercised in full or in part. These additional Private Units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The Private Units will be identical to the units sold in this offering, except that, (i) we may not redeem the ordinary shares underlying the units, and (ii) they may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until the completion of our initial business combination, and are entitled to registration rights.

On January 21, 2026, the Company issued an unsecured promissory note to the sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $600,000, to be used for payment of costs related to the Proposed Offering. The promissory note is non-interest bearing, unsecured and due on the earlier of (i) July 21, 2027, (ii) the consummation of this offering. As of January 31, 2026, we had borrowed $3,464 under the promissory note with our sponsor.

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In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use amounts held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Such loans may be provided to us on a non-interest-bearing and non-convertible basis. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Any of the foregoing payments to our sponsor, repayments of loans from our sponsor or repayments of working capital loans prior to our initial business combination will be made using funds held outside the trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We will enter into a registration rights agreement with respect to the Founder Shares and Private Units, which is described under the heading “Principal Shareholders — Registration Rights.”

As described herein, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which (a) may be a corporate opportunity for any director or officer, on the one hand, and us, on the other or (b) the presentation of which would breach an existing legal obligation of a director or officer to any other entity. As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination.

Our sponsor has agreed, commencing from the date that our securities are first listed on Nasdaq through the earlier of the consummation of our initial business combination and our liquidation, to make available to us certain general and administrative services, including office space, administrative and support services, as we may require from time to time. We have agreed to pay our sponsor up to $10,000 per month for these services. No administrative service expense had been paid for the period from January 15, 2026 (inception) through April 30, 2026.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of the date of this prospectus, we do not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and do not have any commitments or contractual obligations. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

JOBS Act

The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things, (i) provide an independent registered public accounting firm’s attestation report on our system of internal controls over financial reporting pursuant to Section 404, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the report of the independent registered public accounting firm providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of this offering or until we are no longer an “emerging growth company,” whichever is earlier.

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PROPOSED BUSINESS

Our Company

Tidewise Acquisition Corporation was incorporated as an exempted company in Cayman Islands on January 15, 2026 as a blank check company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization, or other similar business combination with one or more businesses, which we refer to throughout this prospectus as our “initial business combination.” To date, our efforts have been limited to organizational activities as well as activities related to this offering. We have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

Our efforts to identify a prospective target business will not be limited to a particular geographic region or industry. However, we intend to primarily focus on target businesses operating in industries with high-growth potential globally, including but not limited to high technology, artificial intelligence, intelligent manufacturing and innovative pharmaceuticals and biotechnology. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with our company.

Our Team

We will seek to capitalize on the significant contacts and experience of our management team. We are confident that we will be able to use our individual experiences as well as our networks to achieve success. Together, we will formulate an all-encompassing plan for growth, one that accounts for both organic expansion and expansion via mergers and acquisitions. In the end, we will attempt to transform our target company into a widely respected industry leader by leveraging the benefits of becoming a public company, including access to finance and equity for expansion. At the same time, we will endeavor to generate excellent returns for our shareholders.

The past performance of our management team or of their affiliates is not a guarantee either (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) of success with respect to any business combination we may consummate. You should not rely on the historical record of our management team’s or their affiliates’ performance as indicative of our future performance. Moreover, although some of our key personnel may remain with a target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. Additionally, our management team members are subject to certain conflicts of interest. For more information, see “Risk Factors - Risks Related to Our Sponsor, Management Team, and their Respective Affiliates.”

Executive Team

Thomas Patrick Gehl has served as our Chief Executive Officer and Chairman since April 30, 2026 and Director since January 15, 2026 and the beneficial owner of the sponsor. Mr. Gehl has over 30 years of experience in cross-border business, legal, and commercial matters in the United States and China. Since March 2025, Mr. Gehl has served as CEO and general counsel of Horizon Import and Export Trading Hainan Co., Ltd., and as president and CEO of Victoria Royal International Trade Limited Hong Kong since April 2025. From June 2022 to February 2025, Mr. Gehl was engaged in personal matters. From December 2019 to May 2022, Mr. Gehl served as president, board member, and corporate counsel for Child Wise International Corporation. From 2013 to 2015, Mr. Gehl practiced law at Locke Lord LLP, focusing on China market strategy, cross-border mergers and acquisitions, and environmental law. From 2010 to 2013, Mr. Gehl practiced law at Clark Hill LLP, with a similar focus. From 2007 to 2009, Mr. Gehl served in a senior leadership capacity at Coachmen Inc. From 1992 to 2000, Mr. Gehl held leadership roles at Kohler Company, where he received recognition for environmental engineering and safety initiatives. Mr. Gehl holds the AV Preeminent Peer Review Rating from Martindale-Hubbell. Mr. Gehl has also served as an adjunct professor at Marquette University Law School and has lectured at Peking University. We believe Mr. Gehl is qualified to serve as our Chief Executive Officer and Director thanks to his extensive cross-border leadership experience and legal expertise.

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Eunjeong Cheong has served as our Chief Financial Officer and Director since April 30, 2026. Since 2025, Ms. Cheong has served as chief executive officer of JNT Partners. Since 2023, Ms. Cheong has served as director of MarketTree. Prior to that, Ms. Cheong served as head of investment division at Adbiotech for approximately three years. Earlier in Ms. Cheong’s career, Ms. Cheong served as an associate at HB Investment for about one year and as an Associate at Daishin Securities for one year. Ms. Cheong received a Ph.D. in Management Information Systems from Hanyang University in 2022. Ms. Cheong received a Master of Business Administration (International MBA, Global YES Track) from Hanyang University in 2018 and a Bachelor of Business Administration from Sookmyung Women’s University in 2016. We believe Ms. Cheong is qualified to serve as our Chief Financial Officer due to Ms. Cheong’s experience in investment and business management, Ms. Cheong’s leadership roles across multiple organizations, and Ms. Cheong’s academic background in business administration and management information systems.

Nominees for our Board of Directors

Patrick Swint will serve as one of our independent directors commencing on the date of this prospectus. Since October 2022, Mr. Swint has served as an independent director and board member of Alpha Star Acquisition Corporation (SPAC), a NASDAQ-traded company. Since August 2022, Mr. Swint has served as a member of the supervisory board of ARMBUSINESSBANK CJSC, an Armenian banking institution. Since December 2020, Mr. Swint has served as a board advisor to Roberts & Ryan Investments Inc., a service-disabled veteran-owned (SDVO) broker-dealer and placement agent. Since August 2017, Mr. Swint has served as the Founder and CEO of Knightsbridge Ventures, a registered investment advisor. Since 2000, Mr. Swint has served as Principal and Managing Director of Salsa Properties LLC, a private real estate holding company specialized in acquisition. From June 2014 to September 2020, Mr. Swint served as Chief Investment Officer of JL Livermore Advisors, LLC, a Single Family Office specializing in Private Equity Real Estate. From October 2018 to December 2019, Mr. Swint served as Co-Founder and Securities Principal of Wave Capital Securities LLC, a boutique international investment banking group. Mr. Swint received a Master of Business Administration in Entrepreneurship and Private Equity Finance from The University of Chicago Booth School of Business in 2016. Mr. Swint holds several FINRA and NASAA designations, including the Series 7 and 79, and the Series 63, 65, and 66, respectively. We believe Mr. Swint is qualified to serve as a member of our board of directors due to his extensive experience in international investment banking and private equity.

Jason Dodier will serve as one of our independent directors commencing on the date of this prospectus. Since 2025, Mr. Dodier has been a member of the Economic Club of New York. Since 2023, Mr. Dodier has served as a member of the board of directors of the Manhattan Chamber of Commerce. In 2022, Mr. Dodier co-founded GRAIN Ecosystem, a venture-backed enterprise born from Schneider Electric that operates as a B2B SaaS platform, and Mr. Dodier has served as Chief operating officer since 2022. From 2021 to 2022, Mr. Dodier served in a commercial leadership role at Schneider Electric, a multinational energy management and industrial technology company. In 2014, Mr. Dodier co-founded FountainHead RI, a community of over 1,100 rising stars and current industry and business leaders from various sectors and industries from around the country. Mr. Dodier received a Master of Business Administration from Georgetown University McDonough School of Business and a Bachelor’s degree from Bryant University. We believe Mr. Dodier is qualified to serve as a member of our board of directors due to Mr. Dodier’s experience as a co-founder of multiple ventures and Mr. Dodier’s executive and commercial management experience.

Yuan Lu will serve as one of our independent directors commencing on the date of this prospectus. Since October 2024, Ms. Lu has served as the Founder of VITALITY COACHING in Singapore, a professional development consultancy that provides executive coaching and leadership training to help individuals and organizations optimize their performance, resilience, and overall well-being. From 2011 to 2014, Ms. Lu spent over a decade at Standard Chartered Bank in various roles across Singapore and Shanghai. From 2018 to 2024, Ms. Lu served as senior product manager of Mobile Design & Development in Singapore. From 2015 to 2018, Ms. Lu served as project manager of Global Digital Banking in Singapore. From 2014 to 2015, Ms. Lu served as portfolio manager of Priority Banking at Standard Chartered Bank in Shanghai. From 2013 to 2014, Ms. Lu served as execution manager of the CEO Office at Standard Chartered Bank in Shanghai. From 2011 to 2013, Ms. Lu participated in Standard Chartered Bank’s International Management Trainee program. Ms. Lu obtained her ACCA qualification from FTC Kaplan, London in 2009. Ms. Lu received a Master of Science in International Accounting from the University of East Anglia in 2010 and a Bachelor of Arts in Business Studies from the University of Bedfordshire in 2007. We believe Ms. Lu is qualified to serve as a member of our Board of Directors due to Ms. Lu’s experience in global digital banking and fintech innovation and Ms. Lu’s management experience at an international financial institution.

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We believe our management team is well positioned to take advantage of the growing set of investment opportunities focused on potential industry, and that our extensive existing relationships with portfolio companies along with our ongoing efforts to identify investment opportunities will allow us to generate an attractive transaction for our shareholders.

Our Sponsor

The sponsor is Tidewise Capital Corporation, a British Virgin Islands business company with limited liability whose ultimate beneficial owner is Mr. Thomas Patrick Gehl. Mr. Thomas Patrick Gehl is a citizen and a resident of the United States.

On January 15, 2026, one (1) subscriber share was transferred from Ogier Global Subscriber (Cayman) Limited to our sponsor. On April 30, 2026, we entered into a subscription agreement, pursuant to which 3,354,167 Founder Shares were issued to the sponsor for $25,000 (up to 437,500 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) and one share was surrendered by the sponsor to the Company without consideration. Due to the low purchase price of the Founder Shares, the sponsor may have more of an economic incentive for us to enter into an initial business combination with a riskier, weaker-performing or financially unstable business, or an entity lacking an established record of revenues or earnings, than would be the case if such parties had paid the full offering price for their Founder Shares.

Each of our directors, director nominees and officers presently has and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such opportunity to such entity. We do not believe, however, that the fiduciary duties or contractual obligations of our officers or directors will materially affect our ability to complete our initial business combination.

Notwithstanding our founder’s and management team’s past experiences, past performance is not a guarantee (i) that we will be able to identify a suitable candidate for our initial business combination or (ii) that we will provide an attractive return to our shareholders from any business combination we may consummate. You should not rely on the historical record of the members of our management team or the sponsor or their respective affiliates or any related investment’s performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward. Each of our officers and directors may become an officer or director of another special purpose acquisition company with a class of securities intended to be registered under the Exchange Act, even before we have entered into a definitive agreement regarding our initial business combination. For more information, see the section of this prospectus entitled “Management - Conflicts of Interest” and see “Risk Factors.”

Business Strategy

Once we have completed our initial public offering, our team will identify potential acquisition targets by leveraging existing relationships in combination with the market research data that aligns with the company’s strategic goals and priorities. Market size, growth potential, competition, and barriers to entry are all essential factors to consider as we identify the acquisition target. Our team intends to utilize an in-depth evaluation process of potential acquisition targets based on financial performance, strategic fit, and potential synergies as well as the company’s products, and services to ensure our target is aligned. We believe this will allow us to generate a differentiated pipeline of acquisition opportunities and lead to executing a business combination with an attractive target company more quickly, efficiently, and under better terms than our competitors.

The sectors in which we may seek to identify a target business may face distinct structural challenges, such as fragmented adoption, inconsistent regulatory frameworks, scalability constraints, and cybersecurity or infrastructure risks, but we believe our team’s expertise and track record can help mitigate these factors. We intend to proactively support the post-business-combination company in navigating regulatory considerations, enhancing operational readiness, strengthening compliance frameworks and accelerating go-to-market execution.

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To achieve these goals, we will aim to complete our initial business combination with a company that offers (1) scalable and defensible capabilities, (2) meaningful commercialization potential, and (3) a clear path to sustainable revenue growth. We believe that companies addressing core business and operational demands are well positioned to drive long-term value.

We believe that we can play an important role in supporting the long-term development of the post-business combination company. We expect to support the post-business combination company in building an organization that is competitive in both cost and innovation, with a focus on operational efficiency and disciplined execution.

Investment Criteria

Consistent with our business strategy, we have identified the following general criteria and guidelines that we believe are important in evaluating prospective targets for our initial business combination with one or more target companies. We will leverage these criteria and guidelines in evaluating acquisition opportunities, but we may decide to enter into our initial business combination with a target or targets that do not meet these criteria and guidelines. We intend to acquire one or more target businesses with the following characteristics:

●	Proven industry leader: We will seek to acquire a business that is an industry leader that has demonstrated consistent top-line growth and/or is benefiting from secular tailwinds.

●	Defensible and established business models: We will seek to acquire a target with sustainable competitive advantages. We seek companies with fundamentally sound business models.

●	Multiple avenues for long-term growth: We intend to acquire a company that exhibits long-term growth prospects, with the potential to grow both organically and inorganically through acquisitions, and demonstrates the ability to drive growth through the enablement or scaling of technology.

●	Sustainable financial profile: We intend to target companies that generate stable free cash-flow and are not reliant on financial leverage to generate returns.

●	Compelling value proposition: We intend to acquire a fundamentally sound business that is underperforming its potential but presents a compelling value proposition relative to its peers that may result in an attractive risk-adjusted return for our shareholders.

●	Potential for add-on acquisitions: We will actively consider target companies that would serve as a strong platform for post-closing add-on acquisitions. Given our extensive industry networks and collective experience, we believe we will have unique access to a large number of private assets operating across a broad range of sectors. Such add-on acquisitions can expedite growth for the target and help to amplify returns for our shareholders.

●	Benefit from our outstanding capabilities: We seek to acquire a business that will benefit from and capitalize on our team’s excellent blend of operating expertise, extensive industry network and financing experience.

●	Qualified management team: We seek to acquire a business that allows our team to partner with proven and established management teams or business owners to achieve long-term strategic and operational excellence.

●	Benefit from being a public company: We intend to acquire a company at the point in its lifecycle at which going public, with the support of our highly experienced management team and access to our robust industry networks, is a natural next step and that will benefit from access to the public market to accelerate growth.

●	Market Trend Alignment: We intend to seek companies that are in line with or leading current market trends, which helps them adapt to changes in market conditions and consumer preferences.

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This non-exclusive list of criteria is not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on some or all of these general guidelines as well as other considerations, factors and criteria that our management may deem relevant. In the event that we decide to enter into our initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials that we would file with the SEC.

Our Acquisition Process

While we have not selected any specific business combination target and we have not, nor has anyone on our behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us, we have engaged in an extensive research effort to identify a large number of potential targets.

We intend to leverage our resources and network for efficient outreach to commence immediately after the date of this prospectus. Our effort will be focused on creating proprietary transaction opportunities. We believe personal relationships built over time are critical not just in generating transaction opportunities, but also in consummating a business combination.

In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as applicable, as well as a review of financial, operational, legal and other information which will be made available to us.

We are not prohibited from pursuing an initial business combination with a company that is affiliated with any of our initial shareholders or members of our management team. In the event we seek to complete our initial business combination with a business that is affiliated with any of our initial shareholders or members of our management team, we, or a committee of independent and disinterested directors, will engage independent advisors to assist with the evaluation and will obtain an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority, or FINRA, or from an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.

Our initial shareholders and members of our management team will directly or indirectly own our securities following this offering, and accordingly, they may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

The following table sets forth the payments to be received by our sponsor and its affiliates from us prior to or in connection with the completion of our initial business combination and the securities issued and to be issued by us to our sponsor or its affiliates:

Entity/Individual	Amount of Compensation to be Received or Securities Issued or to be Issued	Consideration Paid or to be Paid
Tidewise Capital Corporation	3,354,167 Ordinary Shares	$25,000
	203,750 Private Units to be purchased simultaneously with the closing of this offering (or 217,813 Private Units if the over-allotment option is exercised in full)	$2,037,500 (or $2,178,130 if the over-allotment option is exercised in full)
	Up to $600,000 in loans	Repayment of loans made to us by our sponsor to cover offering-related and organizational expenses and to finance transaction costs in connection with an intended initial business combination.
	Up to $10,000 per month	Office space, administrative and support services
	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination	Services in connection with identifying, investigating and completing an initial business combination.

(1)	Assumes full exercise of the over-allotment option and includes 437,500 shares that are subject to surrender and forfeiture by certain of our initial shareholders depending on the extent to which the underwriters’ over-allotment option is exercised. If we increase or decrease the size of this offering, we will effect a share dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to the Founder Shares immediately prior to the consummation of this offering in such amount as to maintain the number of Founder Shares at 28% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the ordinary shares underlying the Private Units and excluding the Representative Shares and assuming the sponsor does not purchase units in this offering), with any such change in the number of Founder Shares to be allocated to our sponsor.

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Pursuant to a letter agreement to be entered with us, each of our initial shareholders, including our sponsor, and our directors and officers, has agreed to certain restrictions on such party’s ability to transfer, assign or sell the Founder Shares and Private Units to unaffiliated parties, as summarized in the table below.

Subject Securities	Expiration Date	Natural Persons and Entities Subject to Restrictions	Exceptions to Transfer Restrictions
Founder Shares	The earlier of (A) six months after the completion of our initial business combination or earlier if, subsequent to our initial business combination, the closing price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day after our initial business combination and (B) the date following the completion of our initial business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their ordinary shares for cash, securities or other property.	Tidewise Capital Corporation Thomas Patrick Gehl	Transfers permitted (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) in the event of our liquidation prior to our completion of our initial business combination; or (f) by virtue of the laws of the British Virgin Islands or our sponsor’s operating agreement upon dissolution of our sponsor; provided, however, that in the case of clauses (a) through (e) or (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by our sponsor with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in this prospectus).

Private Units (including the securities underlying such units)	Until 30 days after the completion of our initial business combination.	Tidewise Capital Corporation	Same as above

Any units, rights, ordinary shares or any other securities convertible into, or exercisable, or exchangeable for, ordinary shares	180 days after the date of the prospectus	Tidewise Capital Corporation	The Representative in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their Founder Shares and Private Units (including the securities underlying such units) pursuant to the letter agreement described in the immediately preceding paragraphs.

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We, our sponsor and our executive officers and directors have agreed that, for a period of 180 days from the date of this prospectus, we and they will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any units, warrants, ordinary shares or any other securities convertible into, or exercisable or exchangeable for, any units, ordinary shares, Founder Shares or warrants, subject to certain exceptions. The Representative in its sole discretion may release any of the securities subject to these lock-up agreements at any time without notice, other than in the case of the officers and directors, which shall be with notice. Our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our officers and directors, are also subject to separate transfer restrictions on their Founder Shares and Private Units and the underlying securities that are components thereof pursuant to the letter agreement described herein.

The nominal purchase price paid by our sponsor for the Founder Shares may significantly dilute the implied value of your public shares in the event we consummate an initial business combination, and our sponsor and other initial shareholders are likely to make a substantial profit on their investment in us in the event we consummate an initial business combination, even if the business combination causes the trading price of our ordinary shares to decline materially.

Our initial shareholders and members of our management team may from time to time become aware of potential business opportunities, one or more of which we may desire to pursue as an initial business combination, but we have not (nor has anyone on our behalf) engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to a business combination transaction with us.

As described in “Management - Conflicts of Interest,” each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities pursuant to which such officer or director may be required to present a business combination opportunity to such entities. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for one or more entities to which he or she has fiduciary, contractual or other obligations or duties, he or she may be required to honor these obligations and duties to present such business combination opportunity to such entities first, and only present it to us if such entities reject the opportunity and he or she determines to present the opportunity to us, subject to their fiduciary duties under Cayman Islands law.

Our initial shareholders and members of our management team may participate in the formation of, invest in (on behalf of themselves, their affiliates or its and their clients), or become an officer or director of, any other blank check company prior to completion of our initial business combination. As a result, our initial shareholders and members of our management team could have conflicts of interest in determining whether to present business combination opportunities to us or to any other blank check company with which they may become involved.

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Initial Business Combination

We will have up to 24 months to consummate an initial business combination from the effective date of the registration statement of which this prospectus forms a part, which period may be extended, at our election, up to two times for an additional three months each, for a total of up to 30 months. Our sponsor shall deposit additional funds into the trust account for each three-month extension. The amount to be placed in the trust account to support the extensions will be determined by negotiations between us and the representative of the underwriters.

We may also hold a general meeting at any time to amend our amended and restated memorandum and articles of association to modify the amount of time we will have to consummate an initial business combination (as well as to modify the substance or timing of our obligation to redeem 100% of our public shares if we have not consummated an initial business combination within the time periods described herein or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity). As described herein, our sponsor, executive officers, directors and director nominees have agreed that they will not propose any such amendment unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the company to pay its taxes, divided by the number of then issued and outstanding public shares, subject to the limitations described herein. Our public shareholders will be permitted to redeem their shares regardless of whether they abstain, vote for, vote against, or vote at all with respect to the proposed business combination.

If we do not complete our initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and the directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law There is no limitation on our ability to raise funds privately or through loans in connection with our initial business combination.

Nasdaq listing rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding any taxes payable on the income earned on the trust account and excluding the amount of any deferred underwriting commissions) at the time of the agreement to enter into the initial business combination. We refer to this as the 80% of net assets test. If our board of directors is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions with respect to the satisfaction of such criteria. We do not currently intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination, although there is no assurance that will be the case.

We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the issued and outstanding equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to our initial business combination may collectively own a minority interest in the post- transaction company, depending on valuations ascribed to the target and us in our initial business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the issued and outstanding capital stock, shares or other equity interests of a target business or issue a substantial number of new shares to third-parties in connection with financing our initial business combination. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If our initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% of net assets test.

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We are not prohibited from pursuing an initial business combination with a company that is affiliated with our initial shareholders. In the event we seek to complete an initial business combination with a target that is affiliated with our initial shareholders, we, or a committee of independent and disinterested directors, will engage independent advisors to assist with the evaluation and will obtain an opinion from an independent investment banking firm or from an independent accounting firm that such an initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context.

For additional discussion relating to potential conflicts of interest relating to sourcing of potential business combination targets, see “Management - Conflicts of Interest.”

Our executive offices are 26 Broadway, Suite 934, New York, NY 10004, and our telephone number is +1 332-241-1445.

Status As A Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer target businesses an alternative to the traditional initial public offering through a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination. In this situation, the owners of the target business would exchange their capital stock, shares or other equity interests in the target business for our shares or for a combination of our shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost-effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, road show and public reporting efforts that may not be present to the same extent in connection with a business combination with us.

Furthermore, once a proposed business combination is completed, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions, which could delay or prevent the offering from occurring or could have negative valuation consequences. Following an initial business combination, we believe the target business would then have greater access to capital, an additional means of providing management incentives consistent with shareholders’ interests and the ability to use its shares as currency for acquisitions. Being a public company can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates is equal to or exceeds $700 million as of the end of the prior fiscal year’s second quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and not obtaining an auditor attestation of internal control over financial reporting. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates is equal to or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded$100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates is equal to or exceeds $700 million as of the end of that year’s second fiscal quarter.

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Financial Position

With funds available for a business combination, initially in the amount of $75,000,000 assuming no redemptions, after payment of the deferred underwriting fees, which are equal to 3% of the gross proceeds in the offering remaining in the trust account at the closing of the business combination, each case before fees and expenses associated with our initial business combination, we offer a target business a variety of options such as creating a liquidity event for its owners, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to complete our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, we have not taken any steps to secure third-party financing and there can be no assurance it will be available to us.

Effecting Our Initial Business Combination

We are not presently engaged in, and we will not engage in, any operations. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the sale of the Private Units, our shares, debt or a combination of these as the consideration to be paid in our initial business combination. We may seek to complete our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses.

If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemptions of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.

We have not selected any business combination target and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with us.

We may seek to raise additional funds through a private offering of debt or equity securities in connection with the completion of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account.

In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or we decide to do so for business or other reasons, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.

Shareholders May Not Have the Ability to Approve Our Initial Business Combination

We may conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC subject to the provisions of our amended and restated memorandum and articles of association. However, we will seek shareholder approval if it is required by applicable law or stock exchange listing requirement, or we may decide to seek shareholder approval for business or other reasons. Presented in the table below is a graphic explanation of the types of initial business combinations we may consider and whether shareholder approval is currently required under Cayman Islands law for each such transaction.

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Type of Transaction	Whether Shareholder Approval is Required
Purchase of assets	NO
Purchase of share of target not involving a merger with the company	NO
Merger of target into a subsidiary of the company	NO
Merger of the company with a target	YES

Under Nasdaq listing rules, shareholder approval would be required for our initial business combination if, for example:

●	we issue ordinary shares that will be equal to or in excess of 20% of the number of our ordinary shares then outstanding (other than in a public offering);

●	any of our directors, officers or substantial security holders (as defined by Nasdaq rules) has a 5% or greater interest, directly or indirectly, in the target business or assets to be acquired and if the number of ordinary shares to be issued, or if the number of ordinary shares into which the securities may be convertible or exercisable, exceeds either (a) 1% of the number of ordinary shares or 1% of the voting power outstanding before the issuance in the case of any of our directors and officers or (b) 5% of the number of ordinary shares or 5% of the voting power outstanding before the issuance in the case of any substantial securityholders; or

●	the issuance or potential issuance of ordinary shares will result in our undergoing a change of control.

The decision as to whether we will seek shareholder approval of a proposed business combination in those instances in which shareholder approval is not required by applicable law or stock exchange rule will be based on business and other reasons, which include a variety of factors, including, but not limited to:

●	the timing of the transaction, including in the event we determine shareholder approval would require additional time and there is either not enough time to seek shareholder approval or doing so would place the company at a disadvantage in the transaction or result in other additional burdens on the company;

●	the expected cost of holding a shareholder vote;

●	other time and budget constraints of the company; and

●	additional legal complexities of a proposed business combination that would be time-consuming and burdensome to present to shareholders.

Permitted Purchases and Other Transactions with Respect to Our Securities

In the event we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our initial shareholders, advisors or any of their respective affiliates may purchase public shares or rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of securities such persons may purchase. Additionally, at any time at or prior to our initial business combination, subject to applicable securities laws (including with respect to material nonpublic information), our initial shareholders, advisors or any of their respective affiliates may enter into transactions with investors and others to provide them with incentives to acquire public shares, or not redeem their public shares. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds held in the trust account will be used to purchase public shares or rights in such transactions prior to completion of our initial business combination. In the event our initial shareholders, advisors or any of their respective affiliates determine to undertake any such transactions, such transactions could have the effect of influencing the vote necessary to approve such transaction. None of the funds held in the trust account will be used to purchase public shares or rights in such transactions. They will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to refrain from trading securities during certain blackout periods and when they are in possession of any material non-public information.

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In the event that our initial shareholders, advisors or any of their respective affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will be required to comply with such rules.

In the event our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our directors, officers, advisors or any of their respective affiliates, were to purchase shares or rights from public shareholders such purchases would be structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:

●	our registration statement or proxy statement filed for the business combination transaction discloses the possibility that our sponsor, directors, officers, advisors or any of their respective affiliates will purchase our securities outside the redemption process, along with the purpose of such purchases;

●	our sponsor, directors, officers, advisors or any of their respective affiliates will purchase our securities at a price no higher than the price offered through our redemption process;

●	our registration statement or proxy statement filed for the business combination transaction includes a representation that any of our securities purchased by our sponsor, directors, officers, advisors or any of their respective affiliates would not be voted in favor of approving the business combination transaction;

●	our sponsor, directors, officers, advisors or any of their respective affiliates do not possess any redemption rights with respect to our securities or, if they possess redemption rights, they waive such rights; and

●	we discloses in a Form 8-K, prior to the security holder meeting to approve the business combination transaction, the following:

○	the amount of our securities purchased outside of the redemption offer by our sponsor, directors, officers, advisors or any of their respective affiliates, along with the purchase price;

○	the purpose of the purchases our sponsor, directors, officers, advisors or any of their respective affiliates;

○	the impact, if any, of the purchases our sponsor, directors, officers, advisors or any of their respective affiliates on the likelihood that the business combination transaction will be approved;

○	the identities of our security holders who sold to our sponsor, directors, officers, advisors or any of their respective affiliates (if not purchased on the open market) or the nature of our security holders (e.g., 5% security holders) who sold to our sponsor, directors, officers, advisors and their respective affiliates; and

○	the number of our securities for which we have received redemption requests pursuant to our redemption offer.

Further, any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. Our initial shareholders, advisors or any of their respective affiliates will be restricted from making any purchases if such purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act.

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The purpose of such transaction could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such transactions may result in the completion of our initial business combination that may not otherwise have been possible.

In addition, if such purchases are made, the public “float” of our securities and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

Our sponsor, directors, officers, advisors and/or any of their respective affiliates anticipate that they may identify the shareholders with whom our sponsor, directors, officers, advisors or any of their respective affiliates may pursue privately negotiated transactions by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders (in the case of public shares) following our mailing of proxy or tender offer materials in connection with our initial business combination. To the extent that our sponsor, directors, officers, advisors or any of their respective affiliates enter into a private transaction, they would identify and contact only potential selling or redeeming shareholders who have expressed their election to redeem their shares for a pro rata share of the trust account. Such persons would select the shareholders from whom to acquire shares based on the number of shares available, the negotiated price per share and such other factors as any such person may deem relevant at the time of purchase. The price per share paid in any such transaction may not be higher than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. Our sponsor, directors, officers, advisors or any of their respective affiliates will be restricted from purchasing shares if such purchases do not comply with Regulation M under the Exchange Act and the other federal securities laws.

Redemption Rights for Public Shareholders Upon Completion of Our Initial Business Combination

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the initial business combination, including interest (net of taxes paid or payable, if any), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. Our public shareholders will be permitted to redeem their shares regardless of whether they abstain, vote for, vote against, or vote at all with respect to the proposed business combination. At the completion of our initial business combination, we will be required to purchase any public shares properly delivered for redemption and not withdrawn. The amount in the trust account is initially anticipated to be $10.00 per public share. The per share amount we will distribute to investors who properly redeem their shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. The redemption rights will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of our initial business combination with respect to our rights. Our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our directors and officers, will enter into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any shares held by them in connection with the completion of our initial business combination.

Manner of Conducting Redemptions

We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (1) in connection with a general meeting called to approve the business combination or (2) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under the Companies Act or stock exchange listing requirement. Asset acquisitions and share purchases would not typically require shareholder approval while direct mergers with our company (other than with a 90% subsidiary of ours) and any transactions where we issue more than 20% of our issued and outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would typically require shareholder approval. If a shareholder vote is not required and we choose not to seek shareholder approval for business or other reasons, we intend to conduct redemptions without a shareholder vote pursuant to the tender offer rules of the SEC unless shareholder approval is required by applicable law or stock exchange listing requirement.

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If shareholder approval of the transaction is required by applicable law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association:

●	conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules; and

●	file proxy materials with the SEC.

We expect that a final proxy statement would be mailed to public shareholders at least twenty days prior to the shareholder vote. However, we expect that a preliminary proxy statement would be made available to such shareholders in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Although we are not required to do so, we intend to comply with the substantive and procedural requirements of Regulation 14A in connection with any shareholder vote even if we are not able to maintain our Nasdaq listing or Exchange Act registration.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the voting rights held by such members as, being entitled to do so, vote in person or by proxy at a general meeting of the company. A quorum for such general meeting will consist of the holders present in person or by proxy of shares of the company representing one-third of the issued and outstanding shares entitled to vote at such general meeting. Our initial shareholders will count towards this quorum and have agreed to vote any shares held by them in favor of our initial business combination. We expect that at the time of any shareholder vote relating to our initial business combination, our initial shareholders and their permitted transferees will own at least 28% of our issued and outstanding ordinary shares entitled to vote thereon (not including the ordinary shares underlying the Private Units and excluding the Representative Shares and assuming the sponsor does not purchase units in this offering). In addition, the Representative has also agreed, pursuant to the underwriting agreement, solely with respect to the Representative Shares, to vote in favor of our initial business combination. As a result, we would need 2,224,167, or 29.7% of the 7,500,000 public shares sold in this offering (assuming all issued and outstanding shares are voted, the over-allotment option is not exercised and the initial shareholders do not purchase any units in this offering or units or shares in the after-market), to be voted in favor of an initial business combination in order to have such initial business combination approved. These quorum and voting thresholds and agreements may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem its public shares irrespective of whether it votes for, votes against, or votes at all with respect to the proposed business combination.

Redemptions of our public shares may be subject to a net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (1) cash consideration to be paid to the target or its owners; (2) cash to be transferred to the target for working capital or other general corporate purposes; or (3) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any shares, and all ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination (including, potentially, with the same target).

If, however, a shareholder vote is not required and we decide not to hold a shareholder vote for business or other reasons, we will, pursuant to our amended and restated memorandum and articles of association:

●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and

●	file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

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Upon the public announcement of our initial business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we and our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.

In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e- 1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. Furthermore, redemptions of our public shares may be subject to a net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than the amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination (including, potentially, with the same target).

Limitation on Redemption upon Completion of Our Initial Business Combination If We Seek Shareholder Approval

If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the ordinary shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. We believe this restriction will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed business combination as a means to force us or our sponsor or its affiliates to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights if such holder’s shares are not purchased by us or our sponsor or its affiliates at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination.

Tendering Share Certificates in Connection with Redemption Rights or A Tender Offer

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates (if any) to our transfer agent prior to the date set forth in the proxy materials or tender offer documents, as applicable, mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option, rather than simply voting against the initial business combination. The proxy or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements, which will include the requirement that a beneficial holder must identify itself in order to validly redeem its shares. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the initially scheduled vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days, and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least twenty days prior to the shareholder vote. However, we expect that a preliminary proxy statement would be made available to such shareholders in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.

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There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker a fee of approximately $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder.

However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their shares. The need to deliver shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.

The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the business combination during which he or she could monitor the price of the company’s shares in the market. If the price rose above the redemption price, he or she could sell his or her shares in the open market before actually delivering his or her shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the general meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

Any request to redeem such shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or two business days prior to the scheduled date of the general meeting set forth in our proxy materials, as applicable (unless we elect to allow additional withdrawal rights). Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their shares will be distributed promptly after the completion of our initial business combination.

If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their shares.

If our initial proposed business combination is not completed, we may continue to try to complete a business combination with a different target until the end of the completion window.

Redemption of Public Shares and Liquidation If No Initial Business Combination

Our sponsor, directors and officers have agreed, and our amended and restated memorandum and articles of association will provide, that we will initially have until the end of the completion window to complete our initial business combination. If we have not completed our initial business combination within the completion window, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and the directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. There will be no redemption rights or liquidating distributions with respect to our rights, which will expire worthless if we fail to complete our initial business combination within the prescribed time period. Our public shareholders will be permitted to redeem their shares regardless of whether they abstain, vote for, vote against, or vote at all with respect to the proposed business combination.

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Our sponsor has entered into written agreements with us, pursuant to which it has waived its rights to liquidating distributions from the trust account with respect to any Founder Shares it holds if we fail to complete our initial business combination within the completion window. However, if our sponsor acquires public shares, it will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the completion window.

Our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our directors and officers, have agreed, pursuant to written agreements with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the company to pay its taxes, divided by the number of then issued and outstanding public shares.

We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $550,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes, we may request the trustee to release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.

If we were to expend all of the net proceeds of this offering and the sale of the Private Units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.00. See “Risk Factors - Risks Relating to our Securities and Trust Account - If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors described above.

Although we will seek to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will enter into an agreement with a third party that has not executed a waiver only if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where we are unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

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Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay our taxes, if any (but without deduction for any excise or similar tax that may be due or payable), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, then our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. None of our other officers will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

In the event that the proceeds in the trust account are reduced below (1)$10.00 per public share or (2)such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay our taxes, if any (but without deduction for any excise or similar tax that may be due or payable), and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be substantially less than $10.00 per share. See “Risk Factors - Risks Relating to our Securities and Trust Account - If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.00 per share” and other risk factors described above.

We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers (other than our independent registered public accounting firm), prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to $77,037,500 from the proceeds of this offering and the sale of the Private Units, with which to pay any such potential claims. In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $550,000, we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $550,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.

Our public shareholders shall be entitled to receive funds from the trust account only in the event of our failure to complete a business combination within the required time period, if the shareholders seek to have us convert or purchase their respective shares upon a business combination which is actually completed by us or upon certain amendments to our amended and restated memorandum and articles of association prior to consummating an initial business combination. In no other circumstances shall a shareholder have any right or interest of any kind to or in the trust account.

If we are forced to file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $10.00 per share.

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If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.00 per share to our public shareholders. If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors and officers who knowingly and willfully authorized or permitted any distribution to be paid out of our share premium account while we were unable to pay our debts as they fall due in the ordinary course of business would be guilty of an offence and may be liable for a fine of approximately $18,000 and imprisonment for five years in the Cayman Islands.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$75,000,000 of the net proceeds of this offering and the sale of the Private Units will be deposited into a U.S.-based trust account established by Odyssey Transfer & Trust acting as trustee.	At least 80% of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions (including the deferred underwriting commission of 3.0% of gross proceeds in this offering remaining in the trust account at the closing of the business combination), expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$75,000,000 of the net offering proceeds and the sale of the Private Units held in trust will be invested only in U.S. government treasury obligations with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations and/or held as cash or cash items (including in demand deposit accounts).	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds	Interest on proceeds from the trust account to be paid to shareholders is reduced by (1) amounts withdrawn to pay any taxes paid or payable and (2) in the event of our liquidation for failure to complete our initial business combination within the completion window, net of funds withdrawn to pay our taxes, if any (but without deduction for any excise or similar tax that may be due or payable), and up to $100,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

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Limitation on fair value or net assets of target business	Nasdaq listing rules require that we must complete one or more business combinations having an aggregate fair market value of at least 80% of the value of the assets held in the trust account (excluding any taxes payable on the income earned on the trust account and excluding the amount of any deferred underwriting commissions) at the time of the agreement to enter into the initial business combination.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued	The units are expected to begin trading on or promptly after the date of this prospectus. The ordinary shares and rights constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless the Representative informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.	No trading of the units or the underlying ordinary shares and rights would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable), upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by applicable law or stock exchange rules to hold a shareholder vote. If we are not required by applicable law or stock exchange rules and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, conduct any redemptions in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days, and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least twenty days prior to the shareholder vote. However, we expect that a preliminary proxy statement would be made available to such shareholders in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the voting rights held by such members as, being entitled to do so, vote in person or by proxy at a general meeting of the company. A quorum for such general meeting will consist of the holders present in person or by proxy of shares of the company representing one-third of the issued and outstanding shares entitled to vote at such general meeting. Additionally, each public shareholder may elect to redeem its public shares irrespective of whether it votes for, votes against, or votes at all with respect to the proposed business combination.	A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

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Business combination deadline	If we have not completed our initial business combination within the completion window, we will (1) cease all operations except for the purpose of winding up, and (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the issued and outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law.	If an acquisition has not been completed within 24 months (which period may be extended, at our election, up to two times for an additional three months each, for a total of up to 30 months) after the effective date of the company’s registration statement of which this prospectus forms a part, funds held in the trust or escrow account are returned to investors.

Release of funds	Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any (but without deduction for any excise or similar tax that may be due or payable), the funds held in the trust account will not be released from the trust account until the earliest of: (1) our completion of an initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we have not completed an initial business combination within the completion window, subject to applicable law.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote	If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect Excess Shares (more than an aggregate of 15% of the shares sold in this offering), without our prior consent. Our public shareholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.	Most blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

Tendering share certificates in connection with redemption rights or a tender offer

We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the proxy materials or tender offer documents mailed to such holders, or up to two business days prior to the initially scheduled vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option.

The proxy or tender offer materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two business days prior to the initially scheduled vote on the business combination if we distribute proxy materials, as applicable, to tender its shares if it wishes to seek to exercise its redemption rights.

In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such shareholders to arrange for them to deliver their certificate to verify ownership.

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Competition

We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess greater technical, human and other resources or more local industry knowledge than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the Private Units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, in the event we seek shareholder approval of our initial business combination and we are obligated to pay cash for our ordinary shares, these payments will reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

Indemnity

Our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party (other than our independent registered public accounting firm) for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (1) $10.00 per public share or (2) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of interest which may be withdrawn to pay our taxes, if any (but without deduction for any excise or similar tax that may be due or payable), except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company and, therefore, our sponsor may not be able to satisfy those obligations. We have not asked our sponsor to reserve for such obligations.

Facilities

We currently maintain our executive offices at 26 Broadway, Suite 934, New York, NY 10004. The cost for this space is included in the up to $10,000 per month fee that we will pay to our sponsor or an affiliate for office space, administrative and support services. We consider our current office space adequate for our current operations.

Employee and Human Capital Resources

We currently have two officers and do not intend to have any full-time employees prior to the completion of our initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters, but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any such person will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.

Periodic Reporting and Financial Information

We will register our units, ordinary shares and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public auditors.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation materials or tender offer materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with PCAOB standards. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the completion window. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.

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We will be required to evaluate and report on our system of internal controls for the fiscal year ending December 31, 2027 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that are held by non-affiliates is equal to or exceeds $700 million as of the end of the prior fiscal year’s second quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements and not obtaining an auditor attestation of internal control over financial reporting. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates is equal to or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded$100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates is equal to or exceeds $700 million as of the end of that year’s second fiscal quarter.

Legal Proceedings

There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

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MANAGEMENT

Directors and Executive Officers

Our directors and executive officers upon the effective date of the registration statement of which this prospectus forms part will be as follows:

Name	Age	Title
Thomas Patrick Gehl	70	Chief Executive Officer and Chairman of the board
Eunjeong Cheong	34	Chief Financial Officer and Director
Patrick Swint*	58	Independent Director
Jason Dodier*	39	Independent Director
Yuan Lu*	40	Independent Director

* Each of Patrick Swint, Jason Dodier and Yuan Lu has accepted appointments to be our independent director, effective upon the SEC’s declaration of effectiveness of our registration statement of which this prospectus forms a part.

Thomas Patrick Gehl has served as our Chief Executive Officer and Chairman since April 30, 2026 and Director since January 15, 2026 and the beneficial owner of the sponsor. Mr. Gehl has over 30 years of experience in cross-border business, legal, and commercial matters in the United States and China. Since March 2025, Mr. Gehl has served as CEO and General Counsel of Horizon Import and Export Trading Hainan Co., Ltd., and as President and CEO of Victoria Royal International Trade Limited Hong Kong since April 2025. From June 2022 to February 2025, Mr. Gehl was engaged in personal matters. From December 2019 to May 2022, Mr. Gehl served as President, Board Member, and Corporate Counsel for Child Wise International Corporation. From 2013 to 2015, Mr. Gehl practiced law at Locke Lord LLP, focusing on China market strategy, cross-border mergers and acquisitions, and environmental law. From 2010 to 2013, Mr. Gehl practiced law at Clark Hill LLP, with a similar focus. From 2007 to 2009, Mr. Gehl served in a senior leadership capacity at Coachmen Inc. From 1992 to 2000, Mr. Gehl held leadership roles at Kohler Company, where he received recognition for environmental engineering and safety initiatives. Mr. Gehl holds the AV Preeminent Peer Review Rating from Martindale-Hubbell. Mr. Gehl has also served as an adjunct professor at Marquette University Law School and has lectured at Peking University. We believe Mr. Gehl is qualified to serve as our Chief Executive Officer and Chairman of the board due to his extensive cross-border leadership experience and legal expertise.

Eunjeong Cheong has served as our Chief Financial Officer and Director since April 30, 2026. Since 2025, Ms. Cheong has served as Chief Executive Officer of JNT Partners. Since 2023, Ms. Cheong has served as Director of MarketTree. Prior to that, Ms. Cheong served as Head of Investment Division at Adbiotech for approximately three years. Earlier in Ms. Cheong’s career, Ms. Cheong served as an Associate at HB Investment for about one year and as an Associate at Daishin Securities for 12 months. Ms. Cheong received a Ph.D. in Management Information Systems from Hanyang University in 2022. Ms. Cheong received a Master of Business Administration (International MBA, Global YES Track) from Hanyang University in 2018 and a Bachelor of Business Administration from Sookmyung Women’s University in 2016. We believe Ms. Cheong is qualified to serve as our Chief Financial Officer due to Ms. Cheong’s experience in investment and business management, Ms. Cheong’s leadership roles across multiple organizations, and Ms. Cheong’s academic background in business administration and management information systems.

Patrick Swint will serve as one of our independent directors commencing on the date of this prospectus. Since October 2022, Mr. Swint has served as an independent director and board member of Alpha Star Acquisition Corporation (SPAC), a NASDAQ-traded company. Since August 2022, Mr. Swint has served as a member of the supervisory board of ARMBUSINESSBANK CJSC, an Armenian banking institution. Since December 2020, Mr. Swint has served as a board advisor to Roberts & Ryan Investments Inc., a service-disabled veteran-owned (SDVO) broker-dealer and placement agent. Since August 2017, Mr. Swint has served as the Founder and CEO of Knightsbridge Ventures, a registered investment advisor. Since 2000, Mr. Swint has served as Principal and Managing Director of Salsa Properties LLC, a private real estate holding company specialized in acquisition. From June 2014 to September 2020, Mr. Swint served as Chief Investment Officer of JL Livermore Advisors, LLC, a Single Family Office specializing in Private Equity Real Estate. From October 2018 to December 2019, Mr. Swint served as Co-Founder and Securities Principal of Wave Capital Securities LLC, a boutique international investment banking group. Mr. Swint received a Master of Business Administration in Entrepreneurship and Private Equity Finance from The University of Chicago Booth School of Business in 2016. Mr. Swint holds several FINRA and NASAA designations, including the Series 7 and 79, and the Series 63, 65, and 66, respectively. We believe Mr. Swint is qualified to serve as a member of our board of directors due to his extensive experience in international investment banking and private equity.

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Jason Dodier will serve as one of our independent directors commencing on the date of this prospectus. Since 2025, Mr. Dodier has been a member of the Economic Club of New York. Since 2023, Mr. Dodier has served as a member of the board of directors of the Manhattan Chamber of Commerce. In 2022, Mr. Dodier co-founded GRAIN Ecosystem, a venture-backed enterprise born from Schneider Electric that operates as a B2B SaaS platform, and Mr. Dodier has served as Chief operating officer since 2022. From 2021 to 2022, Mr. Dodier served in a commercial leadership role at Schneider Electric, a multinational energy management and industrial technology company. In 2014, Mr. Dodier co-founded FountainHead RI, a community of over 1,100 rising stars and current industry and business leaders from various sectors and industries from around the country. Mr. Dodier received a Master of Business Administration from Georgetown University McDonough School of Business and a Bachelor’s degree from Bryant University. We believe Mr. Dodier is qualified to serve as a member of our board of directors due to Mr. Dodier’s experience as a co-founder of multiple ventures and Mr. Dodier’s executive and commercial management experience.

Yuan Lu will serve as one of our independent directors commencing on the date of this prospectus. Since October 2024, Ms. Lu has served as the Founder of VITALITY COACHING in Singapore, a professional development consultancy that provides executive coaching and leadership training to help individuals and organizations optimize their performance, resilience, and overall well-being. From 2011 to 2014, Ms. Lu spent over a decade at Standard Chartered Bank in various roles across Singapore and Shanghai. From 2018 to 2024, Ms. Lu served as senior product manager of Mobile Design & Development in Singapore. From 2015 to 2018, Ms. Lu served as project manager of Global Digital Banking in Singapore. From 2014 to 2015, Ms. Lu served as portfolio manager of Priority Banking at Standard Chartered Bank in Shanghai. From 2013 to 2014, Ms. Lu served as execution manager of the CEO Office at Standard Chartered Bank in Shanghai. From 2011 to 2013, Ms. Lu participated in Standard Chartered Bank’s International Management Trainee program. Ms. Lu obtained her ACCA qualification from FTC Kaplan, London in 2009. Ms. Lu received a Master of Science in International Accounting from the University of East Anglia in 2010 and a Bachelor of Arts in Business Studies from the University of Bedfordshire in 2007. We believe Ms. Lu is qualified to serve as a member of our Board of Directors due to Ms. Lu’s experience in global digital banking and fintech innovation and Ms. Lu’s management experience at an international financial institution.

We believe that our independent directors will provide public company governance, executive leadership, operational oversight, private equity investment management and capital markets experience. Our directors have experience with acquisitions, divestitures and corporate strategy and implementation, which we believe will significantly benefit us as we evaluate potential acquisition or merger candidates as well as following the completion of our initial business combination.

We believe our management team is well positioned to take advantage of the growing set of acquisition opportunities focused on the companies exhibiting substantial potential in emerging markets driven by innovative technologies or novel business models and that our contacts and relationships, ranging from owners and management teams of private and public companies, private equity funds, investment bankers, attorneys, to accountants and business brokers will allow us to generate an attractive transaction for our shareholders.

The past performance of the members of our management team, or the sponsor or their affiliates is not a guarantee that we will be able to identify a suitable candidate for our initial business combination or of success with respect to any business combination we may consummate. You should not rely on the historical record of the performance of our management team or any of its affiliates’ performance as indicative of our future performance.

Each of our officers and directors may become an officer or director of another special purpose acquisition company with a class of securities intended to be registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, even before we have entered into a definitive agreement regarding our initial business combination. For more information, see the section of this prospectus entitled “Management - Conflicts of Interest,” “Management - Prior SPAC Experience” and see “Risk Factors.”

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Prior SPAC Experience

Certain of our officers and directors have had prior experience in organizing and managing special purpose acquisition companies as follows:

Patrick Swint, one of our independent directors, currently serves as an independent director and board member of Alpha Star Acquisition Corporation (Nasdaq: ALSA) since October 2022.

Number, Terms of Office and Appointment of Directors and Officers

Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our board of directors will consist of four members.

Approval of our entry into an initial business combination agreement will require the affirmative vote of a majority of our board directors, which must include a majority of our independent directors. Subject to any other special rights applicable to the shareholders, prior to our initial business combination, the company may by ordinary resolution of the founders appoint any person to be a director or may by ordinary resolution of the founders remove any director.

As an exempted company, incorporated under the laws of the Cayman Islands, there is no requirement under the Companies Act for us to hold annual or extraordinary general meetings at which our shareholders would elect directors. Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our amended and restated memorandum and articles of association will provide that the directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the directors may think fit. Unless otherwise specified in the terms of his appointment an officer may be removed by the directors.

Director Independence

The Nasdaq listing rules require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person that, in the opinion of the company’s board of directors, has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect to have three “independent directors” as defined in the Nasdaq rules and applicable SEC rules prior to completion of this offering. Our board has determined that each of Patrick Swint, Jason Dodier and Yuan Lu is an independent director under applicable SEC and Nasdaq rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Officer and Director Compensation

None of our directors or officers have received any cash compensation for services rendered to us. Our sponsor, directors and officers, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review and approve all payments that were made by us to our sponsor, directors, officers or our or any of their respective affiliates, which may include reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

After the completion of our initial business combination, directors or members of our management team who remain with us may be paid consulting, management or other compensation from the combined company. All compensation will be fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials or tender offer materials furnished to our shareholders in connection with a proposed business combination. It is unlikely the amount of such compensation will be known at the time because the directors of the post-combination business will be responsible for determining executive officer and director compensation. Any compensation to be paid to our officers after the completion of our initial business combination will be determined by a compensation committee constituted solely by independent directors.

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We are not party to any agreements with our directors and officers that provide for benefits upon termination of employment. The existence or terms of any such employment or consulting arrangements may influence our management’s motivation in identifying or selecting a target business, and we do not believe that the ability of our management to remain with us after the consummation of our initial business combination should be a determining factor in our decision to proceed with any potential business combination.

Committees of the Board of Directors

Upon the effective date of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. Subject to phase-in rules, the Nasdaq listing rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq listing rules require that the compensation committee of a listed company be comprised solely of independent directors. Each committee will operate under a charter that will be approved by our board of directors and will have the composition and responsibilities described below.

Audit Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish an audit committee of the board of directors. The members of our audit committee will be Patrick Swint, Jason Dodier and Yuan Lu. Patrick Swint will serve as chair of the audit committee.

Each member of the audit committee is financially literate, and our board of directors has determined that Patrick Swint qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We will adopt an audit committee charter, which will detail the purpose and principal functions of the audit committee, including:

●	assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent registered public accounting firm’s qualifications and independence, and (4) the performance of our internal audit function and independent registered public accounting firm;

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent registered public accounting firm all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (1) the independent registered public accounting firm’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

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●	meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent registered public accounting firm, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a compensation committee of the board of directors. The members of our compensation committee will be Patrick Swint, Jason Dodier and Yuan Lu. Jason Dodier will serve as chair of the compensation committee. We will adopt a compensation committee charter, which will detail the purpose and responsibility of the compensation committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and making recommendations to our board of directors with respect to the compensation, and any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

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Nominating and Corporate Governance Committee

Upon the effectiveness of the registration statement of which this prospectus forms a part, we will establish a nominating and corporate governance committee of the board of directors. The members of our nominating and corporate governance committee will be Patrick Swint, Jason Dodier and Yuan Lu. Yuan Lu will serve as chair of the nominating and corporate governance committee. We will adopt a nominating and corporate governance committee charter, which details the principal functions of the nominating and corporate governance committee, including:

●	developing the criteria and qualifications for membership on the board of directors;

●	recruiting, reviewing and nominating candidates for election to the board of directors or to fill vacancies on the board of directors;

●	reviewing candidates proposed by shareholders, and conducting appropriate inquiries into the background and qualifications of any such candidates;

●	monitoring and making recommendations regarding committee functions, contributions, and composition; and

●	evaluating, on an annual basis, the nominating and corporate governance committee’s performance.

The nominating and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members.

We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.

Clawback Policy

We will adopt a compensation recovery policy that is compliant with Nasdaq listing rules as required by the Dodd-Frank Act.

Code of Conduct

Prior to the closing of this offering, we will adopt a Code of Conduct applicable to our directors, officers and employees. We have filed a copy of our form of our Code of Conduct as an exhibit to the registration statement of which this prospectus forms a part. You will be able to review this document by accessing our public filings at the SEC’s website at www.sec.gov and on our website. In addition, a copy of our Code of Conduct will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Conduct in a Current Report on Form 8-K. See “Where You Can Find Additional Information.”

Conflicts of Interest

Our sponsor currently holds 3,354,167 ordinary shares (which were purchased for $25,000, which we refer to as “Founder Shares”), up to 437,500 of which are subject to surrender and forfeiture by certain of our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. Because our sponsor acquired the Founder Shares at a nominal price, our public shareholders will incur an immediate and substantial dilution upon the closing of this offering, assuming no value is ascribed to the rights included in the units. If we do not complete an initial business combination within the completion window, the proceeds from the sale of the Private Units will be included in the liquidating distribution to our public shareholders and the Private Units and Founder Shares will be worthless.

If we increase or decrease the size of this offering, we will effect a share dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to the Founder Shares immediately prior to the consummation of this offering in such amount as to maintain the number of Founder Shares at 28% of our issued and outstanding ordinary shares upon the consummation of this offering (not including ordinary shares underlying the Private Units and the Representative Shares and assuming the sponsor does not purchase units in this offering), with any such change in the number of Founder Shares to be allocated to our sponsor.

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Some of our directors and officers are currently involved with other SPACs, and such directors or officers have a pre-existing fiduciary obligation to present potential target businesses to such SPACs. In addition, our sponsor and our officers and directors or any of their affiliates may sponsor or form other special purpose acquisition companies similar to ours or may pursue other business or investment ventures during the period in which we are seeking an initial business combination. As a result, our sponsor, officers and directors could have conflicts of interest in determining whether to present business combination opportunities to us or to any other special purpose acquisition company with which they may become involved. Any such companies, businesses or investments may present additional conflicts of interest in pursuing an initial business combination. While there is no formal commitment to proceed in this manner, we expect that our company will have priority over any other special purpose acquisition companies (if any) subsequently formed by our sponsor, officers or directors with respect to acquisition opportunities until we complete our initial business combination or enter into a contractual agreement that would restrict our ability to engage in material discussions regarding a potential initial business combination. While neither us nor certain other SPACs limit acquisition opportunity to a specific industry or geographic region, we and other SPACs have different criteria and priority for selecting suitable opportunities and the background, experience and resources of management as a whole vary significantly among us and other SPACs. As a result of the foregoing, we do not believe that any potential conflict from our management and sponsor’s other business or investment ventures would materially affect our ability to complete our initial business combination.

In the case that our sponsor, directors, and officers sponsor, or otherwise become involved with, any other SPACs prior to completing our initial business combination in the future, we expect that our company will generally have priority over any other special purpose acquisition companies subsequently formed by our sponsor, officers or directors with respect to acquisition opportunities until we complete our initial business combination or enter into a contractual agreement that would restrict our ability to engage in material discussions regarding a potential initial business combination, we do not believe that any such potential conflicts would materially affect our ability to complete our initial business combination.

Also, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination. As a result, the fiduciary duties, conflicts of interest or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination.

Our initial shareholders are not prohibited from sponsoring, investing in or otherwise becoming involved with, any other blank check companies (including special purpose acquisition companies similar to our company), including in connection with their initial business combinations, prior to us completing our initial business combination. Potential investors should also be aware of the following potential conflicts of interest:

●	None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

●	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

●	Our initial shareholders purchased Founder Shares prior to the date of this prospectus and the sponsor will purchase the Private Units in transactions that will close simultaneously with the closing of this offering. Our initial shareholders have agreed to waive their right to liquidating distributions with respect to its Founder Shares if we fail to consummate our initial business combination within the required time period. However, if our initial shareholders acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the Private Units will be used to fund the redemption of our public shares, and the Private Units will expire worthless.

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●	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.

●	Certain of our initial shareholders, directors and officers presently has, and any of them in the future may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present a business combination opportunity to such entity. As a result, our officers or directors may present a potential target to our competitor that would have been presented to us or devote time to our affairs which may have a negative impact on our ability to complete our initial business combination.

●	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

(i)	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

(iii)	directors should not improperly fetter the exercise of future discretion;

(iv)	duty to exercise authority for the purpose for which it is conferred and a duty to exercise powers fairly as between different sections of shareholders;

(v)	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor. Furthermore, each of our officers and directors currently has and may in the future have fiduciary obligations to other businesses, including other blank check companies similar to our company, of which they are now or may in the future be officers or directors. To the extent they identify business opportunities which may be suitable for the entities to which they owe fiduciary obligations, our officers and directors will honor those fiduciary obligations. Accordingly, it is possible they may not present opportunities to us that otherwise may be attractive to us unless the entities to which they owe fiduciary obligations and any successors to such entities have declined to accept such opportunities.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers and directors has contractually agreed, pursuant to a written agreement with us, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer or director, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to us, subject to any fiduciary or contractual obligations he might have.

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Below is a table summarizing the entities to which our officers, directors and director nominees currently have fiduciary duties or contractual obligations which will take priority over us.

Individual	Entity	Entity’s Business	Affiliation/Title
Thomas Patrick Gehl	Horizon Import and Export Trading Hainan Co., Ltd.	International trading	CEO and General Counsel
	Victoria Royal International Trade Limited Hong Kong	International trading	President and CEO
Eunjeong Cheong	JNT Partners	Investment and corporate finance advisory	Chief Executive Officer
	MarketTree	Custom market research	Director
Patrick Swint	Alpha Star Acquisition Corporation (SPAC)	SPAC	Independent Director and Board Member
	ARMBUSINESSBANK CJSC	Banking	Member of the Supervisory Board
	Roberts & Ryan Investments Inc.	Service-Disabled Veteran-Owned (SDVO)	Board Advisor
	Knightsbridge Ventures	Investment Consulting	Founder and CEO
	Salsa Properties LLC	Acquisition and Development Management	Principal and Managing Director
Jason Dodier	GRAIN Ecosystem	Software	Co-Founder and Chief Operating Officer
	FountainHead RI	non-profit organization	Co-Founder
	Manhattan Chamber of Commerce	non-profit business association	Board of Directors Member
Yuan Lu	VITALITY COACHING	Coaching	Founder

We are not prohibited from pursuing an initial business combination with a business combination target that is affiliated with our sponsor, officers or directors or completing the business combination through a joint venture or other form of shared ownership with our sponsor, officers or directors; accordingly, such affiliated person(s) may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination as such affiliated person(s) would have interests different from our public shareholders and would likely not receive any financial benefit unless we consummated such business combination. In the event we seek to complete our initial business combination with a business combination target that is affiliated (as defined in our amended and restated memorandum and articles of association) with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking which is a member of FINRA or another independent entity that commonly renders valuation opinions stating that the consideration to be paid by us in such initial business combination is fair to our company from a financial point of view. We are not required to obtain such an opinion in any other context. We cannot assure you that any of the above-mentioned conflicts will be resolved in our favor.

If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the voting rights held by such members as, being entitled to do so, vote in person or by proxy at a general meeting of the company. In such case, our sponsor and each member of our management team have agreed to vote their initial shares, private shares included in any Private Units and public shares purchased during or after this offering in favor of our initial business combination (except with respect to any such public shares which may not be voted in favor of approving the business combination transaction in accordance with the requirements of Rule 14e-5 under the Exchange Act and any SEC interpretations or guidance relating thereto).

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Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated memorandum and articles of association provide that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of our company (but not including our company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

We will enter into indemnity agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage shareholders from bringing a lawsuit against our directors. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

●	each person known by us to be the beneficial owner of more than 5% of our issued and outstanding ordinary shares;

●	each of our directors and officers; and

●	all our directors and officers as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all of our ordinary shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the rights included in the units offered by this prospectus or the private rights.

The post-offering ownership percentage column below assumes that the underwriters do not exercise their over-allotment option, that our initial shareholders surrender and forfeit 437,500 Founder Shares, and that there are 10,755,417 ordinary shares issued and outstanding after this offering.

	Before Offering		After Offering
Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Ordinary Shares	Number of Shares Beneficially Owned	Approximate Percentage of Outstanding Ordinary Shares
Tidewise Capital Corporation. (2)(3)	2,916,667	100%	3,120,417	29.0%
Thomas Patrick Gehl (2)(3)	2,916,667	100%	3,120,417	29.0%
Eunjeong Cheong	-	-	-	-
Patrick Swint	-	-	-	-
Jason Dodier	-	-	-	-
Yuan Lu	-	-	-	-
All officers, directors and director nominees as a group (five individuals)(2)(3)	2,916,667	100%	3,120,417	29.0%

Notes:

(1) Unless otherwise noted, the business address of each of the following entities or individuals is Ritter House, Wickhams CayII, PO Box 3170, Road Town Tortola VG1110, British Virgin Islands.

(2) Tidewise Capital Corporation, our sponsor, is the record holder of the shares reported herein. Mr. Thomas Patrick Gehl is the beneficial owner of the sponsor and has voting and dispositive power over the shares owned by the sponsor. The business address of Tidewise Capital Corporation is at Ritter House, Wickhams CayII, PO Box 3170, Road Town Tortola VG1110, British Virgin Islands.

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(3) Assumes (i) no exercise of the over-allotment option, (ii) an aggregate of 437,500 ordinary shares have been forfeited by the sponsor as a result thereof; (iii) the purchase by the sponsor of 203,750 Private Units; (iv) the issuance of 135,000 Representative Shares; and (v) a total of 10,755,417 shares outstanding (including 7,500,000 ordinary shares issued in this offering as part of the units, 2,916,667 Founder Shares, 203,750 ordinary shares which are part of the Private Units, and 135,000 Representative Shares).

Immediately after this offering, our initial shareholders will beneficially own 28% of the then issued and outstanding ordinary shares (not including the ordinary shares underlying the Private Units and excluding the Representative Shares, and assuming our initial shareholders do not purchase any units in this offering). In addition, because of their ownership block, our initial shareholders may be able to effectively influence the outcome of all other matters requiring approval by our shareholders, including amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions.

To the extent the underwriters do not exercise the over-allotment option, up to an aggregate of 437,500 Founder Shares held by the sponsor will be subject to forfeiture. The sponsor will be required to forfeit only a number of Founder Shares necessary to maintain our initial shareholders’ 28% ownership interest in our ordinary shares (assuming our initial shareholders do not purchase any units in this offering and excluding the ordinary shares underlying the Private Units and the Representative Shares) after giving effect to the offering and without giving effect to the exercise, if any, of the underwriters’ over-allotment option.

Subject to certain limited exceptions, our initial shareholders have agreed not to transfer, assign or sell their Founder Shares until the earlier of (A) six months after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. In addition, we could agree to permit the holders of our Founder Shares to transfer shares or agree to cancel such securities. Although no such transfers or cancellations are contemplated, we could agree to permit such transfer or cancellation to facilitate the closing of a business combination.

During the lock-up period, the holders of these shares will not be able to sell or transfer their securities except (1) to our officers, directors, shareholders, employees and members of the sponsor and their affiliates, (2) if a holder is an entity, as a distribution to its, partners, shareholders or members upon its liquidation, (3) by bona fide gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a holder or a member of a holder’s immediate family, for estate planning purposes, (4) by virtue of the laws of descent and distribution upon death, (5) pursuant to a qualified domestic relations order, (6) by certain pledges to secure obligations incurred in connection with purchases of our securities, (7) by private sales at prices no greater than the price at which the shares were originally purchased or (8) to us for no value for cancellation in connection with the consummation of our initial business combination, in each case (except for clause 8 or with our prior consent) where the transferee agrees to the terms of the insider letter. If we are unable to effect a business combination and liquidate, there will be no liquidation distribution with respect to the Founder Shares.

Sponsor Ownership

Tidewise Capital Corporation is our sponsor. Formed on January 14, 2026, the sponsor is a British Virgin Islands business company with limited liability formed for the purpose of acting as the sponsor in connection with this offering and the sponsor conducts no other business. Our sponsor currently owns 3,354,167 Founder Shares and, after consummation of this offering, will also own 203,750 Private Units (assuming no exercise of the underwriter’s over-allotment option). Mr. Thomas Patrick Gehl, our Chief Executive Officer and Chairman, is the beneficial owner of our sponsor, has sole voting and investment discretion over the securities of our company held by our sponsor, and therefore she is the beneficial owner of all the securities owned by our sponsor. Additional information in respect of these founder share transfers is reflected in the table above under the columns headed “After Offering.” As of the date hereof, other than Mr. Thomas Patrick, no other person has a direct or indirect material interest in our sponsor.

If we increase or decrease the size of this offering, we will effect a share dividend or share contribution back to capital or other appropriate mechanism, as applicable, with respect to the Founder Shares immediately prior to the consummation of this offering in such amount as to maintain the number of Founder Shares at 28% of our issued and outstanding ordinary shares upon the consummation of this offering (not including the ordinary shares underlying the Private Units and excluding the Representative Shares and assuming the sponsor does not purchase units in this offering), with any such change in the number of Founder Shares to be allocated to our sponsor.

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Private Units

Our sponsor has committed to purchase an aggregate of 203,750 Private Units at a price of $10.00 per unit ($2,037,500 in the aggregate) in a private placement that will occur simultaneously with the closing of this offering, or up to 217,813 units at $10.00 per unit (for a total purchase price of $2,178,130) if the underwriter elects to fully exercise its over-allotment option. If we do not complete our initial business combination within the completion window, the proceeds of the sale of the Private Units held in the trust account will be used to fund the redemption of our public shares, and the Private Units will be worthless. The Private Units are identical to the units sold in this offering, except that they (including underlying securities) are entitled to registration rights, as described below.

Our initial shareholders, including our directors and officers, are deemed to be our “promoters” as such term is defined under the federal securities laws. See “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.

Transfer Restrictions on Founder Shares and Private Units

The Founder Shares, and Private Units, and securities contained therein, are each subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by our sponsor, officers and directors. Those lock-up provisions provide that such securities are not transferable or salable (i) in the case of the Founder Shares, until the earlier of (A) six months after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property, and (ii) in the case of the Private Units, including the component securities therein, until 30 days after the completion of our initial business combination, except in each case (a) to our officers or directors, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor, (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) in the event of our liquidation prior to our completion of our initial business combination; or (f) by virtue of the laws of the British Virgin Islands or our sponsor’s operating agreement upon dissolution of our sponsor; provided, however, that in the case of clauses (a) through (e) or (f) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and by the same agreements entered into by our sponsor with respect to such securities (including provisions relating to voting, the trust account and liquidation distributions described elsewhere in this prospectus).

Registration Rights

The holders of the Founder Shares, Private Units (and underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement will provide that we will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period as described under “Principal Shareholders - Restrictions on Transfers of Founder Shares and Private Units.” We will bear the expenses incurred in connection with the filing of any such registration statements.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On April 30, 2026, our sponsor purchased, and the Company issued to the sponsor, 3,354,167 Founder Shares for an aggregate purchase price of $25,000 (up to 437,500 of which are subject to forfeiture by the holders thereof depending on the extent to which the underwriter’s over-allotment option is exercised).

The number of Founder Shares outstanding was determined based on the expectation that the total size of this offering would be a maximum of 8,625,000 units if the underwriters’ over-allotment option is exercised in full, and therefore that such Founder Shares would represent 28% of the outstanding shares after this offering (not including the ordinary shares that are included within the Private Units, and excluding the Representative Shares, and assuming the sponsor does not purchase any units in this offering). Up to 437,500 of the Founder Shares will be surrendered for no consideration depending on the extent to which the underwriters’ over-allotment is exercised.

If the underwriters determine the size of the offering should be increased (including pursuant to Rule 462(b) under the Securities Act) or decreased, a share capitalization or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial shareholder’s ownership at a percentage of the number of shares to be sold in this offering.

Our sponsor has committed, pursuant to written agreements, to purchase an aggregate of 203,750 Private Units at a price of $10.00 per unit, or $2,037,500 in the aggregate, in a private placement that will close simultaneously with the closing of this offering, or up to 217,813 units at $10.00 per unit (for a total purchase price of $2,178,130) if the underwriter elects to fully exercise its over-allotment option. The Private Units will be identical to the units sold in this offering except that, (i) we may not redeem the ordinary shares underlying the units, and (ii) they may not, subject to certain limited exceptions, be transferred, assigned or sold by our sponsor until the completion of our initial business combination, and are entitled to registration rights.

Our sponsor has agreed to loan us up to $600,000 under an unsecured promissory note to be used for a portion of the expenses of this offering and to finance transaction costs in connection with an intended initial business combination. As of January 31, 2026, we have borrowed $3,464 under such promissory note. This loan is non-interest bearing, unsecured and due on the earlier of (i) July 21, 2027, (ii) the consummation of this offering or (iii) the abandonment of this offering. Repayment of the loan will be funded out of the offering proceeds held outside the trust account. No proceeds from our trust account would be used to repay such loan unless such proceeds are released to us upon completion of our initial business combination.

Prior to or in connection with the completion of our initial business combination, there may be payment by the company to our sponsor, officers or directors, advisor, or our or their affiliates, of a finder’s fee, advisory fee, consulting fee or success fee for any services they render in order to effectuate the completion of our initial business, which, if made prior to the completion of our initial business combination, will be paid from funds held outside the trust account.

We will reimburse an affiliate of our sponsor in an amount up to $10,000 per month for office space, utilities and secretarial and administrative support made available to us. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required on a non-interest basis. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use amounts held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Such loans may be provided to us on a non-interest-bearing and non-convertible basis. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.

Any of the foregoing payments to our sponsor, repayments of loans from our sponsor or repayments of working capital loans prior to our initial business combination will be made using funds held outside the trust account.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the proxy solicitation or tender offer materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.

We will enter into a registration rights agreement with respect to the Founder Shares and Private Units, which is described under the heading “Principal Shareholders - Registration Rights.”

As described herein, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary, contractual or other obligations or duties to one or more other entities, pursuant to which such officer or director is or will be required to present a business combination opportunity to such entities. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity, subject to their fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by law: (i) no individual serving as a director or an officer, among other persons, shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us, and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other. As a result, the fiduciary duties or contractual obligations of our officers or directors could materially affect our ability to complete our initial business combination.

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RELATED PARTY POLICY

We have not yet adopted a formal policy for the review, approval or ratification of related party transactions. Accordingly, the transactions discussed above were not reviewed, approved or ratified in accordance with any such policy.

Prior to the closing of this offering, we will adopt our Code of Conduct requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board of directors) or as disclosed in our public filings with the SEC. Under our Code of Conduct, conflict of interest situations will include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the company. A form of the Code of Conduct that we plan to adopt prior to the consummation of this offering is filed as an exhibit to the registration statement of which this prospectus forms a part.

In addition, our audit committee, pursuant to a written charter that we will adopt prior to the consummation of this offering, will be responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present will be required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee will be required to approve a related party transaction. Our audit committee will review and approve all payments that were made by us to our sponsor, directors, officers or our or any of their respective affiliates, which may include reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, prior to consummating an initial business combination with an entity that is affiliated with any of our directors or officers, we, or a committee of independent and disinterested directors, will engage independent advisors to assist with the evaluation and will obtain an opinion from an independent investment banking firm or an independent accounting firm that our initial business combination is fair to our company from a financial point of view. Furthermore, there will be no finder’s fees, reimbursements or cash payments made by us to our initial shareholders, or our or any of their respective affiliates, for services rendered to us prior to or in connection with the completion of our initial business combination, other than the following payments, none of which will be made from the proceeds of this offering and the sale of the Private Units held in the trust account prior to the completion of our initial business combination:

●	Repayment of an aggregate of up to $600,000 in loans made to us by our sponsor to cover offering-related and organizational expenses and to finance transaction costs in connection with an intended initial business combination;

●	Payment to our sponsor or an affiliate of up to $10,000 per month for office space, administrative and support services; and

●	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination.

●

Repayment of non-interest-bearing loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which (other than as described above) have not been determined nor have any written agreements been executed with respect thereto. Such loans may be convertible into units, at a price of $10.00 per unit at the option of the lender, upon consummation of our initial business combination. The units would be identical to the placement units.

With certain limited exceptions, the Founder Shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) six months after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. In addition, we could agree to permit the holders of our Founder Shares to transfer shares or agree to cancel such securities. Although no such transfers or cancellations are contemplated, we could agree to permit such transfer or cancellation to facilitate the closing of a business combination.

The above payments may be funded using the net proceeds of this offering and the sale of the Private Units not held in the trust account or, upon completion of the initial business combination, from any amounts remaining from the proceeds of the trust account released to us in connection therewith.

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DESCRIPTION OF SECURITIES

Pursuant to our amended and restated memorandum and articles of association, our authorized share capital will be $50,000 divided into 500,000,000 ordinary shares of a par value of $0.0001 each. The following description summarizes the material terms of our share capital. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit has an offering price of $10.00 and consists of one ordinary share and one right to receive one-fifth (1/5) of an ordinary share upon the consummation of an initial business combination, as described in more detail below. We will not issue fractional shares. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law and our amended and restated memorandum and articles of association. As a result, you must hold rights in multiples of five in order to receive shares for all of your rights upon closing of a business combination.

The ordinary shares and rights constituting the units will begin separate trading on the 52nd day following the date of this prospectus (or, if such date is not a business day, the following business day) unless the Representative informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. Once the ordinary shares and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component securities. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and rights. Additionally, the units will automatically separate into their component parts and will not be traded after completion of our initial business combination.

In no event will the ordinary shares and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet of the company reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering which will include this audited balance sheet. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the underwriters’ over-allotment option.

Ordinary Shares

Upon the closing of this offering, 10,416,667 ordinary shares will be issued and outstanding (assuming no exercise of the underwriters’ over-allotment option and the corresponding surrender and forfeiture of 437,500 Founder Shares by our initial shareholders, and excluding the Representative Shares), including:

●	2,916,667 ordinary shares held by our initial shareholders;

●	7,500,000 ordinary shares underlying the units being offered in this offering;

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders and vote together as a single class, except as required by law.

Unless specified in our amended and restated memorandum and articles of association, or as required by applicable law or stock exchange rules, an ordinary resolution is required to approve any such matter voted on by our shareholders which requires the affirmative vote of a simple majority of the voting rights held by such members as, being entitled to do so, vote in person or by proxy at a general meeting of the company. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors. Subject to the Companies Act and our amended and restated memorandum and articles of association, the directors may declare and pay out of the funds of the Company lawfully available for such purpose a distribution at a time and of an amount they think fit.

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Because our amended and restated memorandum and articles of association will authorize the issuance of up to 500,000,000 ordinary shares, of a par value of $0.0001 each, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.

In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq.

Pursuant to our amended and restated memorandum and articles of association, if we have not completed our initial business combination within the completion window, we will (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and the directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law. Our initial shareholders will enter into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidate distributions from the trust account with respect to their Founder Shares and private shares if we fail to complete our initial business combination within the completion window. However, if our initial shareholders or any of our directors, officers or affiliates acquire public shares, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.

If the Company shall be wound up, and the assets available for distribution amongst the shareholders shall be insufficient to repay the whole of the share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the shareholders in proportion to the par value of the shares held by them. If in a winding up the assets available for distribution amongst the shareholders shall be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus shall be distributed amongst the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up subject to a deduction from those shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise, without prejudice to the rights of the holders of shares issued upon special terms and conditions. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and up to US$100,000 of interest to pay dissolution expenses), upon the completion of our initial business combination, subject to the limitations described herein.

Founder Shares

The Founder Shares are identical to the ordinary shares included in the units being sold in this offering, and holders of Founder Shares have the same shareholder rights as public shareholders, except that: (1) the Founder Shares are subject to certain transfer restrictions contained in a letter agreement that our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our directors and officers, will enter into with us, as described in more detail below; (2) pursuant to such letter agreement, our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our directors and officers, have agreed to waive: (i) their redemption rights with respect to any shares held by them, as applicable, in connection with the completion of our initial business combination; (ii) their redemption rights with respect to any shares held by them in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity; and (iii) their rights to liquidating distributions from the trust account with respect to any Founder Shares and private shares they hold if we fail to complete our initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the completion window); and (3) the Founder Shares are entitled to registration rights. If we submit our initial business combination to our public shareholders for a vote, our initial shareholders, including our sponsor, the unaffiliated founder share transferees and our directors and officers, have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote any shares held by them in favor of our initial business combination.

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Pursuant to a letter agreement that our initial shareholders, including our initial shareholders, including our sponsor, and our directors and officers, will enter into with us, with certain limited exceptions, Founder Shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier of (A) six months after the completion of our initial business combination or (B) subsequent to our initial business combination, (x) if the last sale price of the ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after our initial business combination, or (y) the date on which we complete a liquidation, merger, share exchange, reorganization or other similar transaction after the completion of our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. In addition, we could agree to permit the holders of our Founder Shares to transfer shares or agree to cancel such securities. Although no such transfers or cancellations are contemplated, we could agree to permit such transfer or cancellation to facilitate the closing of a business combination.

Register of Members

Under Cayman Islands law, we must keep a register of members and there will be entered therein:

●	the names and addresses of the members of the company with the addition of, in the case of a company having a capital divided into shares and a statement of the shares held by each member, which:

(i)	distinguishes each share by its number (so long as the share has a number);

(ii)	confirms the amount paid, or agreed to be considered as paid on the shares of each member;

(iii)	confirms the number and category of shares held by each member; and

(iv)	confirms whether each relevant category of shares held by a member carries voting rights under the articles of association of the company, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

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Rights

Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-fifth (1/5) of one ordinary share upon consummation of our initial business combination, even if the holder of a public right redeemed all ordinary shares held by it in connection with the initial business combination or an amendment to our amended and restated memorandum and articles of association with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert its rights in order to receive the one-fifth (1/5) of one ordinary share underlying each right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive its additional ordinary shares upon consummation of an initial business combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis.

We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands law. As a result, you must hold rights in multiples of five in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the rights agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors - Our rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, which could limit the ability of rights holders to obtain a favorable judicial forum for disputes with our company.” Notwithstanding the foregoing, this provision does not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. We note that there is uncertainty as to whether a court would enforce such provision, and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. The Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Our Transfer Agent and Rights Agent

The transfer agent for our ordinary shares and rights agent for our rights is Odyssey Transfer & Trust. We have agreed to indemnify Odyssey Transfer & Trust in its roles as transfer agent and rights agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

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Mergers and Similar Arrangements. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction) so as to form a single surviving company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (being a resolution passed by a majority of at least two-thirds of such shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given; or approved in writing by all of the shareholders entitled to vote at a general meeting of the company in one or more instruments each signed by one or more of the shareholders) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Registrar of Companies in the Cayman Islands is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies in the Cayman Islands will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the directors of the Cayman Islands exempted company are required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; and (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted. Where the surviving company is the Cayman Islands exempted company, the directors of the Cayman Islands exempted company are further required to make a declaration to the effect that, having made due enquiry, they are of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Grand Court of the Cayman Islands to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

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Moreover, Cayman Islands law has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures for which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at an annual general meeting, or extraordinary general meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as a businessman would reasonably approve by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights (providing rights to receive payment in cash for the judicially determined value of the shares), which would otherwise ordinarily be available to dissenting shareholders of the United States corporations.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through means other than these statutory provisions, such as a share capital exchange, asset acquisition or control, or through contractual arrangements of an operating business.

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Shareholders’ Suits. Harney Westwood & Riegels, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by our Cayman Islands legal counsel that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Grand Court of the Cayman Islands will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America, or the “Foreign Court”, of a debt or definite sum of money against our company (other than a sum of money payable in respect of taxes or other charges of a like nature, a fine or other penalty (which may include a multiple damages judgment in an anti-trust action) or where enforcement would be contrary to public policy). The Grand Court of the Cayman Islands may also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against our company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court of the Cayman Islands will exercise its discretion in the enforcement of non-money judgments by having regard to the circumstances, such as considering whether the principles of comity apply. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within six years of the date of the judgment, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The courts of the Cayman Islands are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands. A court of the Cayman Islands may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court of the Cayman Islands may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Special Considerations for Exempted Companies. We are an exempted company with limited liability (meaning our public shareholders have no liability, as members of the Company, for liabilities of the Company over and above the amount paid for their shares) under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

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●	an exempted company’s register of members is not open to inspection and can be kept outside of the Cayman Islands;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Our Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the consummation of our initial business combination. Our amended and restated memorandum and articles of association will provide that, if we seek to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity, we will provide public shareholders with the opportunity to redeem their public shares in connection with any such amendment. Our sponsor, officers and directors have agreed to waive any redemption rights with respect to any Founder Shares and any public shares held by them in connection with any such amendment. Specifically, our amended and restated memorandum and articles of association will provide, among other things, that:

●	prior to the consummation of our initial business combination, we shall either (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which public shareholders may seek to redeem their public shares irrespective of whether they abstain, vote for, vote against, or vote at all with respect to the proposed business combination, into their pro rata share of the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the completion of our initial business combination, including interest (which interest shall be net of taxes payable and up to US$100,000 of interest to pay dissolution expenses); or (2) provide our public shareholders with the opportunity to tender their public shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account, calculated as of two business days prior to the completion of our initial business combination, interest (which interest shall be net of taxes payable), in each case subject to the limitations described herein;

●	we will consummate our initial business combination only if we obtain the approval of an ordinary resolution under Cayman Islands law, which requires the affirmative vote of a simple majority of the voting rights held by such members as, being entitled to do so, vote in person or by proxy at a general meeting of the Company;

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●	if we have not completed our initial business combination within the completion window, we will: (1) cease all operations except for the purpose of winding up; (2) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any); and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and the directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and other requirements of applicable law;

●	prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (1) receive funds from the trust account; or (2) vote as a class with public shares on a business combination; and

●	so long as we obtain and maintain a listing for our securities on Nasdaq, our initial business combination must be with one or more target businesses that together have an aggregate fair market value equal to at least 80% of the value of the assets held in the trust account (excluding any taxes payable on the income earned on the trust account and excluding the amount of any deferred underwriting commissions) at the time of our signing a definitive agreement in connection with our initial business combination.

These provisions cannot be amended without the approval of a special resolution under Cayman Islands law, which requires the affirmative vote of a majority of at least two-thirds of the voting rights held by such shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of the company of which notice specifying the intention to propose the resolution as a special resolution has been duly given or approved in writing by all of the shareholders entitled to vote at a general meeting of the company in one or more instruments each signed by one or more of the shareholder. A quorum for such general meeting will consist of the holders present in person or by proxy of shares of the company representing one-third of the issued and outstanding shares entitled to vote at such general meeting.

Unless specified in our amended and restated memorandum and articles of association, or as required by applicable law or stock exchange rules, the affirmative vote of a simple majority of the voting rights held by such shareholders as, being entitled to do so, vote in person or by proxy at a general meeting of the company is required to approve any such matter voted on by our shareholders.

Anti-Money Laundering - Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist/proliferation financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association

Our authorized but unissued ordinary shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Our amended and restated memorandum and articles of association will contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities. Prior to the consummation of a business combination, the Company shall not issue additional shares or any other securities that would entitle the holders thereof to: (a) receive funds from the trust account; or (b) vote as a class with public shares on a business combination.

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We are also subject to anti-takeover provisions under the Companies Act which could delay or prevent a change of control. Together these provisions may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

Economic Substance - Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union and the Organization for Economic Co-operation and Development (OECD) as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands in January 2019, introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain geographically mobile business activities (“relevant activities.”) As we are a Cayman Islands exempted company, our compliance obligations include filing annual notifications, which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. It is anticipated that our Company will not be engaging in any “relevant activities” prior to the consummation of our initial business combination and will therefore not be required need to meet the economic substance requirements tests or will otherwise be subject to more limited substance requirements. Failure to satisfy applicable requirements may subject us to penalties under the Substance Act.

Data Protection - Cayman Islands

We have certain duties under the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”) based on internationally accepted principles of data privacy.

Privacy Notice

Introduction

This privacy notice explains the manner in which the company collects, processes and maintains personal data about investors of the company pursuant to the DPA. In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

The company is committed to processing personal data in accordance with the DPA. In its use of personal data, the company will be characterized under the DPA as a ‘data controller,’ whilst certain of the company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the company, the company and certain of the company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to use with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

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We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the DPA, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the DPA or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the company, this will be relevant for those individuals and you should inform such individuals of the content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

●	where this is necessary for the performance of our rights and obligations under any purchase agreements;

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●	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering, counter terrorist financing, prevention of proliferation financing, financial sanctions and FATCA/CRS requirements); and/or

●	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the DPA.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

Rights of Individual Data Subjects

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils the company’s obligation in this respect) (b) the right to obtain a copy of your personal data (c) the right to require us to stop direct marketing (d) the right to have inaccurate or incomplete personal data corrected (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial) (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data (h) the right to complain to the Office of the Ombudsman of the Cayman Islands and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Securities Eligible for Future Sale

Immediately after this offering, excluding the Representative Shares and assuming no exercise of the underwriters’ over-allotment option and the corresponding surrender and forfeiture of 437,500 Founder Shares by our initial shareholders, we will have 10,416,667 (or 11,979,167 if the underwriters’ over-allotment option is exercised in full) ordinary shares issued and outstanding. Of these shares, the 7,500,000 ordinary shares (or 8,625,000 if the underwriters’ over-allotment option is exercised in full) sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 2,916,667 ordinary shares (or 3,354,167 if the underwriters’ over-allotment option is exercised in full) Founder Shares, all 203,750 (or 217,813 if the underwriters’ over-allotment option is exercised in full) Private Units (including component securities contained therein) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering, and are subject to transfer restrictions as set forth elsewhere in this prospectus.

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Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted ordinary shares or rights for at least six months would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted ordinary shares or rights for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of ordinary shares then issued and outstanding, which will equal 104,167 shares immediately after this offering (or 119,792 if the underwriters exercise their over-allotment option in full) (in either case excluding the Representative Shares); or

●	the average weekly reported trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our initial shareholders will be able to sell their Founder Shares and private shares, pursuant to Rule 144 without registration, one year after we have completed our initial business combination.

Registration Rights

The holders of the Founder Shares, Private Units (and underlying securities) and any units (and underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale (in the case of the Founder Shares, only after conversion to our ordinary shares). The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period as described under “Principal Shareholders - Restrictions on Transfers of Founder Shares and Private Units.” We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing of Securities

We intend to apply to list our units, ordinary shares and rights on Nasdaq under the symbols “TEACU,” “TEAC” and “TEACR,” respectively. We expect that our units will be listed on Nasdaq promptly on or after the effective date of the registration statement. Following the date our ordinary shares and rights are eligible to trade separately, we anticipate that the ordinary shares and rights will be listed separately and as a unit on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq.

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TAXATION

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our units, each consisting of one ordinary share and one right to receive one-fifth (1/5) of an ordinary share upon the consummation of an initial business combination, which we refer to collectively as our securities, is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares and rights, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporate tax. The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax, gift tax or estate duty.

No stamp duty is payable in respect of the issue of the rights. An instrument of transfer in respect of a right is stampable if executed in or brought into the Cayman Islands.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain United States federal income tax considerations generally applicable to the acquisition, ownership and disposition of our units (each consisting of one ordinary share and one right to receive one-fifth (1/5) of an ordinary share upon the consummation of an initial business combination) that are purchased in this offering, which we refer to collectively as our securities, by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below).

Because the components of a unit are generally separable at the option of the holder, the holder of a unit generally should be treated, for United States federal income tax purposes, as the owner of the underlying ordinary share or right components of the unit. As a result, the discussion below with respect to holders of ordinary shares and rights should also apply to holders of units (as the deemed owners of the underlying ordinary shares and rights that constitute the units).

This discussion is limited to certain United States federal income tax considerations to beneficial owners of our securities who are initial purchasers of a unit pursuant to this offering and hold the unit and each component of the unit as a capital asset under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion assumes that the ordinary shares and rights will trade separately and that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars. This discussion is a summary only and does not consider all aspects of the United States federal income taxation that may be relevant to the acquisition, ownership and disposition of a unit by a prospective investor in light of its particular circumstances, including:

●	our founders, the sponsor, officers or directors;

●	financial institutions or financial services entities;

●	broker-dealers;

●	taxpayers that are subject to the mark-to-market tax accounting rules;

●	S Corporations;

●	tax-exempt entities;

●	individual retirement accounts or other tax deferred accounts;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

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●	persons that actually or constructively own five percent or more of our voting shares or five percent or more of the total value of our shares;

●	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation or in connection with services;

●	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

●	persons required to accelerate the recognition of any item of gross income with respect to ordinary shares or rights as a result of such income being recognized on an applicable financial statement;

●	U.S. Holders whose functional currency is not the U.S. dollar;

●	controlled foreign corporations; or

●	passive foreign investment companies.

Moreover, the discussion below is based upon the provisions of the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and such provisions may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those discussed below. Furthermore, this discussion does not address any aspect of the United States federal non-income tax laws, such as alternative minimum gift, estate or Medicare contribution tax laws, or state, local or non-U.S. tax laws.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (the “IRS”) as to any United States federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not change the accuracy of the statements in this discussion.

As used herein, the term “U.S. Holder” means a beneficial owner of units, ordinary shares or rights who or that is, for United States federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for United States federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person.

This discussion does not consider the tax treatment of entities or arrangements treated as partnerships or other pass-through entities or persons who hold our securities through such entities or arrangements. If a partnership (or other entity or arrangement classified as a partnership for United States federal income tax purposes) is the beneficial owner of our securities, the United States federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and partners in such partnerships are urged to consult their own tax advisors.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. THE UNITED STATES FEDERAL INCOME TAX TREATMENT OF THE PROSPECTIVE INVESTOR IN OUR SECURITIES MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATION OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF THE UNITED STATES FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL STATE, LOCAL, AND NON-U.S. TAX LAWS AS WELL AS UNDER ANY APPLICABLE TAX TREATY.

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Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for United States federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for United States federal income tax purposes as the acquisition of one ordinary share and one right to receive one-fifth (1/5) of an ordinary share upon the consummation of an initial business combination, with five (5) rights entitling the holder thereof to receive one ordinary share upon consummation of an initial business combination, subject to adjustment as described in this prospectus. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you must adopt such treatment for United States federal income tax purposes. For United States federal income and other applicable tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the one ordinary share and the one right based on the relative fair market value of each at the time of issuance. Under United States federal income tax law, each investor must make its own determination of such value based on all the facts and circumstances. Therefore, we strongly urge each investor to consult its own tax advisor regarding the determination of value for these purposes. The price allocated to each ordinary share and each right should be the shareholder’s tax basis in such ordinary share or right. Any disposition of a unit should be treated for United States federal income tax purposes as a disposition of one ordinary share and one right comprising the unit, and the amount realized on the disposition should be allocated between one ordinary share and one right based on their relative fair market values at the time of disposition (as determined by each such unit holder based on all the facts and circumstances).

The foregoing treatment of the units, ordinary shares and rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. If the IRS or a court were to determine that, contrary to the characterization described above, a unit is a single instrument for United States federal income tax purposes, the tax consequences to an investor could be materially different than those described below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units (and the components thereof) and any allocation of purchase price of a unit as described above is respected for United States federal income tax purposes.

U.S. Holders

Taxation of Distributions

Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution of cash or other property paid on our ordinary shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Subject to the PFIC rules discussed below, distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for United States federal income tax purposes.

Dividends paid by us out of our current or accumulated earnings and profits as described above generally will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. With respect to non-corporate U.S. Holders, under tax laws currently in effect and subject to certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), dividends generally will be treated as “qualified dividend income” and taxed at the lower applicable long-term capital gains rate (see “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Rights” below) only if our ordinary shares are readily tradable on an established securities market in the United States, the Company is not treated as a PFIC at the time the dividend was paid or in the preceding year and certain other requirements are met (including with respect to holding period). It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. U.S. Holders should consult their tax advisors regarding the availability of such lower rate for any dividends paid with respect to our ordinary shares.

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Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Rights

Subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss on the sale or other taxable disposition of our ordinary shares or rights (including on our dissolution and liquidation if we do not consummate an initial business combination within the required time period). Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for such ordinary shares or rights exceeds one year. It is unclear, however, whether certain redemption rights described in this prospectus may suspend the running of the applicable holding period for this purpose. If the running of the holding period is suspended, then non-corporate U.S. Holders may not be able to satisfy the one-year holding period requirement for long-term capital gain treatment, in which case any gain on a sale or taxable disposition of our ordinary shares or rights would be subject to short-term capital gain treatment and would be taxed at ordinary income rates.

The amount of gain or loss recognized on a sale or other taxable disposition generally will be equal to the difference between (i) the amount of cash and the fair market value of any property received in such disposition (or, if the ordinary shares or rights are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares or rights based upon the then fair market values of the ordinary shares and rights included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its ordinary shares or rights so disposed of. A U.S. Holder’s adjusted tax basis in its ordinary shares or rights generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to an ordinary share or a right, as described above under “Allocation of Purchase Price and Characterization of a Unit”) reduced, in the case of an ordinary share by any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder is currently eligible to be taxed at reduced rates. The deduction of capital losses is subject to certain limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.

Redemption of Ordinary Shares

Subject to the PFIC rules discussed below, in the event that a U.S. Holder’s ordinary shares are redeemed pursuant to the redemption provisions described in this prospectus under “Description of Securities - Ordinary Shares” or if we purchase a U.S. Holder’s ordinary shares in an open market transaction (in either case referred to herein as a “Redemption”), the treatment of the transaction for United States federal income tax purposes will depend on whether the redemption or purchase by us qualifies as a sale or exchange of the ordinary shares under Section 302 of the Code. If the redemption or purchase by us qualifies as a sale or exchange of ordinary shares, the U.S. Holder will be treated as described under “Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Ordinary Shares and Rights” above. If the redemption or purchase by us does not qualify as a sale of ordinary shares, the U.S. Holder will be treated as receiving a corporate distribution with the tax consequences described above under “Taxation of Distributions.” Whether a redemption or purchase by us qualifies for treatment as a sale or exchange will depend largely on the total number of our shares treated as held by the U.S. Holder (including any ordinary shares constructively owned by the U.S. Holder described in the following paragraph) relative to all of our shares outstanding both before and after such redemption or purchase. The redemption or purchase by us of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a corporate distribution) if such redemption or purchase by us (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only our ordinary shares actually owned by the U.S. Holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to ordinary shares owned directly, ordinary shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any ordinary shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include ordinary shares which could be acquired pursuant to the rights. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately following the redemption or purchase by us of ordinary shares must, among other requirements, be less than 80 percent of the percentage of our issued and outstanding voting shares actually and constructively owned by the U.S. Holder immediately before the redemption or purchase by us. Prior to our initial business combination, the ordinary shares may not be treated as voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable.

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There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by the U.S. Holder are redeemed or (ii) all of our ordinary shares actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of ordinary shares owned by certain family members and the U.S. Holder does not constructively own any other of our ordinary shares and otherwise complies with specific conditions.

Whether the redemption or purchase by us of the ordinary shares will not be essentially equivalent to a dividend if such redemption or purchase by us results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in us. Whether the redemption or purchase by us is essentially equivalent to a dividend with respect to a U.S. Holder generally will depend on the particular facts and circumstances applicable to the U.S. Holder, but generally will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult its own tax advisors as to the tax consequences of a redemption or purchase by us of any ordinary shares.

If none of the foregoing tests are satisfied, then the redemption or purchase by us of any ordinary shares will be treated as a corporate distribution and the tax effects will be as described under “Taxation of Distributions” above. After the application of those rules, any remaining tax basis of the U.S. Holder in the redeemed ordinary shares will be added to the U.S. Holder’s adjusted tax basis in its remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder is urged to consult its tax advisor as to the allocation of any remaining tax basis. U.S. Holders who actually or constructively own five percent (5%) (or, if the ordinary shares are not then publicly traded, one percent (1%)) or more of the ordinary shares (by vote or value) may be subject to special reporting requirements with respect to a redemption of ordinary shares, and such holders are urged to consult with their own tax advisers with respect to their reporting requirements.

Acquisition of Ordinary Shares Pursuant to Rights

The treatment of the rights to acquire ordinary shares is uncertain. The right may be viewed as a forward contract, derivative security or similar interest in our company (analogous to an option with no exercise price), and thus the holder of the right would not be viewed as owning the ordinary shares issuable pursuant to the rights until such ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued.

The tax consequences of an acquisition of our ordinary shares pursuant to rights are unclear and will depend on the treatment of any initial business combination. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of an acquisition of ordinary shares pursuant to rights and the consequences of any initial business combination.

Passive Foreign Investment Company Rules

A non-U.S. corporation will be classified as a PFIC for United States federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of assets giving rise to passive income.

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Because we are a blank check company, with no current active operating business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a startup exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “startup year”), if (i) no predecessor of the corporation was a PFIC; (ii) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the startup year; and (iii) the corporation is not in fact a PFIC for either of those years. The applicability of the startup exception to us will not be known until after the close of our current taxable year and, perhaps, until the end of our two taxable years following our startup year (within the meaning of the startup exception). Further, after the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC (or we do not complete a business acquisition by the end of the first taxable year after the taxable year of our formation), then we will likely not qualify for the startup exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year will not be determinable until after the end of such taxable year (and, in the case of the startup exception to our current taxable year, perhaps not until after the end of our two taxable years following our startup year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year. In addition, our U.S. counsel expresses no opinion with respect to our PFIC status for our current or future taxable years.

Although our PFIC status is determined annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held (or is deemed to have held) ordinary shares or rights while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. If we are determined to be a PFIC for any shares or rights and, in the case of our ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election or a mark-to-market election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, as described below, such U.S. Holder generally will be subject to special rules with respect to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or rights and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules:

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or rights;

●	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

●	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional amount equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

In general, if we are determined to be a PFIC, a U.S. Holder may be able to avoid certain PFIC tax consequences described above in respect to our ordinary shares (but not our rights) by making and maintaining a timely and valid QEF election (if eligible to do so) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

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The treatment of the rights to acquire our ordinary shares is unclear. For example, the rights may be viewed as a forward contract, derivative security or similar interest in our company (analogous to an option with no exercise price), and thus the holder of the right would not be viewed as owning the ordinary shares issuable pursuant to the rights until such ordinary shares are actually issued. There may be other alternative characterizations of the rights that the IRS may successfully assert, including that the rights are treated as equity in our company at the time the rights are issued, that would reach different conclusions regarding the tax treatment of the rights under the PFIC rules. In any case, depending on which characterization is successfully applied to the rights, different PFIC consequences may result for U.S. Holders of the rights. It is also likely that a U.S. Holder of rights would not be able to make a QEF or mark-to-market election (discussed below) with respect to such U.S. Holder’s rights. Due to the uncertainty of the application of the PFIC rules to the rights, all potential investors are strongly urged to consult with their own tax advisors regarding an investment in the rights offered hereunder as part of the units offering and the subsequent consequences to holders of such rights in any initial business combination.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed United States federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances. A QEF election may not be made with respect to our rights.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from us. If we determine we are a PFIC for any taxable year upon written request, we will endeavor to provide to a U.S. Holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election, but there is no assurance that we will timely provide such required information. There is also no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the excess distribution rules discussed above do not apply to such ordinary shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no additional interest charge will be imposed under the PFIC rules. As discussed above, if we are a PFIC for any taxable year, a U.S. Holder of our ordinary shares that has made a QEF election will be currently taxed on its pro rata share of our earnings and profits, whether or not distributed for such year. A subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable when distributed to such U.S. Holder. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. In addition, if we are not a PFIC for any taxable year, such U.S. Holder will not be subject to the QEF inclusion regime with respect to our ordinary shares for such a taxable year.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares in us and for which we are determined to be a PFIC, such U.S. Holder generally will not be subject to the PFIC rules described above in respect of its ordinary shares. Instead, in general, the U.S. Holder will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its ordinary shares at the end of such year over its adjusted basis in its ordinary shares. These amounts of ordinary income would not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to rights.

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The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which we intend to list the ordinary shares), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the ordinary shares ceased to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consented to the revocation of the election. U.S. Holders are urged to consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon written request we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. There can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide such required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and such other information as may be required by the U.S. Department of the Treasury. Failure to do so, if required, will extend the statute of limitations until such required information is furnished to the IRS.

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares or rights should consult their own tax advisors concerning the application of the PFIC rules to our securities under their particular circumstances.

Tax Reporting

Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement, and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. Furthermore, certain U.S. Holders who are individuals and certain entities will be required to report information with respect to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938 (Statement of Specified Foreign Financial Assets), subject to certain exceptions. Specified foreign financial assets generally include any financial account maintained with a non-U.S. financial institution and should also include the ordinary shares and rights if they are not held in an account maintained with a U.S. financial institution. Persons who are required to report specified foreign financial assets and fail to do so may be subject to substantial penalties, and the period of limitations on assessment and collection of U.S. federal income taxes will generally be extended in the event of a failure to comply. Potential investors are urged to consult their tax advisors regarding the foreign financial asset and other reporting obligations and their application to an investment in our ordinary shares and rights.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our units, ordinary shares or rights (other than a partnership or other entity or arrangement treated as a partnership for U.S. Federal income tax purposes) who or that is for United States federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

●	a foreign corporation; or

●	an estate or trust that is not a U.S. Holder;

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but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the United States federal income tax consequences of the sale or other disposition of our securities.

Dividends (including constructive distributions treated as dividends) paid or deemed paid to a Non-U.S. Holder in respect of our ordinary shares generally will not be subject to United States federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such Non-U.S. Holder maintains in the United States). If the dividend, despite being paid by a foreign corporation, is deemed to be U.S. source under Section 861(b)(2)(B) of the Code and Treas. Reg. § 1.861-3(a)(3), then withholding under Sections 871 and 882(a) at 30%, unless lower or eliminated by an applicable tax treaty. In addition, a Non-U.S. Holder generally will not be subject to United States federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or rights unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).

Dividends (including constructive distributions treated as dividends) and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to United States federal income tax at the same regular United States federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for United States federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

As described under “U.S. Holders - Acquisition of Ordinary Shares Pursuant to Rights,” the tax consequences of an acquisition of our ordinary shares pursuant to rights are unclear and will depend on the tax treatment of any initial business combination. In addition, the tax treatment of a right that expires worthless is unclear. Accordingly, Non-U.S. Holders should consult their tax advisors regarding the tax consequences of an acquisition of ordinary shares pursuant to rights and the consequences of any initial business combination and the tax treatment of any losses that result if the rights expire worthless.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible United States backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. U.S. Holders who are required to establish their exempt status may be required to provide such certification on IRS Form W-9. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s United States federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Holders are urged to consult their tax advisors with respect to the tax consequences to them of the acquisition, ownership and disposition of our ordinary shares and rights, including the tax consequences under U.S. federal, state and local, estate, non-U.S. and other tax laws and tax treaties and the possible effects of changes in U.S. or other tax laws.

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UNDERWRITING

We are offering the units described in this prospectus through the underwriters named below. Blue Diamond is acting as the representative of the underwriters. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, the underwriters named below have agreed to purchase, and we have agreed to sell to the underwriters, the following number of units set forth opposite the underwriter’s name.

Underwriters	Number of Units
Blue Diamond	[●]
[●]
7,500,000

The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.

Pricing of the Offering

Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $[*] per unit. If all of the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The underwriters have advised us that they do not intend to make sales to discretionary accounts.

Prior to this offering, there was no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the underwriters. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in the equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, ordinary shares or rights will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, ordinary shares or rights will develop and continue after this offering.

Over-allotment Option

If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the closing of this offering, to purchase up to 1,125,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.

Lock-up

Our initial shareholders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees), respectively, until the earlier of (1) six months after the completion of our initial business combination; or (2) the date following the consummation of our initial business combination on which we complete a liquidation, merger, share exchange or other similar transaction that results in all of our shareholders having the right to exchange their shares for cash, securities or other property (the “Lock-Up”). Notwithstanding the foregoing, the Founder Shares will be released from the Lock-Up if (1) the reported closing price of our ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share capitalizations, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period following our initial business combination or (2) we complete a liquidation, merger, share exchange or other similar transaction after our initial business combination that results in all of our shareholders having the right to exchange their shares for cash, securities or other property. Additionally, our initial shareholders have agreed not to transfer, assign or sell any of Private Units (including the securities underlying such units) until at least 30 days after the completion of our initial business combination (except to permitted transferees). Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any Founder Shares and the Private Units, as applicable. However, if after our initial business combination, there is a transaction whereby all the outstanding shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the Founder Shares or the Private Units (or any ordinary shares thereunder) shall be permitted to participate.

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Listing

We will apply to have our units listed on the Nasdaq under the symbol “TEACU,” and our ordinary shares and rights, once they begin separate trading, to be listed on the Nasdaq under the symbol “TEAC” and “TEACR,” respectively.

Discounts and Expenses

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

	Per Unit	Total
Public offering price	$10.00	$75,000,000
Underwriting discounts and commissions(1)	$0.125	$937,500
Proceeds, before expenses, to us	$9.875	$74,062,500

(1) Includes $0.125 per unit, or $937,500 (or $1,078,125 if the underwriters’ over-allotment option is exercised in full) in the aggregate, payable to the underwriters in cash upon the consummation of this initial public offering, and excludes the deferred underwriting commissions, which are equal to 3% of the gross proceeds of this offering remaining in the trust account at the closing of the initial business combination. The deferred underwriting commissions will be placed in a trust account in the United States as described herein and payable to the underwriters in cash upon the consummation of our initial business combination. Excludes certain fees and expenses payable to the underwriters in connection with this offering.

If we do not complete our initial business combination and subsequently liquidate, Blue Diamond has agreed that it will forfeit any rights or claims to its deferred underwriting discounts and commissions then in the trust account upon liquidation.

We estimate that our portion of the total expenses of this offering payable by us will be $1,487,500 excluding underwriting discounts and commissions.

We have paid an expense advance to Blue Diamond of $25,000 (the “Initial Advance”). An additional $25,000 (collectively, with the Initial Advance, the “Advance”) will be paid to Blue Diamond concurrently with the initial public filing of the registration statement of which this prospectus forms a part to the U.S. Securities and Exchange Commission. The Advance shall be applied towards the Expense Cap (as defined below) set forth herein and any portion of the Advance shall be returned back to the company to the extent not actually incurred pursuant to FINRA Rule 5110 (g)(4)(A).

We will bear all fees, disbursements and expenses in connection with the offering, including, without limitation: the costs of preparing, printing, mailing and delivering the registration statement, the preliminary and final prospectus contained therein and amendments thereto, post-effective amendments and supplements thereto, the underwriting agreement and related documents (all in such quantities as Blue Diamond may reasonably require); preparing and printing stock certificates and warrant certificates; the costs of any “due diligence” meetings; net roadshow; filing fees (including SEC filing fees), costs and expenses (including third party expenses and disbursements) incurred in registering the offering, FINRA filing fees; costs of background checks and preparation of leather bound volumes and Lucite cube mementos in such quantities as Blue Diamond may reasonably request; transfer taxes, all fees, and any expenses and fees incurred by Blue Diamond’ counsel, and transfer and rights agent and registrar fees; provided however, that we will bear all fees for the costs of any “due diligence” meetings, net roadshow, background checks, preparation of leather bound volumes and Lucite cube mementos in such quantities as Blue Diamond may reasonably request and expenses and fees incurred by Blue Diamond’ counsel subject to a maximum amount of $100,000 (inclusive of the Advance) in the event there is a closing of the offering and $50,000 (inclusive of the Advance) in the event there is no closing (the “Expense Cap”).

No discounts or commissions will be paid on the sale of the Private Units.

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Representative Shares

We have agreed to issue to Blue Diamond 135,000 ordinary shares (or 155,250 ordinary shares if the over-allotment option is exercised in full) as representative compensation at the closing of the offering (the “Representative Shares”). Blue Diamond has agreed not to transfer, assign or sell any such Representative Shares until 180 days after the completion of our initial business combination. The Representative Shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the commencement of sales in this offering pursuant to FINRA Rule 5110(e)(1). Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the commencement of sales in this offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the commencement of sales in this offering except to any underwriter and selected dealer participating in this offering and their officers, partners, registered persons or affiliates.

In addition, Blue Diamond has agreed with respect to the Representative Shares, (i) to vote for at a shareholder meeting to approve a business combination or any amendment to the company’s post-offering amended and restated memorandum and articles of association to modify the substance or timing of its obligation to allow redemptions in connection with a business combination, (ii) to waive their redemption rights with respect to such shares until the completion of the business combination, in connection with the completion of the company’s initial business combination or a shareholder vote to approve an amendment to our post-offering amended and restated memorandum and articles of association to modify the substance or timing of the its obligation to allow redemptions in connection with a business combination, and (iii) to waive its rights to liquidating distributions from the trust account with respect to such shares if the company fails to complete its initial business combination within the timeline provided in the company’s post-offering amended and restated memorandum and articles of association.

Stabilization

In connection with the offering, the underwriters may purchase and sell units in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions, which may include purchases pursuant to the over-allotment option and stabilizing purchases, in accordance with Regulation M under the Exchange Act.

● Short sales involve secondary market sales by the underwriters of a greater number of units than it is required to purchase in the offering.

● “Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.

● “Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.

● Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.

● To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

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● To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

● Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, it may discontinue them at any time.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

We are not under any contractual obligation to engage the underwriters to provide any services for us after this offering, and have no present intent to do so. However, the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If the underwriters provide services to us after this offering, we may pay the underwriters fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with the underwriters and no fees for such services will be paid to the underwriters prior to the date that is 60 days following the effective date of the offering, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which it is affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of an initial business combination.

The underwriters and their affiliates may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates, for which it may in the future receive, customary fees and commissions for any such transactions.

The underwriters and their affiliates are financial institutions engaged in various activities, which may include, among other things, securities trading, commercial and investment banking, financial advisory, investment management, financing and brokerage activities. Such underwriters and their affiliates have in the past, in the ordinary course of business, provided certain of these services to affiliates of the sponsor, and have arrangements in place whereby they may currently or in the future provide such services to affiliates of the sponsor, for which they have received and may receive customary fees, interest, commissions and other compensation.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of ordinary shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

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Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the EEA (each a “Relevant State”), no units have been offered or will be offered pursuant to this offering to the public in that Relevant State prior to the publication of a prospectus in relation to the units which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the EU Prospectus Regulation, except that offers of units may be made to the public in that Relevant State at any time under the following exemptions under the EU Prospectus Regulation:

a)	to any legal entity which is a qualified investor as defined under Article 2 of the EU Prospectus Regulation;

b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the EU Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c)	in any other circumstances falling within Article 1(4) of the EU Prospectus Regulation,

provided that no such offer of units shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the EU Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the EU Prospectus Regulation. Each person who initially acquires any units or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and their affiliates and us that it is a “qualified investor” within the meaning of Article 2 of the EU Prospectus Regulation. In the case of any units being offered to a financial intermediary as that term is used in Article 5 of the EU Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the units acquired by it in this offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any units to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the representatives have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to the units in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “EU Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to Prospective Investors in the United Kingdom

No units have been offered or will be offered pursuant to the offering to the public in the U.K. prior to the publication of a prospectus in relation to the units which has been approved by the Financial Conduct Authority in accordance with the U.K. Prospectus Regulation (as defined below), except that the units may be offered to the public in the U.K. at any time:

a)	to any legal entity which is a qualified investor as defined under Article 2 of the U.K. Prospectus Regulation;

b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the U.K. Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

c)	in any other circumstances falling within Section 86 of the FSMA;

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provided that no such offer of the units shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the U.K. Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the units in the U.K. means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “U.K. Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the U.K., this prospectus is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the U.K. Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order, all such persons together being referred to as “relevant persons,” or otherwise in circumstances which have not resulted and will not result in an offer to the public of the units in the U.K. within the meaning of the FSMA.

Any person in the U.K. that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the U.K., any investment or investment activity that this prospectus relates to may be made or taken exclusively by relevant persons.

Notice to Prospective Investors in Hong Kong

The units have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the units has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The units have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the units nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the units were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

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Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the units pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer;

(iii) where the transfer is by operation of law; or

(iv) as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada

The units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriters’ conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (the “DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The units to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the units offered should conduct their own due diligence on the units. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

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Notice to Prospective Investors in Australia

This prospectus:

● does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

● has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”) as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

● may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The units may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the units may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any units may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the units, you represent and warrant to us and the selling shareholder that you are an Exempt Investor.

As any offer of units under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 15 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the units you undertake to us and the selling shareholder that you will not, for a period of 15 months from the date of issue of the units, offer, transfer, assign or otherwise alienate those units to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Switzerland

The units may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the units or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of units will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of units has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of units.

Cayman Islands

No offer or invitation, whether directly or indirectly, is being or may be made to the public in the Cayman Islands to subscribe for any of our securities.

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LEGAL MATTERS

Jingtian NY LLP is acting as United States counsel in connection with the registration of our securities under the Securities Act and will pass on the validity of the rights offered in the prospectus. Legal matters as to Cayman Islands law, as well as the validity of the issuance of the ordinary shares offered in this prospectus, will be passed upon for us by Harney Westwood & Riegels. In connection with this offering, Sichenzia Ross Ference Carmel LLP is acting as U.S. securities counsel to the underwriters.

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EXPERTS

The financial statements of Tidewise Acquisition Corporation as of January 31, 2026 and for the period from January 15, 2026 (inception) through January 31, 2026 included in this prospectus have been so included in reliance on the report (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of HYYH CPA. LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The office of HYYH CPA. LLC is located at 20 S Charles St Ste 403 #1878, Baltimore, Maryland, MD 21201.

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WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement of which this prospectus forms a part and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

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TIDEWISE ACQUISITION CORPORATION
INDEX TO FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholder and the Board of Directors of
Tidewise Acquisition Corporation:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Tidewise Acquisition Corporation (the “Company”) as of January 31, 2026, and the related statements of operations, changes in shareholder’s deficit, and cash flows for the period from January 15, 2026 (inception) through January 31, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 31, 2026, and the results of its operations and its cash flows for the period from January 15, 2026 (inception) through January 31, 2026, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1, the Company has a significant working capital deficiency, has incurred significant losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ HYYH CPA. LLC

We have served as the Company’s auditor since 2026.

Baltimore, Maryland
May 12, 2026

F-2

TIDEWISE ACQUISITION CORPORATION
BALANCE SHEET
AS OF JANUARY 31, 2026

ASSETS
Total Assets	$-

LIABILITIES AND SHAREHOLDER’S DEFICIT
Current Liabilities
Promissory note - related party	$3,464
Total Current Liabilities	3,464
Total Liabilities	$3,464

Commitments and Contingencies (Note 7)

Shareholder’s Deficit
Ordinary shares, $0.0001 par value; 500,000,000 ordinary shares authorized; 3,354,167 shares issued and outstanding	$335
Additional paid-in capital	24,665
Subscription receivable	(25,000)
Accumulated deficit	(3,464)
Total Shareholder’s Deficit	$(3,464)
Total Liabilities and Shareholder’s Deficit	$-

(1)	On April 30, 2026, the Company entered into a subscription agreement, pursuant to which 3,354,167 Founder Shares were issued to Tidewise Capital Corporation (the “Sponsor”). The Company applied the retrospective approach to present the subsequent share issuance on January 15, 2026 in the Financial Statements.
(2)	Includes up to an aggregate of 437,500 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part (see Note 6).

See accompanying notes to financial statements.

F-3

TIDEWISE ACQUISITION CORPORATION
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 15, 2026 (INCEPTION) THROUGH JANUARY 31, 2026

Formation, general and administrative costs	$3,464
Net Loss	$(3,464)

Basic and diluted weighted average shares outstanding (1)	2,916,667
Basic and diluted net loss per share	$(0.001)

(1)	Excludes up to an aggregate of 437,500 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part (see Note 6).

See accompanying notes to financial statements.

F-4

TIDEWISE ACQUISITION CORPORATION
STATEMENT OF CHANGES IN SHAREHOLDER’S DEFICIT
FOR THE PERIOD FROM JANUARY 15, 2026 (INCEPTION) THROUGH JANUARY 31, 2026

	Ordinary Shares		Additional paid-in	Share subscription	Accumulated	Total shareholder’s
	No.	Amount	capital	receivable	deficit	deficit
Balance as of January 15, 2026 (Inception)	-	$-	$-	$-	$-	$-
Ordinary shares issued to Sponsor	3,354,167	335	24,665	(25,000)	-	-
Net loss	-	-		-	(3,464)	(3,464)
Balance as of January 31, 2026	3,354,167	$335	$24,665	$(25,000)	$(3,464)	$(3,464)

(1)	On April 30, 2026, the Sponsor surrendered 1 ordinary share to the Company for no consideration and the Company issued 3,354,167 Founder Shares to the Sponsor pursuant to a subscription agreement for an aggregate purchase price of $25,000. The financial statements have been retroactively restated to reflect the recapitalization as if it had occurred at inception (January 15, 2026).
(2)	Includes up to an aggregate of 437,500 ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part (see Note 6).

See accompanying notes to financial statements.

F-5

TIDEWISE ACQUISITION CORPORATION
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 15, 2026 (INCEPTION) THROUGH JANUARY 31, 2026

Cash Flows from Operating Activities:
Net loss	$(3,464)
Payment of general and administrative expenses through promissory note – related party	$3,464
Net cash used in operating activities	-

Net Change in Cash	-
Cash, beginning of the period	-
Cash at the end of the period	$-

Noncash investing and financing activities:
Formation and operating costs paid by Sponsor through promissory note	$3,464
Issuance of Founder Shares in exchange for subscription receivable	$25,000

See accompanying notes to financial statements.

F-6

TIDEWISE ACQUISITION CORPORATION
NOTES TO THE FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND BUSINESS BACKGROUND

Tidewise Acquisition Corporation (the “Company”) is a newly organized blank check company incorporated on January 15, 2026, under the laws of the Cayman Islands for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities (the “Business Combination”). The Company may pursue an initial business combination in high-tech and AI industries, among others. The Company has not selected any potential Business Combination target and the Company has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any potential Business Combination target.

As of January 31, 2026, the Company had not commenced any operations. All activities for the period from January 15, 2026 (inception) through January 31, 2026 related to the Company’s formation and the Proposed Public Offering (as defined below). The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

The Company’s Sponsor is Tidewise Capital Corporation, a British Virgin Islands business company with limited liability. The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 7,500,000 units at $10.00 per unit (the “Units”) (or 8,625,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3 (the “Proposed Public Offering”) and the sale of 203,750 Private Units at a price of $10.00 per Unit (or 217,813 Private Units if the underwriters’ over-allotment is exercised in full) in a private placement to the initial shareholder (the “Private Placement,” see Note 4).

The Company intends to list the Units on the Nasdaq Capital Market (“NASDAQ”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (as defined below) (excluding any taxes payable on the income earned on the trust account and excluding the amount of any deferred underwriting commissions) at the time of the signing of an agreement to enter into a Business Combination.

The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per Unit sold in the Proposed Public Offering, including the proceeds of the sale of the Private Units, will be held in a trust account (“trust account”) established with Odyssey Transfer and Trust Company, acting as trustee, and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, the holding of these assets in this form is intended to be temporary and for the sole purpose of facilitating the intended Business Combination. To mitigate the risk that the Company might be deemed to be an investment company for purposes of the Investment Company Act, which risk increases the longer that the Company holds investments in the trust account, the Company may, at any time (based on the Company’s management team’s ongoing assessment of all factors related to the Company’s potential status under the Investment Company Act), instruct the trustee to liquidate the investments held in the trust account and instead to hold the funds in the trust account in cash or in an interest bearing demand deposit account at a bank.

F-7

The Company will provide its shareholder with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholder will be entitled to redeem their Public Shares for a pro rata portion of the amount then on deposit in the trust account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the trust account and not previously released to the Company to pay its tax obligations (other than excise tax)).

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will:

●	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and

●	file tender offer documents with the SEC prior to completing the Company’s initial business combination which contain substantially the same financial and other information about the Company’s initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” In such case, the Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the issued and outstanding shares voted are voted in favor of the Business Combination.

The Company’s initial shareholder has agreed (if) waive their redemption rights with respect to their Founder Shares, private shares and public shares in connection with the completion of the Company’s initial Business Combination; (ii) waive their redemption rights with respect to their Founder Shares, private shares and public shares in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with its initial Business Combination or to redeem 100% of the Company’s public shares if the Company has not consummated an initial Business Combination within the completion window or (B) with respect to any other material provisions relating to shareholder’s rights or pre-initial business combination activity; (iii) waive their rights to liquidating distributions from the trust account with respect to their Founder Shares and private shares if the Company fails to complete the Company’s initial Business Combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if the Company fails to complete the initial Business Combination within the prescribed time frame and to liquidating distributions from assets outside the trust account; and (iv) vote any Founder Shares and private shares held by them and any public shares purchased during or after the Proposed Offering (including in open market and privately-negotiated transactions) in favor of the Company’s initial Business Combination (except that any public shares such parties may purchase in compliance with the requirements of Rule 14e-5 under the Exchange Act would not be voted in favor of approving the Business Combination transaction).

The Company will have until 24 months following the closing of the Proposed Public Offering to consummate an initial Business Combination. The Company may extend such period at the Sponsor’s sole discretion by up to two additional 3-month extensions, for a maximum aggregate period of 30 months from the closing of the Proposed Public Offering (the “Combination Period”). In connection with each 3-month extension, the Sponsor will deposit additional funds into the trust account. The amount to be placed in the trust account to support the extensions will be determined by negotiations between the Company and the representative of the underwriters.

F-8

If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter (and subject to lawfully available funds therefor), redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account, divided by the number of then-outstanding public shares, which redemption will completely extinguish public shareholder’s rights as shareholder (including the right to receive further liquidating distributions, if any), subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. The Company’s initial shareholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their Founder Shares and private shares if the Company fails to complete the initial business combination within the completion window, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if the Company fails to complete the initial business combination within the prescribed time frame.

The Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company (except for the Company’s independent auditors), or a prospective target business with which the Company has entered into a written letter of intent, confidentiality or other similar agreement or Business Combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.00 per public share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under the Company’s indemnity of the underwriters of the Proposed Offering against certain liabilities, including liabilities under the Securities Act. However, the Company has not asked the Company’s Sponsor to reserve for such indemnification obligations, nor has the Company independently verified whether the Company’s Sponsor has sufficient funds to satisfy its indemnity obligations and the Company believes that the Sponsor’s only assets are securities of the company. Therefore, the Company cannot assure you that the Sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for the Company’s initial Business Combination and redemptions could be reduced to less than $10.00 per public share. In such event, the Company is able to consummate its Business Combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of the Company’s officers or directors will indemnify the Company for claims by third parties including, without limitation, claims by vendors and prospective target businesses.

Going Concern Consideration

As of January 31, 2026, the Company had no cash, a working capital deficit of $3,464 and a net loss of $3,464, respectively. The Company expects to continue to incur significant costs in pursuit of its financing and acquisition plans. In connection with the Company’s assessment of going concern considerations in accordance with ASC Subtopic 205-40, Presentation of Financial Statements - Going Concern, the Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the date of the issuance of the financial statements. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management plans to address this uncertainty through a Proposed Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful within the Combination Period. Prior to the close of the Proposed Public Offering, the Sponsor agreed to loan the Company up to an aggregate amount of up to $600,000 (the “Promissory Note”) as discussed in Note 5 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering. The promissory note is non-interest bearing, unsecured and due on the earlier of (i) July 21, 2027, (ii) the consummation of this offering. The financial statements do not include any adjustments that might result from the Company’s inability to consummate the Proposed Public Offering or a Business Combination to continue as a going concern.

Risks and Uncertainties

Various social and political circumstances in the U.S. and around the world (including wars and other forms of conflict, including rising trade tensions between the United States and China, and other uncertainties regarding actual and potential shifts in the U.S. and foreign, trade, economic and other policies with other countries, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes and global health epidemics), may contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. Specifically, the rising conflict between Russia and Ukraine, and the rising conflicts in the Middle East, and resulting market volatility could adversely affect the Company’s ability to complete a Business Combination. In response to the conflict between Russia and Ukraine, the U.S. and other countries have imposed sanctions or other restrictive actions against Russia. Any of the above factors, including sanctions, export controls, tariffs, trade wars and other governmental actions, could have a material adverse effect on the Company’s ability to complete a Business Combination and the value of the Company’s securities.

F-9

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. A change in accounting estimate shall be accounted for in the period of change if the change affects that period only or in the period of change and future periods if the change affects both.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Deferred offering costs

The Company complies with the requirement of the ASC 340-10-S99-1 and SEC Staff Accounting Bulletin (“SAB”) Topic 5A — “Expenses of Offering.” Deferred Offering costs represent the incremental costs incurred for the Company’s special purpose acquisition company (“SPAC”), consisting of underwriting, legal expense incurred for preparation of registration statements, financial advisor fees, registration fees and other expenses incurred through the balance sheet date that are directly related to the intended SPAC. These costs are deferred and capitalized in the balance sheet as deferred offering costs which will be later recorded as a reduction of additional paid-in-capital upon the completion of the SPAC. If the SPAC is aborted, the deferred offering costs must be expensed immediately. As of January 31, 2026, the Company has no deferred offering costs.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, Fair Value Measurement (“ASC 820”), approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

F-10

Income taxes

The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the condensed financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the condensed financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of January 31, 2026, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

The Company is considered to be a Cayman Islands exempted company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.

Net loss per share

The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 437,500 ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 6). As of January 31, 2026, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, “Derivatives and Hedging”. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date. The underwriters’ over-allotment option is deemed to be a freestanding financial instrument indexed on the contingently redeemable shares and will be accounted for as a liability pursuant to ASC 480 if not fully exercised at the time of the Proposed Public Offering.

F-11

Rights

The Company will account for the Public and Private Placement Rights (as defined in Notes 3 and 4) to be issued in connection with the Proposed Public Offering and the private placement in accordance with the guidance contained in FASB ASC Topic 815, “Derivatives and Hedging”. Accordingly, the Company evaluated and will classify the rights under equity treatment at their assigned values. There are no Public or Private Placement Rights currently outstanding as of January 31, 2026.

Recent accounting pronouncements

In November 2023, the FASB issued ASU 2023-07, “Segment reporting (Topic 280): Improvements to Reportable Segment Disclosures” (“ASU 2023-07”). The amendments in this ASU require disclosures, on an annual and interim basis, of significant segment expenses that are regularly provided to the chief operating decision maker (“CODM”), as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. The ASU requires that a public entity disclose the title and position of the CODM and an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources. Public entities will be required to provide all annual disclosures currently required by Topic 280 in interim periods, and entities with a single reportable segment are required to provide all the disclosures required by the amendments in this ASU and existing segment disclosures in Topic 280. The ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted ASU 2023-07 on January 15, 2026, the date of its incorporation. See Note 8 for further information.

In December 2023, the FASB issued ASU 2023-09, “Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which requires disclosure of incremental income tax information within the rate reconciliation and expanded disclosures of income taxes paid, among other disclosure requirements. ASU 2023-09 is effective for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company adopted this guidance on January 15, 2026, the date of its incorporation. As the Company is a Cayman Islands exempted company not subject to U.S. federal income taxes, the adoption of ASU 2023-09 did not have a significant impact on the Company’s financial statements.

The Company’s management does not believe that any recently issued, but not effective, accounting standards, if currently adopted would have a material effect on the Company’s financial statements.

F-12

NOTE 3 – PROPOSED PUBLIC OFFERING

The Proposed Public Offering calls for the Company to offer for sale up to 7,500,000 Units at a proposed public offering price of $10.00 per Unit (plus up to an additional 1,125,000 units in a 45-day option to cover over-allotments, if any). Each Unit will consist of one ordinary share and one right (“Public Right”). Each whole Public Right will entitle the holder to receive one-fifth (1/5) ordinary share upon consummation of initial business combination. Only a full right can be utilized in an exchange. The Company accounts for the Public Rights as equity-classified instruments. See Note 2 — Significant Accounting Policies for further details regarding the accounting treatment.

NOTE 4 – PRIVATE PLACEMENT

The Sponsor and/or their designees will agree to purchase an aggregate of 203,750 Private Units (or 217,813 Private Units if the underwriters’ over-allotment is exercised in full) at $10.00 per Private Placement Unit (for a total purchase price of $2,037,500 or $2,178,130 in the aggregate if the underwriters’ over-allotment is exercised in full) in a private placement that will occur simultaneously with the closing of the Proposed Public Offering.

Each Private Placement Unit consists of one Private Placement Share and one right (“Private Placement Right”). Each Private Placement Right will entitle the holder to receive one-fifth (1/5) ordinary share upon consummation of the initial business combination. The Private Units are identical to the Units sold in the Proposed Offering, as described in Note 3, except that (i) the holders may not redeem the ordinary shares underlying the units, and (ii) the Private Units may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the initial Business Combination, and are entitled to registration rights. The proceeds from the sale of the Private Units will be added to the net proceeds from the Proposed Offering held in the trust account.

NOTE 5 – RELATED PARTY TRANSACTIONS

Mr. Thomas Patrick Gehl, the Company’s Chief Executive Officer and Chairman, is the beneficial owner of the Sponsor and exercises voting and investment discretion with respect to the Founder Shares held by the Sponsor.

Founder Shares

As of January 15, 2026, there was 1 ordinary share issued and outstanding, held by our Sponsor. On April 30, 2026, an aggregate of 3,354,167 Founder Shares were issued to the Sponsor for an aggregate purchase price of $25,000 and, the Sponsor surrendered that 1 ordinary share to the Company for no consideration. The 3,354,167 Founder Shares held by shareholder including an aggregate of up to 437,500 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full or in part, so that the initial shareholder will collectively own 28% of the Company’s issued and outstanding shares after the Proposed Public Offering (assuming the initial shareholder do not purchase any Public Units in the Proposed Public Offering, the Representative Shares and excluding ordinary shares contained with the Private Units) (see Note 6).

Promissory Note — Sponsor

On January 21, 2026, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $600,000, to be used for payment of costs related to the Proposed Offering. The promissory note is non-interest bearing, unsecured and due on the earlier of (i) July 21, 2027, (ii) the consummation of this offering. As of January 31, 2026, the principal amount due and owing under the Promissory Note was $3,464.

Administrative Services Agreement

Pursuant to the engagement letter with the Representative, commencing on the effective date of the Registration Statement, an affiliate of the Sponsor may charge the Company an allocable portion of overhead, not to exceed $10,000 per month in the aggregate, for office space, utilities and personnel, for the duration of the Combination Period. The Sponsor will also be entitled to reimbursement of reasonable out-of-pocket expenses incurred in connection with identifying and consummating a Business Combination, provided that any single expense in excess of $5,000 or aggregate expenses in excess of $25,000 shall require prior written approval of the Company.

NOTE 6 – SHAREHOLDER’S DEFICIT

Ordinary shares

The Company is authorized to issue a total of 500,000,000 ordinary shares at par value of $0.0001 each. As of January 15, 2026, there was one ordinary share issued and outstanding, held by our Sponsor. On April 30, 2026, an aggregate of 3,354,167 Founder Shares were issued to our Sponsor for an aggregate purchase price of $25,000. On April 30, 2026, the Sponsor surrendered that one ordinary share to the Company for no consideration. The Founder Shares held by shareholder including an aggregate of up to 437,500 shares subject to forfeiture to the extent that the underwriters’ over-allotment is not exercised in full.

Rights — Each holder of a right will receive one-fifth (1/5) ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Proposed Public Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive 1/5 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).

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NOTE 7 – COMMITMENTS AND CONTINGENCIES

Registration Rights

The holders of the Founder Shares, Private Units (and underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The Company has engaged Blue Diamond Securities of America LLC (“Blue Diamond” or the “Representative”) as the sole bookrunner and sole managing underwriter for the Company’s Proposed Public Offering.

The Company will grant the Representative a 45-day option from the date of the Proposed Public Offering to purchase up to an additional 1,125,000 Units to cover over-allotments, if any. The Representative will be entitled to a cash underwriting discount of 1.25% of the gross proceeds of the Proposed Public Offering, or $937,500 (or up to $1,078,125 if the Representative’s over-allotment option is exercised in full), and 135,000 Representative Shares (or 155,250 Representative Shares if the over-allotment option is exercised in full) at the closing of the Proposed Public Offering. Blue Diamond has agreed not to transfer, assign or sell any such Representative Shares until 180 days after the completion of our initial business combination. Further, the Representative Shares are subject to a 180-day lock-up from the date of the commencement of sales of the Proposed Public Offering pursuant to FINRA Rule 5110(e)(1). Additionally, the Representative will be entitled to a deferred underwriting commission of 3.0% of the gross proceeds of the Proposed Public Offering remaining in the trust account at the closing of the business combination, or $2,250,000 (or up to $2,587,500 if the Representative’s over-allotment option is exercised in full), which amount assumes no redemptions by public shareholders and would be reduced based on the level of redemptions in connection with our initial business combination. The deferred underwriting commissions will be held in the trust account from the closing of the Proposed Public Offering and payable to the Representative in cash upon the consummation of the Company’s initial Business Combination. If the Company is unable to complete a Business Combination within the Combination Period, the Representative will forfeit any rights or claims to the deferred underwriting commission held in the trust account.

There will be no underwriting fees or commissions due with respect to the Private Placement.

NOTE 8 – SEGMENT REPORTING

ASC Topic 280, “Segment Reporting,” establishes standards for companies to report in their financial statement information about operating segments, products, services, geographic areas, and major customers. Operating segments are defined as components of an enterprise for which separate financial information is available that is regularly evaluated by the Company’s chief operating decision maker, or group, in deciding how to allocate resources and assess performance.

The Company’s chief operating decision maker has been identified as the Chief Executive Officer (“CODM”), who reviews the operating results for the Company as a whole to make decisions about allocating resources and assessing financial performance. Accordingly, management has determined that the Company only has one operating segment.

When evaluating the Company’s performance and making key decisions regarding resource allocation the CODM reviews several key metrics, which include the following:

For the Period from January 15, 2026 (inception) through January 31, 2026
Formation, general and administrative costs	$(3,464)

The key measures of segment profit or loss reviewed by the CODM are formation, general and administrative costs. Formation, general and administrative costs are reviewed and monitored by the CODM to manage and forecast cash to ensure enough capital is available to complete a Proposed Offering and eventually a Business Combination within the Combination Period. The CODM also reviews formation, general and administrative costs to manage, maintain and enforce all contractual agreements to ensure costs are aligned with all agreements and budget.

NOTE 9– SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date the financial statements were available to be issued. Based upon the review, the Company did not identify other subsequent events except the following event that would have required adjustment or disclosure in the financial statements.

As of the date of filing, the Promissory note - related party amount of $155,096 was outstanding.

On April 30, 2026, the Company issued an aggregate of 3,354,167 ordinary shares to the Sponsor for a total cash purchase price of $25,000. This issuance has been retroactively presented as outstanding as of January 31, 2026. Prior to such issuance, the Sponsor held 1 issued and outstanding ordinary share, which was surrendered to the Company for no consideration on April 30, 2026.

F-14

7,500,000 Units

Tidewise Acquisition Corporation

PRELIMINARY PROSPECTUS

       , 2026

Sole Book-Running Manager

Blue Diamond Securities of America LLC

Until     , 2026 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PART II

Information not required in prospectus

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Legal fees and expenses	$200,000
Accounting fees and expenses	$60,000
Printing and road show expenses	$10,000
SEC/FINRA expenses	$20,000
Nasdaq listing and filing fees	$80,000
Reimbursement to underwriters for expenses	$100,000
Miscellaneous expenses	$80,000
Total	$550,000

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provide that every director (including any alternate director), secretary, assistant secretary, or other officer for the time being and from time to time of our company (but not including our company’s auditors) and the personal representatives of the same (each an “Indemnified Person”) shall be indemnified and secured harmless against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

We will enter into indemnity agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

On April 30, 2026, we entered into a subscription agreement, pursuant to which 3,354,167 Founder Shares were issued to the sponsor for $25,000 (up to 437,500 shares of which are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised) and one share was surrendered by the sponsor to the Company without consideration. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

In addition, our initial shareholders have committed to purchase from us Private Units at $10.00 per unit (for an aggregate purchase price of $2,037,500, or up to $2,178,130 if the underwriters’ over-allotment option is exercised in full). The purchase of the Private Units will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits. The following exhibits are being filed herewith:

Exhibit	Description
1.1*	Form of Underwriting Agreement
3.1	Memorandum and Artiles of Association of the Registrant
3.2*	Form of Amended and Restated Memorandum and Articles of Association of the Registrant
4.1	Specimen Unit Certificate
4.2	Specimen Ordinary Share Certificate
4.3	Specimen Rights Certificate (included in Exhibit 4.4)
4.4	Form of Rights Agreement between Odyssey Transfer & Trust Company and the Registrant
5.1	Opinion of Harney Westwood & Riegels
5.2	Opinion of Jingtian NY LLP
10.1	Securities Subscription Agreement, dated April 30, 2026, between the Registrant and Tidewise Capital Corp.
10.2	Form of Letter Agreement among the Registrant, its directors and officers, Tidewise Capital Corp. and the other initial shareholders
10.3	Form of Investment Management Trust Agreement between Odyssey Transfer & Trust Company and the Registrant
10.4*	Form of Registration Rights Agreement among the Registrant and securityholders
10.5*	Form of Indemnity Agreement
10.6	Form of Private Units Purchase Agreement between the Registrant and the initial shareholders
10.7	Promissory Note, dated as of January 21, 2026, as amended, issued to the sponsor
10.8*	Administrative Services Agreement by and between the Registrant and Tidewise Capital Corp.
14	Form of Code of Conduct
23.1	Consent of HYYH CPA. LLC
23.2	Consent of Harney Westwood & Riegels (included in Exhibit 5.1)
23.3	Consent of Jingtian NY LLP (included in Exhibit 5.2)
24.1	Powers of Attorney (included on signature page)
99.1	Consent of Consent of Jason Dodier
99.2	Consent of Yuan Lu
99.3	Consent of Patrick Swint
99.4	Form of Audit Committee Charter
99.5	Form of Compensation Committee Charter
107	Filing Fee Table

*	To be filed by amendment.

(a)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

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ITEM 17. UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	For the purpose of determining liability under the Securities Act of 1933 of any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser. II-3

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 12, 2026.

Tidewise Acquisition Corporation

By:	/s/ Thomas Patrick Gehl
Name:	Thomas Patrick Gehl
Title:	Chief Executive Officer and Chairman

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Thomas Patrick Gehl	Chief Executive Officer and Executive Chair	May 12, 2026
Thomas Patrick Gehl	(principal executive officer)

/s/ Eunjeong Cheong	Chief Financial Officer and Director	May 12, 2026
Eunjeong Cheong	(principal financial and accounting officer)

AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of America of Tidewise Acquisition Corporation, has signed this registration statement or amendment thereto on May 12, 2026.

Cogency Global Inc.

Authorized U.S. Representative

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.

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